Exhibit 10.1

CREDIT AGREEMENT

among

GENCO SHIPPING & TRADING LIMITED,

VARIOUS LENDERS,

and

NORDEA BANK FINLAND PLC,

acting through its New York branch,

as Administrative Agent, Mandated Lead Arranger, Bookrunner and Collateral Agent,

BAYERISCHE HYPO- UND VEREINSBANK AG,

as Mandated Lead Arranger and Bookrunner,

DNB NOR BANK ASA,

as Mandated Lead Arranger,

and

SUMITOMO MITSUI BANKING CORPORATION,
acting through its Brussels branch,
as Mandated Lead Arranger
__________________________________

Dated as of September 4, 2008
__________________________________

SECTON 1.	AMOUNT AND TERMS OF THE FACILITY	1

1.01	The Commitments	1

1.02	Amount of Each Borrowing; Limitation on Number of Borrowings	1

1.03	Notice of Borrowing	2

1.04	Disbursement of Funds	2

1.05	Notes	3

1.06	Pro Rata Borrowings	4

1.07	Interest	4

1.08	Interest Periods	4

1.09	Increased Costs, Illegality, etc	5

1.10	Compensation	8

1.11	Change of Lending Office	8

1.12	Replacement of Lenders	8

SECTON 2.	COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT	9

2.01	Commitment Commission; Fees	9

2.02	Voluntary Termination of Unutilized Commitments	9

2.03	Mandatory Reduction of Commitments	10

SECTON 3.	REPAYMENTS; PREPAYMENTS; TAXES	10

3.01	Scheduled Repayments	10

3.02	Voluntary Prepayments	10

3.03	Mandatory Repayments	11

3.04	Method and Place of Payment	12

3.05	Net Payments; Taxes	12

SECTON 4.	CONDITIONS PRECEDENT	14

4.01	Opinions of Counsel	14

4.02	Corporate Documents; Proceedings; etc	14

4.03	Subsidiaries Guaranty	15

4.04	Solvency/Minimum Consolidated Net Worth Certificate	15

4.05	Purchase Contracts	15

4.06	Approvals	15

4.07	Litigation	15

4.08	Material Adverse Effect	16

4.09	Environmental Laws	16

4.10	Fees	16

4.11	No Conflicts	16

SECTON 5.	CONDITIONS PRECEDENT TO BORROWINGS UNDER THE FACILITY	16

5.01	Opinions of Counsel	16

5.02	Corporate Documents; Proceedings; etc	17

5.03	Pledge and Security Agreement	17

5.04	Assignments of Earnings, Insurances and Charter	18

5.05	Control Agreement	18

5.06	Mortgages	18

5.07	Vessel Documents	18

5.08	Management and Service Agreements	19

5.09	Environmental Laws	20

SECTON 6.	FURTHER CONDITIONS PRECEDENT	20

6.01	Further Conditions Precedent	20

SECTON 7.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	20

7.01	Corporate/Limited Liability Company/Limited Partnership Status	20

7.02	Corporate Power and Authority	21

7.03	No Violation	21

7.04	Governmental Approvals	21

7.05	Financial Statements; Financial Condition; Undisclosed Liabilities	21

7.06	Litigation	23

7.07	True and Complete Disclosure	23

7.08	Use of Proceeds; Margin Regulations	23

7.09	Tax Returns and Payments	23

7.10	Compliance with ERISA	23

7.11	The Security Documents	25

7.12	Representations and Warranties in Documents	25

7.13	Subsidiaries	25

7.14	Compliance with Statutes, etc	25

7.15	Investment Company Act	25

7.16	Pollution and Other Regulations	25

7.17	Labor Relations	26

7.18	Patents, Licenses, Franchises and Formulas	26

7.19	Indebtedness	26

7.20	Insurance	27

7.21	Concerning the Vessels	27

7.22	Citizenship	27

(ii)

7.23	Vessel Classification	27

7.24	No Immunity	27

7.25	Fees and Enforcement	27

7.26	Form of Documentation	27

7.27	Vessel Acquisitions	28

SECTON 8.	AFFIRMATIVE COVENANTS	28

8.01	Information Covenants	28

8.02	Books, Records and Inspections	31

8.03	Maintenance of Property; Insurance; Mortgagee Interest Insurance	31

8.04	Corporate Franchises	31

8.05	Compliance with Statutes, etc	32

8.06	Compliance with Environmental Laws	32

8.07	ERISA	33

8.08	End of Fiscal Years; Fiscal Quarters	34

8.09	Performance of Obligations	34

8.10	Payment of Taxes	34

8.11	Further Assurances	34

8.12	Deposit of Earnings	35

8.13	Ownership of Subsidiaries	35

8.14	Flag of the Vessels; Vessel Classifications	35

8.15	Consent to Assignment of Charters	36

SECTON 9.	NEGATIVE COVENANTS	36

9.01	Liens	36

9.02	Consolidation, Merger, Sale of Assets, etc	37

9.03	Dividends	39

9.04	Indebtedness	40

9.05	Advances, Investments and Loans	41

9.06	Transactions with Affiliates	42

9.07	Consolidated Interest Coverage Ratio	42

9.08	Maximum Leverage Ratio	42

9.09	Collateral Maintenance	42

9.10	Minimum Cash Balance	43

9.11	Minimum Consolidated Net Worth	43

9.12	Limitation on Modifications of Certificate of Incorporation and By-Laws; etc	43

9.13	Limitation on Certain Restrictions on Subsidiaries	43

(iii)

9.14	Limitation on Issuance of Capital Stock	44

9.15	Business	44

9.16	Bank Accounts	44

SECTON 10.	EVENTS OF DEFAULT	45

10.01	Payments	45

10.02	Representations, etc	45

10.03	Covenants	45

10.04	Default Under Other Agreements	45

10.05	Bankruptcy, etc	45

10.06	ERISA	46

10.07	Security Documents	46

10.08	Guaranty	47

10.09	Judgments	47

10.10	Change of Control	47

SECTON 11.	DEFINITIONS AND ACCOUNTING TERMS	47

11.01	Defined Terms	48

SECTON 12.	AGENCY AND SECURITY TRUSTEE PROVISIONS	48

12.01	Appointment	48

12.02	Nature of Duties	48

12.03	Lack of Reliance on the Agents	49

12.04	Certain Rights of the Agents	49

12.05	Reliance	49

12.06	Indemnification	49

12.07	The Administrative Agent in its Individual Capacity	50

12.08	Holders	50

12.09	Resignation by the Administrative Agent	50

SECTON 13.	MISCELLANEOUS	51

13.01	Payment of Expenses, etc	51

13.02	Right of Setoff	52

13.03	Notices	52

13.04	Benefit of Agreement	52

13.05	No Waiver; Remedies Cumulative	54

13.06	Payments Pro Rata	54

13.07	Calculations; Computations	55

(iv)

13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	55

13.09	Counterparts	56

13.10	Effectiveness	56

13.11	Headings Descriptive	57

13.12	Amendment or Waiver; etc	57

13.13	Survival	58

13.14	Domicile of Loans	58

13.15	Limitation on Additional Amounts, etc	58

13.16	Confidentiality	59

13.17	Register	59

13.18	Judgment Currency	60

13.19	Language	60

13.20	Waiver of Immunity	60

13.21	USA PATRIOT Act Notice	61

(v)

APPENDIX A		Definitions

SCHEDULE I	-	The Lenders and the Commitments
SCHEDULE II	-	The Lenders’ Addresses
SCHEDULE III	-	Subsidiary Guarantors, Vessels and Allocated Loan Amount
SCHEDULE IV	-	Indebtedness
SCHEDULE V	-	Insurance
SCHEDULE VI	-	ERISA
SCHEDULE VII	-	Subsidiaries
SCHEDULE VIII	-	Approved Classification Societies
SCHEDULE IX	-	Repayment

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B	-	Form of Note
EXHIBIT C-1	-	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, New York counsel to the Borrower and its Subsidiaries
EXHIBIT C-2	Form of Opinion of Reeder & Simpson, special Marshall Islands counsel to the Borrower and its Subsidiaries
EXHIBIT C-3	-	Form of Opinion of Constantine P. Georgiopoulos, New York maritime counsel to Borrower and its Subsidiaries
EXHIBIT C-4	-	Form of Opinion of Mayer Brown JSM, Hong Kong counsel to the Administrative Agent
EXHIBIT D	-	Form of Officer’s Certificate
EXHIBIT E	Form of Guaranty
EXHIBIT F	-	Form of Pledge Agreement
EXHIBIT G	-	Form of Solvency/Minimum Consolidated Net Worth Certificate
EXHIBIT H-1	-	Form of Assignment of Earnings
EXHIBIT H-2	-	Form of Assignment of Insurances
EXHIBIT I	-	Form of Compliance Certificate
EXHIBIT J	-	Form of Subordination Provisions
EXHIBIT K	-	Form of Assignment and Assumption Agreement
EXHIBIT L-1	-	Form of Hong Kong Vessel Mortgage
EXHIBIT L-2	-	Form of Marshall Islands Vessel Mortgage

THIS SENIOR SECURED CREDIT AGREEMENT (this “Credit Agreement”), is made as of [DATE], 2008, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Borrower”), (2) the banks and financial institutions acceptable to the Borrower and Mandated Lead Arrangers (as defined below) listed in Schedule I of this Credit Agreement, as lenders (the “Lenders”), (3) NORDEA BANK FINLAND PLC, acting through its New York branch (“Nordea”) as Administrative Agent (in such capacity, the “Administrative Agent”), as mandated lead arranger, as bookrunner, and as security trustee and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”), (4) Bayerische Hypo- und Vereinsbank AG (“HVB”) as mandated lead arranger and as bookrunner (in such capacity and together with Nordea, the “Bookrunners”), (5) DnB NOR Bank ASA (“DnB NOR”) as mandated lead arranger, and (6) SUMITOMO MITSUI BANKING CORPORATION, acting through its Brussels branch (“Sumitomo”), as mandated lead arranger (in such capacity and together with Nordea, HVB and DnB NOR, the “Mandated Lead Arrangers”).  All capitalized terms used herein and defined in Appendix A are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower desires to finance a portion of the purchase price for the acquisition of six (6) modern dry-bulk vessels as listed in Schedule III (the “Vessels”);

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower a credit facility (the “Facility”) in an amount (the “Total Facility Amount”) not to exceed Three Hundred Twenty Million United States Dollars (US$320,000,000).

NOW, THEREFORE, IT IS AGREED:

SECTION 1.    Amount and Terms of the Facility.

1.01    The Commitments.  Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make at any time on or after the Effective Date and prior to the Availability Termination Date a loan for each Vessel (each, a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (i) shall bear interest in accordance with Section 1.07, (ii) shall be denominated in Dollars, (iii) shall not exceed the Allocated Loan Amount for such Vessel, (iv) shall not exceed for any Lender at any time the Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any the Total Commitment at such time.

1.02    Amount of Each Borrowing; Limitation on Number of Borrowings.  (a)  The aggregate principal amount of each Borrowing of a Loan shall not exceed the Allocated Loan Amount for the Vessel to which such Loan relates.

(b)    More than one Borrowing may occur on the same date, which Borrowings may have the same or different Interest Periods.  There shall be only one Borrowing per Vessel and accordingly at no time shall there be outstanding more than six Borrowings of Loans subject to different Interest Periods in the aggregate.

1.03    Notice of Borrowing.  (a)  Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office at least three Business Days’ prior written notice of each Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 4:00 P.M. (New York time).  Each such written notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.09, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the initial Interest Period to be applicable thereto, (iv) the Vessel or Vessels  the proceeds of the Loan or Loans made pursuant to such Borrowing are being used to purchase, and (v) to which account the proceeds of such Loans are to be deposited.  The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)    Without in any way limiting the obligation of the Borrower to deliver a written Notice of Borrowing in accordance with Section 1.03(a), the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of Notice of Borrowing.  In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing of Loans, absent manifest error.

1.04    Disbursement of Funds.  Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each such Borrowing requested to be made on such date.  All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative Agent will make available to the Borrower (prior to 1:00 P.M. (New York Time) on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York Time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefore, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the

2

Administrative Agent.  The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.07.

1.05    Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced by a promissory note in favor of the Administrative Agent and, if requested by any Lender, be evidenced by a promissory note in favor of such Lender duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a “Note” and, collectively, the “Notes”).

(b)    Each Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Administrative Agent or the appropriate Lender, as applicable, and be dated the Effective Date (or, in the case of Notes issued after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to (x) the Commitment of such Lender on the Effective Date (or, in the case of Notes issued after the Effective Date, be in a stated principal amount equal to the Commitment of such Lender on the date of the issuance thereof) if issued in favor of a Lender and (y) the Total Commitment less the amount of any other Notes issued in favor of any Lender if issued in favor of the Administrative Agent, and be payable in the principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.07, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 3.02 and 3.03 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)    The Administrative Agent and/or each Lender, as applicable, will note on its internal records the amount, in the case of the Administrative Agent, of the Loans made to date and, in the case of each Lender in whose favor a Note has been issued, of each Loan made by it and in each instance, each payment in respect thereof and will, prior to any transfer of any relevant Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby which notation shall be prima facie evidence of the amount of the Loans.  However, failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(d)    Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Notes shall be delivered to the Administrative Agent and to only those Lenders that at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefore provided pursuant to the Credit Documents.  Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c).  At any time (including, without limitation, to replace any Note

3

that has been destroyed or lost) when the Administrative Agent or any Lender requests the delivery of a Note to evidence any of Loans, the Borrower shall promptly execute and deliver to the Administrative Agent or such Lender, as applicable, the requested Note in the appropriate amount or amounts to evidence such Loans provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and the Administrative Agent or such requesting Lender, as applicable, and duly executed by such requesting Lender.

1.06    Pro Rata Borrowings.  All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments.  It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.07    Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until such Loan is paid in full at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the LIBOR for such Interest Period.

(b)    Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate then borne by such Loans (or, if such overdue amount is not interest or principal in respect of a Loan, 2.50% per annum in excess of the Base Rate as in effect from time to time), in each case with such interest to be payable on demand.

(c)    Accrued and unpaid interest shall be payable in respect of each Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(d)    Upon each Interest Determination Date, the Administrative Agent shall determine LIBOR for each Interest Period applicable to the Loans to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.08    Interest Periods.  At the time the Borrower gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period) (provided that any such notice shall be deemed to be given on a certain day only if given before 11:00 A.M. (New York time)), it shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Loan, which Interest Period shall, at the option of the

4

Borrower, be a one, three, six or, to the extent available and agreed by all Lenders, nine or twelve month period and such other period of less than 30 days; provided that any Interest Period selected pursuant to this clause shall be approved by the Administrative Agent in its reasonable discretion and that:

(i)    the initial Interest Period for any Loan shall commence on the date of Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(ii)    if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iii)   if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iv)   no Interest Period longer than one month may be selected at any time when an Event of Default (or, if the Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing;

(v)    no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date;

(vi)   no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond any date upon which a mandatory repayment of Loans will be required to be made under Section 3.03(a) as a result of a reduction to the Total Commitment pursuant to Section 2.03(b) if the aggregate principal amount of Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Loans then outstanding less the aggregate amount of such required repayment on such date; and

(vii)   the selection of Interest Periods shall be subject to the provisions of Section 1.02(b).

If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

5

1.09    Increased Costs, Illegality, etc.  (a)  In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i)    on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or

(ii)    at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to:  (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income, gross receipts or net profits of such Lender, or any franchise tax based on net income, net profits or net worth of such Lender, in each case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 3.05, or (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR and/or (y) other circumstances arising since the Effective Date affecting such Lender or the London interbank market for Dollars or the position of such Lender in such market; or

(iii)    at any time, that the making or continuance of any Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) and/or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the London interbank market for Dollars;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders).  Thereafter (x) in the case of clause (i) above, any Notice of Borrowing given by the Borrower with respect to any affected Loans which have not yet been incurred shall be deemed rescinded by the Borrower and the Total Commitment shall thereafter not be available to be borrowed hereunder, and the rate of interest applicable to any affected Loans then outstanding shall be the Base Rate, as in effect from time to time, from the date such notice is delivered to the Borrower and

6

thereafter until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 1.11 and Section 13.15 (to the extent applicable), to pay to such Lender, upon written demand therefore such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable good faith discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, and subject to Section 1.11, such Lender shall so notify the Administrative Agent and the Borrower (and the Administrative Agent shall promptly give notice thereof to the other Lenders) and thereafter (A) except in the case of an event of the type described in clause (iii)(z) above, the Commitment of such Lender shall be permanently reduced by an amount sufficient to alleviate such circumstance arising pursuant to clause (iii)(x) or (y) above, or shall be terminated in its entirety if all of such Lender’s Loans are so affected, and the Borrower shall prepay in full the affected Loans of such Lender, together with accrued interest thereon and, in the event of a termination of such Lender’s Commitment, any Commitment Commission which may be due to such Lender under this Agreement (and, in the event all of such Lender’s Loans are being repaid, any other amounts which may be owing to such Lender hereunder (including, without limitation, any accrued and unpaid interest)), on either the last day of the then current Interest Period applicable to each such affected Loan (if such Lender may lawfully continue to maintain and fund such Loans) or immediately (if such Lender may not lawfully continue to maintain and fund such Loans to such day) and (B) in the case of an event of the type described in clause (iii)(z) above, the Commitment of such Lender shall be terminated in its entirety and the Borrower shall pay to such Lender any accrued and unpaid Commitment Commission which may be due to such Lender under this Agreement, and all outstanding Loans of such Lender shall, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent or such Lender shall notify the Borrower that the circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender no longer exist.  The Administrative Agent and each Lender (to the extent it continues to be a Lender hereunder) agree that if any of them gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.  If any such event described in clause (iii) above ceases to exist as to a Lender (to the extent it continues at such time to be a Lender hereunder), the obligations of such Lender to make Loans on the terms and conditions contained herein shall to the extent of such Lender’s outstanding Loans and Commitments as in effect at such time, be immediately reinstated.

(b)    If any Lender in good faith determines that after the Effective Date the introduction of or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments

7

hereunder or its obligations hereunder, then the Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefore, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.09(b) shall, absent manifest error, but subject to the provisions of Section 13.15 (to the extent applicable), be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.09(b), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

1.10    Compensation.  The Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower:  (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Loans does not occur on a date specified therefore in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 1.09(a), Section 3.02 or Section 3.03 or as a result of an acceleration of the Loans pursuant to Section 10) of any of its Loans, or assignment of its Loans pursuant to Section 1.12, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

1.11    Change of Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(b) or Section 3.05 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that, such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 1.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 1.09 and Section 3.05.

1.12    Replacement of Lenders.  (x)  Upon the occurrence of a Lender Default by any Lender, (y) upon the occurrence of any event giving rise to the operation of Section

8

1.09(a)(ii) or (iii), Section 1.09(b) or Section 3.05 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Eligible Transferees (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent, provided that:

(i)    at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission and other fees owing to the Replaced Lender pursuant to Section 2.01; and

(ii)    all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 3.05, 13.01 and 13.06), which shall survive as to such Replaced Lender.

SECTION 2.    Commitment Commission; Fees; Reductions of Commitment.

2.01    Commitment Commission; Fees.  (a)  The Borrower agrees to pay the Administrative Agent for distribution to each Lender a commitment commission (the “Commitment Commission”) for the period from the Effective Date until the Availability Termination Date, computed at a rate for each day equal to 0.40% per annum on the daily average Unutilized Commitment of such Lender.  Accrued Commitment Commission shall be due and payable quarterly in arrears on each Commitment Commission Payment Date and on the Availability Termination Date (or such earlier date upon which the unutilized Total Commitment is terminated).

9

(b)    The Borrower shall pay to the Administrative Agent, for the Administrative Agent’s own account, such other fees as have been agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

2.02    Voluntary Termination of Unutilized Commitments.  (a)  Upon at least three Business Days’ prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the unutilized Total Commitment, in whole or in part, in integral multiples of US$5,000,000 in the case of partial reductions thereto, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

(b)    In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the entire Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 3.05, 13.01 and 13.06), which shall survive as to such repaid Lender.

2.03    Mandatory Reduction of Commitments.  Upon (a) the sale of a Purchase Contract, (b) the material default of a Seller under a Purchase Contract (which default is not cured within the applicable cure period or waived by the Borrower), and (c) the cancellation of a Purchase Contract with respect to one or more Vessels, the Total Commitment shall be reduced by an amount equal to the Allocated Loan Amount for the Vessel or Vessels to which such Purchase Contract relates.

SECTION 3.    Repayments; Prepayments; Taxes.

3.01    Scheduled Repayments.  Subject to the provisions of this Section 3 regarding application of prepayments and Section 2 regarding reduction of Commitments, the Borrower shall repay the principal of the Facility in full in accordance with Schedule IX in ten (10) consecutive semi-annual installments commencing on the Initial Payment Date.  The last such installment is to be made on the Maturity Date together with the Final Payment.  Should any Vessel Acquisition fail to occur for any reason, appropriate adjustments shall be made to Schedule IX.  No amounts repaid pursuant to this Section 3.01 shall be available for reborrowing.

3.02    Voluntary Prepayments.  The Borrower shall have the right to: (a) prepay the Loans in full or in part, which prepayments shall be applied pro rata among the Loans to prepay the installments in inverse order of their maturity and/or (b) prepay any Loan in respect of

10

a Vessel in full; in each case, without premium or penalty except as provided by law, at any time and from time to time.  In the event of a prepayment under Section 3.02(b), the repayment schedule set forth in the relevant column on Schedule IX associated with the Vessel to which such Loan relates shall be eliminated. Prepayments hereunder shall be subject to the following terms and conditions:

(i)    the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans and the amount of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)    each prepayment shall be in an aggregate principal amount of at least US$5,000,000, provided that no partial prepayment of Loans made pursuant to any Borrowing under this Section 3.02 shall reduce the outstanding amount of any Loan to an amount less than US$5,000,000;

(iii)    at the time of any prepayment of Loans pursuant to this Section 3.02 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.10;

(iv)    in the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, Commitment Commission, and other amounts owing to such Lender in accordance with said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such prepayment (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the prepayment pursuant to this clause (iv) have been obtained;

(v)     if the Borrower prepays a Loan in full in accordance with Section 3.02(b), the Collateral Agent shall take all necessary steps to terminate any security interest and any guaranty granted by the Borrower and the relevant Subsidiary Guarantor in respect of the Vessel to which such repaid Loan relates;

(vi)    no amounts prepaid pursuant to this Section 3.02 shall be available for reborrowing; and

(vii)   after giving effect to any such prepayment, the Administrative Agent shall distribute a revised Schedule IX updated to reflect the prepayments made pursuant to this Section 3.02

11

3.03    Mandatory Repayments.  (a)  On any day on which the aggregate outstanding principal amount of all Loans exceeds the Total Commitment as then in effect, the Borrower shall repay principal of Loans in an amount equal to such excess.

(b)    In addition to any other mandatory repayments required pursuant to this Section 3.03, but without duplication, on (i) the Business Day following the date of any Collateral Disposition involving a Vessel (other than a Collateral Disposition constituting an Event of Loss or a Collateral Disposition in connection with a Vessel Exchange) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss involving a Vessel and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall be required to repay an aggregate principal amount of the outstanding Loan relating to such Vessel and corresponding adjustments shall be made to Schedule IX.

(c)    With respect to each repayment of Loans required by Section 3.03(a), the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the preceding provisions of this clause (c), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 1.10.

(d)    No amounts repaid pursuant to this Section 3.03 shall be available for reborrowing.

(e)    Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans and Unpaid Drawings shall be repaid in full on the Maturity Date.

3.04    Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

3.05    Net Payments; Taxes.  (a)  All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits

12

(or any franchise tax or similar tax imposed in lieu thereof), net profits or net worth of a Lender, in each case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note.  If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender within three days of the written request of such Lender, for taxes imposed on or measured by the net income, net profits or any franchise tax based on net income, net profits or net worth of such Lender, in each case pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.  The Borrower will furnish to the Administrative Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.  The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b)    Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 3.05(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

(c)    If the Borrower pays any additional amount under this Section 3.05 to a Lender and such Lender determines in its sole discretion that it has actually obtained or utilized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a

13

payment to the Borrower pursuant to this Section 3.05(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 3.05 without any exclusions or defenses, (iii) nothing in this Section 3.05(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 3.05(c) at any time during which a Default or an Event of Default exists.

(d)    No provision of this Agreement will:

(i)    interfere with the right of any Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit (excluding Section 1.09(a)(ii) or (iii), Section 1.09(b), or this Section 3.05);

(ii)    oblige any Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)    oblige any Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

SECTION 4.    Conditions Precedent.  The obligation of each Lender to make a Loan on the Initial Borrowing Date is subject to the satisfaction or waiver of the following conditions:

4.01    Opinions of Counsel.  (a)  On the Effective Date, the Administrative Agent shall have received from Kramer Levin Naftalis & Frankel LLP, special New York counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date which shall (x) be in form and substance acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Pledge and Security Agreements and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request.

(b)    On the Effective Date, the Administrative Agent shall have received from Reeder & Simpson P.C., special Marshall Islands counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date which shall be in form and substance acceptable to the Administrative Agent.

4.02    Corporate Documents; Proceedings; etc.  (a)  On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by an Authorized Officer, member or general partner of each Credit Party, and attested to by the secretary or any assistant secretary (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, in substantially the form of Exhibit D, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

14

(b)    All corporate, limited liability company, partnership and legal proceedings, and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals and good standing certificates which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

4.03    Solvency/Minimum Consolidated Net Worth Certificate.  On the Effective Date, the Borrower shall have caused to be delivered to the Administrative Agent a certificate from the senior financial officer of the Borrower, in the form of Exhibit G, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, (i) setting forth the conclusion that, after giving effect to the incurrence of all the financings contemplated hereby, the Borrower individually, and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and (ii) certify the Minimum Consolidated Net Worth and the calculations required to establish the Minimum Consolidated Net Worth as set forth in Section 9.11 and Appendix A hereto, respectively.

4.04    Purchase Contracts.  On the Effective Date, the Borrower shall have caused to be delivered to the Administrative Agent a certified copy of the Purchase Contract in respect of each of the Vessels.

4.05    Approvals.  On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Loans, and the granting of Liens under the Credit Documents, if any, shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the performance by the Credit Parties of the Credit Documents.  On the Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the performance by the Credit Parties of the Credit Documents.

4.06    Litigation.  On the Effective Date, no actions, suits, investigations or proceedings of any Credit Party by any entity (private or governmental) shall be pending or, to the knowledge of any Credit Party, threatened with respect to (i) any Document, (ii) any Subsidiary Guarantor which could (i) either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) which the Administrative Agent shall determine could be reasonably expected to have a Material Adverse Effect.

4.07    Material Adverse Effect.  On the Effective Date, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware

15

of facts or conditions not previously known to them) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

4.08    Environmental Laws.  On the Effective Date, there shall not exist any condition or occurrence on or arising from any property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law that has had, or could reasonably be expected to have, a Material Adverse Effect or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Vessel or property, which in any such case individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.09    Fees.  On the Effective Date, the Borrower shall have paid to the Administrative Agent, the Mandated Lead Arrangers or the Lenders all costs, fees and expenses as set out in the Fee Letter.

4.10    No Conflicts.  On the Effective Date, there shall be no material default under, and the transactions contemplated hereby shall not give rise to a material conflict with, any material agreement of the Borrower or any of its Subsidiaries.

SECTION 5.    Conditions Precedent to Borrowings Under the Facility.  The obligation of each Lender to make any Loan available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

5.01    Opinions of Counsel.  (i) the Administrative Agent shall have received from Kramer Levin Naftalis & Frankel LLP, special New York counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the date of such Borrowing which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests (other than those to be covered by opinions delivered pursuant to clauses (ii) through (iii) below) granted pursuant to the Security Documents and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request;

(ii)    the Administrative Agent shall have received from Reeder & Simpson P.C., special Marshall Islands counsel to the Borrower and the Subsidiary Guarantors (or such other counsel reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated the date of such Borrowing which shall be in form and substance reasonably acceptable to the Administrative Agent and cover such matters as the Administrative Agent may reasonably request; and

(iii)    the Administrative Agent shall have received from (1) if the relevant Vessel is to be registered under Hong Kong flag, Mayer Brown JSM, special Hong Kong counsel to the Administrative Agent, (2) if the relevant Vessel is to be registered under the Marshall Islands flag, Reeder & Simpson P.C., special Marshall Islands counsel to the Borrower, (3) Constantine P. Georgiopoulos, special New York maritime counsel to the Borrower and its Subsidiaries or (4) if the relevant Vessel is to be registered in an Acceptable Flag Jurisdiction

16

other than Hong Kong or the Marshall Islands, special counsel to the Administrative Agent of such Acceptable Flag Jurisdiction, which shall be reasonably acceptable to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

5.02    Corporate Documents; Proceedings; etc.  (i)  The Administrative Agent shall have received a certificate, dated such date, signed by an Authorized Officer, member or general partner of the Credit Party owning or operating the Vessel to which such Loan relates, and attested to by the secretary or any assistant secretary (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, in the form of Exhibit D, with appropriate insertions, together with copies of any changes to the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party for certifying there have been no changes thereto or to the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

(ii)    All corporate, limited liability company, partnership and legal proceedings, and all material instruments and agreements in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals and good standing certificates, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

5.03    Subsidiaries Guaranty.  each Subsidiary Guarantor of the Borrower that owns the Vessel to which such Loan relates shall have duly authorized, executed and delivered to the Administrative Agent a Guaranty substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, the “Guaranty”), and the Guaranty shall be in full force and effect.

5.04    Pledge and Security Agreement.  the Borrower and the Subsidiary Guarantor that owns the Vessel to which such Loan relates shall have (x) duly authorized, executed and delivered a Pledge and Security Agreement substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, the “Pledge Agreement”) and shall have (A) delivered to the Collateral Agent, as pledgee, all the Pledged Securities, together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral referred to therein in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be.

17

5.05    Assignments of Earnings, Insurances and Charter.  Each Credit Party which owns or operates a Vessel to which such Loan relates shall have duly authorized, executed and delivered an Assignment of Earnings, an Assignment of Insurances and an Assignment of Charters, together covering all of such Credit Party’s present and future Earnings and Insurance Collateral, in each case together with:

(i)    proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Assignment of Earnings, Assignment of Charters and the Assignment of Insurances;

(ii)    certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in Section 5.05(i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens unless in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

(iii)    evidence that all other actions necessary, or in the reasonable opinion of the Collateral Agent desirable, to perfect and protect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and the Assignment of Charters have been taken.

5.06    Control Agreement.  The Borrower, each Subsidiary Guarantor and the Collateral Agent, acting through its New York branch, as collateral agent and as deposit bank shall have duly executed and delivered a Control Agreement in the form attached to the Pledge Agreement with respect to each Operating Account.

5.07    Mortgages.  Each Credit Party which owns or operates a Vessel to which such Loan relates shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a Vessel Mortgage with respect to such Vessel owned or operated by such Credit Party on such date and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest in and lien upon such Vessels, subject only to Permitted Liens.  Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

5.08    Vessel Documents.  The Administrative Agent shall have received each of the following with respect to each Vessel to which the Loans being made on such date relate:

(i)    a duly executed protocol of delivery and acceptance;

18

(ii)    certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant Subsidiary Guarantor;

(iii)    the results of maritime registry searches with respect to such Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders, Permitted Liens and Liens being discharged contemporaneously with such acquisition;

(iv)    class certificates from a classification society listed on Schedule VIII hereto or another internationally recognized classification society acceptable to the Collateral Agent, indicating that such Vessel meets the criteria specified in Section 7.23;

(v)    a copy of the Operator’s DOC and the SMC, ISSC and IAPPC for such Vessel.

(vi)    Appraisals from at least two Approved Appraisers of such Vessel of recent date in scope, form and substance reasonably satisfactory to the Administrative Agent; and

(vii)    a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of such Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgage.

5.09    Management and Service Agreements.  There shall have been delivered to the Administrative Agent or its counsel true and correct copies of the following documents:

(i)    all management agreements (the “Management Agreements”) with respect to each Vessel to which the Loans being made on such date relate, each of which shall be with an International Transport Workers’ Federation approved manager and otherwise be in form and substance acceptable to the Lenders. Each Management Agreement shall contain provisions satisfactory to the Administrative Agent subordinating the rights of the respective manager to those of the Agents and Lenders hereunder; and

(ii)    all service agreements (the “Service Agreements”) entered into between the Borrower and the Subsidiary Guarantors not delivered on or prior to the relevant Borrowing Date;

19

all of which Management Agreements and Service Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on such Borrowing Date.

5.10    Environmental Laws.  There shall not exist any condition or occurrence on or arising from any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law that has had, or could reasonably be expect to have, a Material Adverse Effect or (b) could reasonably be expected to form the basis of a Environmental Claim against the Borrower or any of its Subsidiaries or any property (including, without limitation, the related Vessel), which in any such case individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

SECTION 6.    Further Conditions Precedent.

6.01    Further Conditions Precedent.  The obligation of each Lender to make Loans on each Borrowing Date is subject at the time of the making of such Loan to the satisfaction or waiver of the following conditions:

(a)    No Default; Representations and Warranties.  At the time of the making of such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to the making of such Loan with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(b)    Notice of Borrowing.  Prior to such Loan, the Administrative Agent shall have received a Notice of Borrowing required by Section 1.03(a).

(c)    Aggregate Amount of Loans.  On each Borrowing Date, the aggregate Appraised Value of the Vessels shall be at least 130% of the aggregate amount of all Loans (determined on a pro forma basis giving effect to such Loan being made).

SECTION 7.    Representations, Warranties and Agreements.  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements, in each case on the Effective Date and on each Borrowing Date thereafter, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the incurrence of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on each Borrowing Date thereafter (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

20

7.01    Corporate/Limited Liability Company/Limited Partnership Status.  Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.02    Corporate Power and Authority.  Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Documents.  Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03    No Violation.  Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

7.04    Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or in the case of any filings or recordings in respect of the Security Documents (other than the Vessel Mortgages), will be made within 10 days of the date such Security Document is required to be executed pursuant hereto), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of  any Document to which it is or will be a party.

21

7.05    Financial Statements; Financial Condition; Undisclosed Liabilities.  (a)  The audited consolidated balance sheets of the Borrower as at December 31, 2007, and the unaudited consolidated balance sheets of the Borrower as at June 30, 2008, and the related consolidated statements of operations and of cash flows for the fiscal period or quarter, as the case may be, ended on such dates, reported on by and accompanied by, in the case of the December 31, 2007, financial statements, an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal period or quarter, as the case may be, then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(b)    On and as of each Borrowing Date and after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of the Borrower and on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses.  For purposes of this Section 7.05(b), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c)    Except as fully disclosed in the balance sheet delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole.  None of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the balance sheets delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be materially adverse to the Borrower and its Subsidiaries taken as a whole.

(d)    Since June 30, 2008, nothing has occurred that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(e)    Since the Effective Date, except as permitted in Section 9.03, the Borrower has not paid any Dividends.

22

7.06    Litigation.  There are no actions, suits, investigations or proceedings by any entity (private or governmental) pending or, to the knowledge of any Credit Party, threatened with respect to (i) any Vessel, except for such actions, suits, investigations or proceedings with respect to a Vessel which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) which could reasonably be expected to have a Material Adverse Effect.

7.07    True and Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided.

7.08    Use of Proceeds; Margin Regulations.  (a)  All proceeds of the Loans shall be used to fund or refund to the Borrower the acquisition costs of the Vessels.

(b)    No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  The making of any Loan will not violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

7.09    Tax Returns and Payments.  Each of the Borrower and each of its Subsidiaries has timely filed all U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries (the “Returns”).  The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby.  The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all material taxes payable by them.  There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries.  Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

7.10    Compliance with ERISA.  (i) Schedule VI sets forth, as of the Effective Date, each Plan.  Each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the

23

Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates, no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to the Borrower’s operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VI); neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(ii)    Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made.  Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any

24

Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

7.11    The Security Documents.  After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject to no other Liens subject only to Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall be on or prior to the respective Borrowing Date, in the case of the respective Vessel Mortgages, Assignment of Earnings, Assignment of Insurances and Assignment of Charters in respect of the Vessels.

7.12    Representations and Warranties in Documents.  On each Borrowing Date, all representations and warranties made by the Borrower and its Subsidiaries in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

7.13    Subsidiaries.  On the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII (which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the date hereof).

7.14    Compliance with Statutes, etc.  Each of the Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.15    Investment Company Act.  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.16    Pollution and Other Regulations.  Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing.  All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and each of the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach

25

of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, either individually or in the aggregate, have a Material Adverse Effect.  There are no Environmental Claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.  There are no facts, circumstances, conditions or occurrences on any Vessel, Real Property or other facility owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any Vessel, Real Property or other facility owned by the Borrower or any of its Subsidiaries, or (ii) to cause such Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

7.17    Labor Relations.  Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the Borrower’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.18    Patents, Licenses, Franchises and Formulas.  Each of the Borrower and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

7.19    Indebtedness.  Schedule IV sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Effective Date, in each case showing the aggregate principal amount thereof and the name of the Borrower and any other entity which directly or indirectly guarantees such debt.

26

7.20    Insurance.  Schedule V sets forth a true and complete listing of all insurance maintained by each Credit Party as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

7.21    Concerning the Vessels.  Each vessel owned or to be owned by a Subsidiary Guarantor or the Borrower will be operated in material compliance with all applicable law, rules and regulations.

7.22    Citizenship.  The Borrower and each other Credit Party which owns or operates, or will own or operate, one or more Vessels is qualified to own and operate such Vessels under the laws of Acceptable Flag Jurisdiction .

7.23    Vessel Classification.  On each Borrowing Date, and thereafter, each Vessel is or will be, classified in the highest class available for Vessels of its age and type with a classification society listed on Schedule VIII or another internationally recognized classification society acceptable to the Administrative Agent, free of any conditions or recommendations, other than as permitted, or will be permitted, under the Vessel Mortgages.

7.24    No Immunity.  The Borrower does not, nor does any other Credit Party or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.  The execution and delivery of the Credit Documents by the Credit Parties and the performance by them of their respective obligations thereunder constitute commercial transactions.

7.25    Fees and Enforcement.  No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due.  Under the laws of the Acceptable Flag Jurisdiction, as applicable, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

7.26    Form of Documentation.  Each of the Credit Documents is in proper legal form under the laws of the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, except as have been made, or will be made, in accordance with Section 5.

27

7.27    Vessel Acquisitions.  At the time of consummation of each Vessel Acquisition, (i) all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required, if any, in order to make or consummate such Vessel Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), (ii) all applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon any Vessel Acquisition, (iii) no judgment, order or injunction prohibiting or imposing material adverse conditions upon any Vessel Acquisition, or the incurrence of any Loan or the performance by the Borrower or any other Credit Party of their respective obligations under the respective Credit Documents shall exist and (iv) all actions taken by the Borrower and its Subsidiaries pursuant to or in furtherance of such Vessel Acquisitions have been taken in all material respects in compliance with all applicable laws.

SECTION 8.    Affirmative Covenants.  The Borrower hereby covenants and agrees that on and after the Effective Date and until the Loans, the Notes and Unpaid Drawings, together with interest, Commitment Commission and all other Obligations incurred hereunder and thereunder, are paid in full:

8.01    Information Covenants.  The Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

(a)    Quarterly Financial Statements.  Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the senior financial officer of the Borrower, subject to normal year-end audit adjustments and (ii) management’s discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

(b)    Annual Financial Statements.  Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to Sections 9.07 through 9.11, inclusive, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

28

(c)    Appraisal Reports.  Within 45 days after the close of the second and the fourth quarterly accounting periods in each fiscal year of the Borrower, and at any other time within 33 days of the written request of the Administrative Agent, Appraisals for each Vessel of recent date in form and substance satisfactory to the Administrative Agent and from at least two Approved Appraisers.  All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that, unless a Default or an Event of Default has occurred and is continuing, in no event shall the Borrower be required to pay for Appraisals obtained pursuant to this Section 8.01(c) on more than two occasions in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(d)    Projections, etc.  As soon as available but not more than 45 days after the commencement of each fiscal year of the Borrower beginning with its fiscal year commencing on January 1, 2009, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year.

(e)    Officer’s Compliance Certificates.  (i)  At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the senior financial officer of the Borrower in the form of Exhibit I to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) certify that there have been no changes to any of Schedule VII and Annexes A through F of the Pledge Agreement since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e)(i), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (y), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(ii)    At the time of a Collateral Disposition or Vessel Exchange in respect of any Vessel, a certificate of the senior financial officer of the Borrower which certificate shall (x) certify on behalf of the Borrower the last Appraisals received pursuant to Section 8.01(c) determining the Aggregate Appraised Value after giving effect to such disposition or exchange, as the case may be, and (y) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 9.09 after giving effect to such disposition or exchange, as the case may be.

(f)    Notice of Default, Litigation or Event of Loss.  Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower

29

proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Vessel Acquisition or any Document and (iii) any Event of Loss in respect of any Vessel.

(g)    Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefore).

(h)    Environmental Matters.  Promptly upon, and in any event within five Business Days after, the Borrower obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Effective Date, except to the extent that such environmental matters could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)    any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries;

(ii)    any condition or occurrence on or arising from any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Vessel or property;

(iii)    any condition or occurrence on any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary of such Vessel or property under any Environmental Law; and

(iv)    the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.  In addition, the Borrower will provide the Administrative Agent with copies of all material communications with any government or governmental agency and all material

30

communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i)    Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request in writing.

8.02    Books, Records and Inspections.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business.  The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Borrower or any of its Subsidiaries, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account of the Borrower or such Subsidiaries and discuss the affairs, finances and accounts of the Borrower or such Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

8.03    Maintenance of Property; Insurance; Mortgagee Interest Insurance.  (a)  The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on the Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds and (iii) furnish to the Administrative Agent, at the written request of the Administrative Agent or any Lender, a complete description of the material terms of insurance carried.  In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule V to (x) be maintained (with the same scope of coverage as that described in Schedule V) at levels which are at least as great as the respective amount described on Schedule V and (y) comply with the insurance requirements of the Vessel Mortgages.

(b)    The Borrower will reimburse the Administrative Agent, Collateral Agent and/or the Lenders for all costs, fees and expenses incurred in relation to mortgagee interest insurance; provided that the Borrower shall not be required to reimburse the Administrative Agent, Collateral Agent and/or the Lenders for any costs, fees and expenses incurred in relation to mortgagee interest insurance at any time (i) the Credit Parties own six (6) Vessels and (ii) the Appraised Value of each Vessel is less than 15% of the Aggregate Appraised Value.

8.04    Corporate Franchises.  The Borrower will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and

31

effect its existence and its material rights, franchises, licenses and patents (if any) used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Borrower or any of its Subsidiaries which are permitted in accordance with Section 9.02, (ii) any Subsidiary Guarantor from changing the jurisdiction of its organization to the extent permitted by Section 9.12 or (iii) the abandonment by the Borrower or any of its Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

8.05    Compliance with Statutes, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06    Compliance with Environmental Laws.  (a)  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any Vessel or property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such Vessel or property free and clear of any Liens imposed pursuant to such Environmental Laws.  Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Vessel or property now or hereafter owned or operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses.  The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Vessels in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

(b)    At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefore, at any time and from time to time, the Borrower will provide, at the Borrower’s sole cost and expense, an environmental assessment of any Vessel by such Vessel’s classification society (to the extent such classification society is listed on Schedule VIII hereto) or another internationally recognized classification society acceptable to the Administrative Agent.  If said classification society, in its assessment, indicates that such Vessel is not in compliance with the Environmental Laws, said society shall set forth potential costs of the remediation of such non-compliance; provided that, such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that the Borrower, any of its Subsidiaries or any such Vessel is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of

32

a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Vessel.  If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Vessel and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower’s expense.

8.07    ERISA.  As soon as reasonably possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:  that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.  Upon request, the Borrower

33

will deliver to the Administrative Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

8.08    End of Fiscal Years; Fiscal Quarters.  The Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

8.09    Performance of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Documents) by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.10    Payment of Taxes.  The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i), provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

8.11    Further Assurances.  (a)  The Borrower, and each other Credit Party, agrees that at any time and from time to time, at the expense of the Borrower or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower will execute and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Vessel Mortgages (including any amendments required to

34

maintain Liens granted by such Vessel Mortgages pursuant to the effectiveness of this Agreement), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(b)    The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law.  The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

(c)    To the extent that any Vessel Exchange is made by a Subsidiary of the Borrower which is not a Credit Party at the time of such acquisition (and which has not otherwise executed and delivered the documents described below in this Section 8.11(c)), the Borrower will cause such Subsidiary (and any Subsidiary which directly owns the stock of such Subsidiary to the extent not a Credit Party) to execute and deliver to the Administrative Agent a counterpart of the Pledge Agreement (including any supplemental agreement required to give effect to such security interests purported to be created by the Pledge Agreement under applicable local law), the Guaranty, Assignment of Earnings, Assignment of Insurances, Assignment of Charters (if applicable) and the appropriate Vessel Mortgage(s), together with all related documentation (including, without limitation, opinions of counsel, corporate documents and proceedings and officer’s certificates) as such Subsidiary would have been required to deliver pursuant to Sections 4 and 5 of this Agreement had such Subsidiary been a Credit Party on a Borrowing Date.

8.12    Deposit of Earnings.  Each Credit Party will use its best efforts to cause the earnings derived from each of the respective Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited or remitted by the respective account debtor in respect of such earnings into one or more of the Operating Accounts maintained for such Credit Party or the Borrower from time to time.  Without limiting any Credit Party’s obligations in respect of this Section 8.12, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Operating Accounts, it shall promptly deposit all such proceeds into one of the Operating Accounts maintained for such Credit Party or the Borrower from time to time.

8.13    Ownership of Subsidiaries.  The Borrower shall cause each Subsidiary Guarantor, to at all times, be directly wholly-owned by one or more Credit Parties.

8.14    Flag of the Vessels; Vessel Classifications.  (a)  When required by the terms hereof, the Borrower will, and will cause each of its Subsidiaries to, cause each Vessel to be registered under the laws and flag of (x) Hong Kong, (y) the Republic of Marshall Islands or (z) any other jurisdiction acceptable to the Required Lenders (each jurisdiction in clauses (x), (y) or (z), an “Acceptable Flag Jurisdiction”).  Notwithstanding the foregoing, any Credit Party may transfer a Vessel registered in an Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction pursuant to a Flag Jurisdiction Transfer.

35

(b)    The Borrower will, and will cause each of its Subsidiaries to, insure that the representation set forth in Section 7.23 is true and correct in all respects at all times.

(c)    The Borrower or the respective Subsidiary Guarantor will, and will cause each of its subsidiaries, to comply with and ensure that their respective Vessel shall comply with the requirements of the ISM Code, the ISPS Code and Annex VI in accordance with the respective implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the term of the Facility.

(d)    The Borrower or the respective Subsidiary Guarantor will, and will cause each of its subsidiaries, to insure that they immediately notify the Administrative Agent of any actual or threatened withdrawal of a SMC, DOC, ISSC or IAPPC.

8.15    Consent to Assignment of Charters.  The Borrower will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to cause each charter counterparty which is party to a charter with respect to each Vessel that is one year or more in duration to execute and deliver to the Administrative Agent a Charterers’ Consent and Agreement in substantially the form attached as Annex 1 to Exhibit B to the Assignment of Charters with such changes as may be approved by the Administrative Agent.

SECTION 9.    Negative Covenants.  The Borrower hereby covenants and agrees that on and after the Effective Date and until this Agreement has terminated and the Loans, the Notes and Unpaid Drawings, together with interest, Commitment Commission and all other Obligations incurred hereunder and thereunder, are paid in full:

9.01    Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute with respect to any Collateral; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)    inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii)    Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, liens for necessaries, salvage liens, general average liens, liens in respect of or covered by insurance (including permitted deductibles) and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the

36

operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(iii)    Permitted Encumbrances;

(iv)    Liens created pursuant to the Security Documents;

(v)    Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 10.09;

(vi)    Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (vi) shall not exceed $2,500,000; and

(vii)    Liens in respect of seamen’s wages which are not past due and other maritime Liens for amounts not past due arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Vessel Mortgages.

In connection with the granting of Liens described above in this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

9.02    Consolidation, Merger, Sale of Assets, etc.  The Borrower will not, and will not permit any Subsidiary Guarantor to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of its assets or any of the Collateral, or enter into any sale-leaseback transactions involving any of the Collateral, except that:

(i)    the Borrower and each of its Subsidiaries may sell, lease or otherwise dispose of any Vessel, provided that, (x)(A) such sale is made at fair market value

37

(as determined in accordance with the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Sections 5.08(vi) and 8.01(c) or delivered at the time of such sale to the Administrative Agent by the Borrower), (B) 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents received by the Borrower, or the respective Subsidiary Guarantor which owned such Vessel, on the date of consummation of such sale, (C) at the time of such sale or other disposition, the Borrower shall apply the proceeds of such sale as required by Section 3.03(b) to repay the outstanding Loan relating to such Vessel or (y) so long as no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) and so long as all representations and warranties made by the Borrower pursuant to Section 7 of this Agreement are true and correct both before and after any such exchange, such Vessel is exchanged for a Acceptable Replacement Vessel pursuant to a Vessel Exchange; provided further, that in the case of both clause (x) and (y) above, that the Borrower shall have delivered to the Administrative Agent an officer’s certificate, certified by the senior financial officer of the Borrower, demonstrating pro forma compliance (giving effect to such Collateral Disposition and, in the case of calculations involving the Appraised Value of Vessels, using valuations consistent with the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Sections 5.08(vi) and 8.01(c) or the definition of Vessel Exchange) with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, for the most recently ended Test Period (or at the time of such sale or exchange, as applicable) and projected compliance with such covenants for the one year period following such Collateral Disposition, in each case setting forth the calculations required to make such determination in reasonable detail;

(ii)    the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(iii)    (A) any Subsidiary Guarantor may transfer assets or lease to or acquire or lease assets from any other Subsidiary Guarantor and (B) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may transfer assets or lease to or acquire or lease assets from any other Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may be merged into any Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary Guarantor may be merged into any other Subsidiary Guarantor, in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Administrative Agent;

38

(iv)    following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor which owned the Vessel that is the subject of such Collateral Disposition may dissolve, provided that, (x) all proceeds from such Collateral Disposition shall have been applied to repayment of the Loan relating to such Vessel to the extent required in Section 3.03 of this Agreement, (y) all of the proceeds of such dissolution shall be paid only to the Borrower and (z) no Event of Default is continuing unremedied at the time of such dissolution; and

(v)    the Borrower may consolidate or merge with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the surviving entity in such consolidation or merger shall be the Borrower and the Borrower shall have delivered to the Administrative Agent, not less than ten (10) Business Days in advance of such consolidation or merger, an officer’s certificate signed by a senior financial officer of the Borrower, certifying (i) that no Default or Event of Default has occurred and is continuing (or would arise after giving effect to the intended consolidation or merger) and (ii) pro forma financial statements of the Borrower demonstrating the compliance of the Borrower with all covenants under this Agreement after giving effect to such merger or consolidation.

Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary Guarantor to, enter into any bareboat charter of any Vessel without the prior written consent of the Required Lenders.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

9.03    Dividends.  The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

(i)    (x) any Subsidiary of the Borrower which is not a Subsidiary Guarantor may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (y) any Subsidiary Guarantor may pay Dividends to the Borrower or any other Subsidiary Guarantor and (z) if the respective Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, such Subsidiary may pay cash dividends to its shareholders generally so long as the Borrower and/or its respective Subsidiaries which own equity interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

39

(ii)    the Borrower may make, pay or declare cash Dividends; provided that, for all Dividends paid pursuant to this clause (ii), (A) Dividends shall be paid within 90 days of the declaration thereof; (B) Dividends paid in respect of a fiscal quarter shall only be paid after the date of delivery of quarterly or annual financial statements for such fiscal quarter, pursuant to Sections 8.01(a) and (b), as the case may be, and on or prior to 45 days after the last day of the immediately succeeding fiscal quarter, (C) no Default or Event of Default has occurred and is continuing at the time of declaration, (D) no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) at the time of payment, (E) the aggregate amount of all Dividends paid plus the aggregate amount of any share repurchases or redemptions pursuant to Section 9.03(iii) in respect of a fiscal quarter shall not exceed the Permitted Dividend Amount for such fiscal quarter and (F) on or prior to the declaration and payment of a Dividend, the Borrower shall deliver to the Administrative Agent an officer’s certificate signed by the senior financial officer of the Borrower, certifying that the requirements set forth in preceding clauses (A) through (E) are satisfied and setting forth the calculation of the Permitted Dividend Amount in reasonable detail

(iii)    the Borrower may purchase or redeem shares of common stock of the Borrower in market purchases under Rule 10b-18 or other purchases approved by the Borrower’s Board of Directors, any committee thereof or any authorized officer in an amount up to the Permitted Dividend Amount for the immediately preceding fiscal quarter less any Dividends previously paid; provided that, (A) no Default or Event of Default has occurred and is continuing at the time of any such purchases, (B) no Default or Event of Default would arise after giving effect to any such purchases and (C) the Borrower in the exercise of its rights under this Section 9.03(iii) shall not be permitted to purchase or redeem shares beneficially owned directly or indirectly by Peter Georgiopoulos; and

(iv)    the Borrower may authorize, declare and distribute a dividend of Rights (as such term is defined and which are convertible into other securities as set forth in the Shareholder Rights Agreement) as contemplated by the Shareholder Rights Agreement.

9.04    Indebtedness.  (a)  The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness incurred pursuant to this Agreement, the other Credit Documents and the Existing Credit Facility) except that:

(i)    the Borrower and its Subsidiaries (other than a Subsidiary Guarantor) may incur Indebtedness so long as (x) no Default or Event of Default has occurred and is continuing, (y) such Indebtedness would not cause any Default or Event of Default, either on a pro forma basis for the most recently ended Test Period (or at the time of such incurrence, as applicable), or on a projected basis for the one year period following such incurrence, with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, and (z) the Borrower shall have delivered an

40

officer’s certificate from the senior financial officer of the Borrower certifying that the conditions set forth in clause (x) and (y) above are satisfied and setting forth the calculations of the pro forma compliance described in clause (y) above in reasonable detail; and

(ii)    the Borrower and its Subsidiaries may enter into and remain liable under Interest Rate Protection Agreements and Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; provided that the Borrower’s and the Subsidiaries’ obligations thereunder are fully subordinate to their obligations hereunder on terms satisfactory to the Administrative Agent.

(b)    Notwithstanding anything to the contrary set forth above in this Section 9.04, (i) no Subsidiary Guarantor shall incur any Indebtedness for borrowed money (including Contingent Obligations in respect thereof) except for (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) intercompany Indebtedness permitted pursuant to Section 9.05(iii) and (ii) the Borrower and the Subsidiary Guarantors shall not assume, incur or suffer to exist any Contingent Obligations in respect of any Indebtedness of any of its Subsidiaries which is not a Credit Party.

9.05    Advances, Investments and Loans.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests, or make any capital contribution to any other Person (each of the foregoing an “Investment” and, collectively, “Investments”) except that the following shall be permitted:

(i)    the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

(ii)    so long as no Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding which are made on or after the Effective Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

(iii)    the Subsidiary Guarantors may make intercompany loans and advances to the Borrower and between or among one another, and Subsidiaries of the Borrower other than the Subsidiary Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower, provided that any loans or advances to the Borrower or any Subsidiary Guarantors pursuant to this Section 9.05(iii) shall be subordinated to the Obligations of the respective Credit Party pursuant to written subordination provisions substantially in the form of Exhibit J;

(iv)    the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

41

(v)    the Borrower may make Investments in the Subsidiary Guarantors and, so long as no Event of Default exists and is continuing, the Borrower may make Investments in its other Wholly-Owned Subsidiaries so long as management of the Borrower in good faith believe that, after giving effect to such Investment, the Borrower shall be able to meet its payment obligations in respect of this Agreement;

(vi)    so long as no Event of Default exists or could reasonably be expected to result therefrom, the Borrower and its Subsidiaries (other than the Subsidiary Guarantors) may make Investments in joint ventures in the ordinary course of business; and.

(vii)    so long as no Event of Default exists or could reasonably be expected to result therefrom, the Borrower and its Subsidiaries (other than the Subsidiary Guarantors) may make Investments in a Person engaged in drybulk shipping operations.

9.06    Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than in the ordinary course of business and on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(i)    Dividends may be paid to the extent provided in Section 9.03;

(ii)    loans and other Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

(iii)    the Borrower may pay customary director’s fees;

(iv)    the Borrower and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business; and

(v)    the Borrower and its Subsidiaries may pay management fees to Wholly-Owned Subsidiaries of the Borrower in the ordinary course of business.

9.07    Consolidated Interest Coverage Ratio.  The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ending on the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending September 30, 2008), to be less than 2.00:1.00.

9.08    Maximum Leverage Ratio.  The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower ended on or after the Effective Date, to be greater than 5.50:1.00.

42

9.09    Collateral Maintenance.  The Borrower will not permit the Aggregate Appraised Value at any time to equal less than 130% of the aggregate principal amount of outstanding Loans at such time, provided that, so long as any Default in respect of this Section 9.09 is not caused by any voluntary Collateral Disposition or a Vessel Exchange, such Default shall not constitute an Event of Default so long as within 30 days after such shortfall, the Borrower makes such repayments of Loans in an amount sufficient to cure such Default (it being understood that any action taken in respect of this proviso shall only be effective to cure such default pursuant to this Section 9.09 to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto).

9.10    Minimum Cash Balance.  The Borrower will not permit the aggregate amount of all (x) cash and Cash Equivalents held by the Borrower and its Subsidiaries which is subject to the Lien of the Security Documents and (y) all undrawn credit facilities to the extent the proceeds thereof are available to fund the working capital requirements of the Borrower and the Subsidiary Guarantors with maturities in excess of twelve months on the last day of any fiscal quarter (commencing with and including the fiscal quarter ended June 30, 2008) to be less than $500,000 per vessel owned by the Borrower or any of its Subsidiaries.

9.11    Minimum Consolidated Net Worth.  The Borrower will not permit its Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth.

9.12    Limitation on Modifications of Certificate of Incorporation and By-Laws; etc.  (a)  The Borrower will not, and will not permit any Subsidiary Guarantor to, amend, modify or change its Certificate of Incorporation, Certificate of Formation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, limited liability company agreement, partnership agreement (or equivalent organizational documents) or any agreement entered into by it with respect to its capital stock or membership interests (or equivalent equity interests), or enter into any new agreement with respect to its capital stock or membership interests (or equivalent interests), other than the Shareholders Rights Agreement, the Certificate of Designations of Series A Preferred Stock in substantially the form attached thereto as Exhibit A or any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.

(b)    Notwithstanding the foregoing provisions of this Section 9.12 or Section 8.04, upon not less than 30 days prior written notice to the Administrative Agent and so long as no Default or Event of Default exists and is continuing, any Subsidiary Guarantor may (x) change its jurisdiction of organization to another jurisdiction and (y) change its form of organization to another form, in each case to the extent reasonably satisfactory to the Administrative Agent, provided that, such Subsidiary Guarantor shall promptly take all actions reasonably deemed necessary by the Collateral Agent to preserve, protect and maintain, without interruption, the security interest and Lien of the Collateral Agent in any Collateral owned by such Subsidiary Guarantor to the satisfaction of the Collateral Agent, and such Subsidiary Guarantor shall have provided to the Administrative Agent and the Lenders such opinions of counsel as may be reasonably requested by the Administrative Agent to assure itself that the conditions of this proviso have been satisfied.

43

9.13    Limitation on Certain Restrictions on Subsidiaries.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower’s Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement.

9.14    Limitation on Issuance of Capital Stock.  (a)  The Borrower will not permit any Subsidiary to issue any preferred stock (or equivalent equity interests).

(b)    The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law.  All capital stock of any Subsidiary Guarantor issued in accordance with this Section 9.14(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement.

9.15    Business.  (a)  The Borrower and its Subsidiaries will not engage in any business other than the businesses in which they are engaged in as of the Effective Date and activities directly related thereto, and similar or related businesses.

(b)    The Borrower will not, and will not permit any of its Subsidiaries to, (i) be engaged in (A) the retailing, wholesaling, trading or importing of goods or services for or with residents of the Republic of the Marshall Islands; (B) any extractive industry in the Republic of Marshall Islands; (C) any regulated professional service activity in the Republic of the Marshall Islands; (D) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands; or (E) the ownership of real property in the Republic of the Marshall Islands; and (ii) do business in the Republic of the Marshall Islands except that the Borrower and their Subsidiaries may (A) have its registered office in the Republic of the Marshall Islands and maintain their respective registered agent in the Republic of the Marshall Islands as required by the provisions of the Associations Law of 1990 of the Republic of the Marshall Islands, as amended; and (B) secure and maintain registry in the Republic of the Marshall Islands solely related to the operation or disposition of any vessel outside of the Republic of the Marshall Islands.

44

9.16    Bank Accounts.  The Borrower will not, and will not permit any Subsidiary Guarantor to, maintain any deposit, savings, investment or other similar accounts other than the Operating Accounts, except that the Borrower may open and maintain any such account provided that it shall have granted to the Administrative Agent a first priority security interest in such account to secure the Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent and all actions necessary or advisable in the reasonable opinion of the Administrative Agent to perfect such security interest shall have been taken.

SECTION 10.    Events of Default.  Upon the occurrence of any of the following specified events (each an “Event of Default”):

10.01    Payments.  The Borrower shall (i) default in the payment when due of any Unpaid Drawings or any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, Unpaid Drawing or any Commitment Commission or any other amounts owing hereunder or thereunder; or

10.02    Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03    Covenants.  Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.03(a)(ii), 8.13, 8.14 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any of the Lenders; or

10.04    Default Under Other Agreements.  (i) The Borrower or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $5,000,000 at any time; or

45

10.05    Bankruptcy, etc.  The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days after service of summons, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06    ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either

46

individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.07    Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or any “event of default” (as defined in any Vessel Mortgage) shall occur in respect of any Vessel Mortgage; or

10.08    Guaranty.  After the execution and delivery thereof, the Guaranty, or any provision thereof, shall cease to be in full force or effect as to the relevant Subsidiary Guarantor (unless such  Subsidiary Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Guaranty, or Subsidiary Guarantor, shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty beyond any grace period (if any) provided therefore; or

10.09    Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company to the satisfaction of the Administrative Agent) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $5,000,000 at any time; or

10.10    Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of the Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice):  (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith

47

due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii)  enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 11.    Definitions and Accounting Terms.

11.01    Defined Terms.  Capitalized terms used as defined terms shall have the meaning attributed to them in Appendix A hereto.

SECTION 12.    Agency and Security Trustee Provisions.

12.01    Appointment.  (a)  The Lenders hereby designate Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent (for purposes of this Section 12, the term “Administrative Agent” shall include Nordea Bank Finland Plc, acting through its New York branch (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents and in its capacity as security trustee pursuant to the Vessel Mortgages) to act as specified herein and in the other Credit Documents.  The Lenders hereby designate Nordea Bank Finland Plc, acting through its New York branch, Bayerische Hypo- und Vereinsbank AG, Sumitomo Mitsui Banking Corporation, acting through its Brussels branch, and DnB NOR Bank ASA, as Mandated Lead Arrangers to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)    The Lenders hereby irrevocably appoint Nordea Bank Finland Plc, acting through its New York branch as security trustee solely for the purpose of holding legal title to the Vessel Mortgages on each of the Vessels on behalf of the applicable Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  Nordea Bank Finland Plc, acting through its New York branch, hereby accepts such appointment as security trustee.

48

12.02    Nature of Duties.  The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates).  The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

12.03    Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04    Certain Rights of the Agents.  If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05    Reliance.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper

49

Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06    Indemnification.  To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

12.07    The Administrative Agent in its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity.  Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08    Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefore.

12.09    Resignation by the Administrative Agent.  (a)  The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)    Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

50

(c)    If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

(d)    If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

SECTION 13.    Miscellaneous.

13.01    Payment of Expenses, etc.  The Borrower agrees that it shall:  (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable fees and disbursements of Seward & Kissel LLP, Mayer Brown JSM, other counsel to the Administrative Agent and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each of the Agents and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added,  excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agents, the Collateral Agent and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents, the Collateral Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on any Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower or any of its

51

Subsidiaries, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Vessel or property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Vessel or property at any time owned or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).  To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  Notwithstanding the foregoing, neither any Agent nor any Lender, nor any of their respective Affiliates, Subsidiaries, officers, directors and employees shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

13.02    Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Subsidiary but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or such Subsidiary, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03    Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic or telecopier communication) and mailed, telexed, telecopied or delivered:  if to the Borrower, at the Borrower’s address specified under its signature below; if to any Lender, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective

52

three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

13.04    Benefit of Agreement.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b)    Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (i) assign all or a portion of its Commitment and/or its outstanding Loans to its (x) parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (z) to one or more Lenders, or (ii) assign with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required if any Event of Default is then in existence) all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and outstanding principal amount

53

of Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (1) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders, (2)  new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (3) the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any assignment pursuant to preceding clause (ii) (which consent shall not be unreasonably withheld or delayed), and (4) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.  To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 3.05, 13.01 and 13.06) shall survive as to such assigning Lender).  To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.12 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.09, 1.10, or 3.05 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors.

13.05    No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or

54

any Lender or the holder of any Note would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

13.06    Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

13.07    Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).  In addition, all computations determining compliance with Sections 9.07 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those in effect on the Effective Date (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”).  Unless otherwise noted, all references in this Agreement to “generally accepted accounting principles” shall mean generally accepted accounting principles as in effect in the United States.

(b)    All computations of interest and Commitment Commission hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Commission are payable.

13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14

55

OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.  IF AT ANY TIME DURING WHICH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT REMAINS IN EFFECT, THE BORROWER DOES NOT MAINTAIN A REGULARLY FUNCTIONING OFFICE IN NEW YORK CITY, IT WILL DULY APPOINT, AND AT ALL TIMES MAINTAIN, AN AGENT IN NEW YORK CITY FOR THE SERVICE OF PROCESS OR SUMMONS, AND WILL PROVIDE TO THE ADMINISTRATIVE AGENT AND THE LENDERS WRITTEN NOTICE OF THE IDENTITY AND ADDRESS OF SUCH AGENT FOR SERVICE OF PROCESS OR SUMMONS; PROVIDED THAT ANY FAILURE ON THE PART OF  THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 13.08 OR OTHERWISE PERMITTED BY LAW.

(b)    THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

56

13.09    Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.10    Effectiveness.  This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it.  The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11    Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12    Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i) and, in the case of the following clause (vi), to the extent that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or would receive a payment or prepayment of Loans or a commitment reduction that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (vi)), (i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any repayment pursuant to Section 3.03(b) or (c) or reduce the rate or extend the time of payment of interest on any Loan or Note or Commitment Commission (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any Vessel Mortgage (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12(a), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) amend, modify or waive Section 1.06 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of Loans or reductions in Commitments, in each case, to be applied pro rata among the Lenders entitled to such payments or prepayments of Loans or reductions in Commitments (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of reduction or any

57

mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (vi)), or (vii) release any Subsidiary Guarantor from a Guaranty to the extent same owns a Vessel; provided, further, that no such change, waiver, discharge or termination shall (x) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), or (y) without the consent of each Agent, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent or without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

(b)    If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed  change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment, and repay such non-consenting Lender’s outstanding Loans, in accordance with Sections 2.02(b) and/or 3.02(iv), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13    Survival.  All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 3.05, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

13.14    Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10, or 3.05 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be

58

obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15    Limitation on Additional Amounts, etc.  Notwithstanding anything to the contrary contained in Sections 1.09, 1.10 or 3.05 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) in the case of Taxes, the date the Lender receives notice from the relevant taxing authority of the respective increased cost, Tax, loss, expense or liability, and in all other cases the date the Lender incurs the respective increased cost, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.09, 1.10, or 3.05, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.09, 1.10, or 3.05, as the case may be.  This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.09, 1.10, and 3.05.

13.16    Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any  information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b)    The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

59

13.17    Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 13.17, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation  shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17, except to the extent caused by the Administrative Agent’s own gross negligence or willful misconduct.

13.18    Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

60

13.19    Language.  All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Administrative Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

13.20    Waiver of Immunity.  The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United States, the Republic of the Marshall Islands, Hong Kong or elsewhere, to enforce or collect upon the Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, the Republic of the Marshall Islands, Hong Kong or elsewhere.

13.21    USA PATRIOT Act Notice.  Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act, and each Credit Party agrees to provide such information from time to time to any Lender.

*     *     *

61

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GENCO SHIPPING & TRADING LIMITED, as Borrower

By: /s/ John C. Wobensmith Name: John C. Wobensmith
Title: CFO
Address: 299 Park Avenue, 20th floor, New York, NY 10171
Telephone: +1 (646) 443-8550
Facsimile: +1 (646) 443-8551

NORDEA BANK FINLAND PLC, acting through its New York branch as Administrative Agent, Collateral Agent and Mandated Lead Arranger

By: /s/ Colleen Durkin Name: Colleen Durkin Title: Vice President

By: /s/ Hans Kjelsrud Name: Hans Kjelsrud Title: Executive Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG Mandated Lead Arranger

By: /s/ Göhring Name: Göhring Title:

By: /s/ Wenner Name: Wenner Title:

DNB NOR BANK ASA, Mandated Lead Arranger

By: /s/ Nikolai A. Nachamkin Name: Nikolai A. Nachamkin Title: Senior Vice President

By: /s/ Cathleen Buckley Name: Cathleen Buckley Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, acting through its Brussels branch, Mandated Lead Arranger

By: /s/ Eric Schipper Name: Eric Schipper Title: Assistant General Manager

By:_________________________ Name: Title:

The Lenders:

NORDEA BANK NORGE ASA, acting through its Cayman Islands branch,

By: /s/ Colleen Durkin Name: Colleen Durkin Title: Vice President

By: /s/ Hans Kjelsrud Name: Hans Kjelsrud Title: Executive Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG

By: /s/ Göhring Name: Göhring Title:

By: /s/ Wenner Name: Wenner Title:

DNB NOR BANK ASA

By: /s/ Nikolai A. Nachamkin Name: Nikolai A. Nachamkin Title: Senior Vice President

By: /s/ Cathleen Buckley Name: Cathleen Buckley Title: Vice President

                                                                                      DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By: /s/ Tanja Lauerer Name: Tanja Lauerer Title: Assistant General Manager

By: /s/ Gert Wiechmann Name: Gert Wiechmann Title: Assistant General Manager

                                                                                      SUMITOMO MITSUI BANKING CORPORATION,
                                                                                         acting through its Brussels Branch

By: /s/ Eric Schipper Name: Eric Schipper Title: Assistant General Manager

By: Name: Title:

APPENDIX A

DEFINITIONS

PART I

RULES OF CONSTRUCTION

The following rules of usage shall apply to the Credit Agreement, the Notes and the Credit Documents (and each appendix, schedule, exhibit and annex thereto) unless otherwise required by the context or unless otherwise specified therein:

1.	Unless otherwise specified, definitions set forth herein, in the Credit Agreement, the Notes or any Credit Document shall be equally applicable to the singular and plural forms of the terms defined.

2.	References to any Person in the Credit Agreement, the Note or any Credit Document shall include such Person, its successors and permitted assigns and transferees.

3.
References to any law in the Credit Agreement, the Notes or any Credit Document shall include any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof.

4.
Words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import used in the Credit Agreement, the Notes or any Credit Document shall, unless the context clearly indicates to the contrary, refer to the whole of such document and not to any particular article, section, subsection, paragraph or clause thereof.

PART II

GLOSSARY OF TERMS

“Acceptable Flag Jurisdiction” shall have the meaning provided in Section 8.14.

“Acceptable Replacement Vessel” shall mean, with respect to a Vessel, any other vessel with an equal or greater fair market value than the Appraised Value of such Vessel; provided that (A) such Acceptable Replacement Vessel must (i) be of the same type and age as the Vessel it replaces, (ii) have a class complying with the requirements of Section 8.14, and (iii) be registered and flagged in an Acceptable Flag Jurisdiction, and (B) there is no Event of Default as defined in Section 10.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary contained above, for purposes of Section 9.06, neither the Administrative Agent, nor the Collateral Agent, nor the Mandated Lead Arrangers nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers.

“Aggregate Appraised Value” shall mean at any time, the sum of the Appraised Value of all Vessels owned by the Borrower and its Subsidiaries at such time.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended or restated from time to time.

“Allocated Loan Amount” shall mean, with respect to any Vessel, the amount of the Facility to be made available to the Borrower in a single Loan attributable to such Vessel in accordance with Schedule III.

“Annex VI” shall mean Regulations for the Prevention of Air Pollution from Ships to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“Annual Fleet Maintenance Reserve Amount” shall mean, for any fiscal year, the aggregate amount of funds budgeted by the Borrower for such fiscal year to maintain and drydock the Borrower’s fleet during such fiscal year in order to maintain each Vessel in the fleet in accordance with the provisions contained in this Agreement and the other Credit Documents, such amount to be approved by the Borrower’s Board of Directors acting reasonably and in good faith.

“Annual Fleet Renewal Reserve Amount” shall mean, for any fiscal year, the amount determined by the Borrower’s Board of Directors acting reasonably to be an amount which should be reserved and/or expended during such fiscal year for renewal capital expenditures and/or vessel acquisitions to insure the indefinite renewal of the Borrower’s fleet, such determination to take into account, inter alia the remaining life and prevailing asset value of the fleet.

“Applicable Margin” shall mean 1.25% per annum; provided, however, that if at any time after December 31, 2009, the Borrower’s Leverage Ratio, measured on a quarterly basis, is 3.00:1.00 or less, then during such period the Applicable Margin for the immediately succeeding quarter will be 1.20% per annum.

“Appraisal” shall mean, with respect to a Vessel, a written appraisal by an Approved Appraiser of the fair market value of such Vessel on an individual charter free basis.

“Appraised Value” of any Vessel at any time shall mean the arithmetic average of the fair market values of such Vessel on an individual charter free basis as set forth on the Appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Sections 5.08(vi), 8.01(c) and 9.02(i) or the definition of Vessel Exchange.

“Approved Appraiser” shall mean H. Clarksons & Company Limited, Fearnleys Ltd., R.S. Platou Shipbrokers a.s., ICAP Hyde & Company, Ltd., Simpson Spence & Young Ltd. or such other independent appraisal firm as may be acceptable to the Required Lenders.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

“Assignment of Charters” shall have the meaning provided in the Earnings Assignment and substantially in the form of Exhibit B to the Assignment of Earnings.

“Assignment of Earnings” shall mean the assignment in respect of the earnings of a Vessel from any and all sources to be executed by the relevant Subsidiary Guarantor in favor of the Collateral Agent pursuant to Section 5.05 and substantially in the form Exhibit H-1.

“Assignment of Insurances” shall mean the assignment in respect of the insurances of a Vessel to be executed by the relevant Subsidiary Guarantor in favor of the Collateral Agent pursuant to Section 5.05 and substantially in the form Exhibit H-2.

“Authorized Officer” shall mean, with respect to (i) the delivery of Notices of Borrowing, the chairman of the board, or the treasurer of the Borrower, or any other officer of the Borrower designated in writing to the Administrative Agent by the chief executive officer, president or treasurer of the Borrower as being authorized to give notices under this Agreement, (ii) delivery of financial documents and officer’s certificates pursuant to this Agreement, the chairman of the board, the president, any vice president, the treasurer, any other financial officer or an authorized manager of any Credit Party and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a Person or Persons so designated by any two officers) of any Credit Party, in each case to the extent reasonably acceptable to the Administrative Agent.

“Available Cash” shall mean, for any period, Consolidated Net Income for such period plus Consolidated Interest Expense for such period plus, without duplication, the amortization of deferred finance charges and restricted stock expenses and Non-Cash Charges for such period and the amount of all depreciation and amortization deducted in determining Consolidated Net Income for such period.

“Availability Termination Date” shall mean, January 31, 2010, or such other later date as the Lenders and the Borrower may agree.

“Average Consolidated Net Indebtedness” shall mean, on any date of determination, the average of  the Consolidated Net Indebtedness on the last Business Day of each calendar month during the most recently ended Test Period and on such date of determination.

“Balloon Payment” shall mean One Hundred Eighty-One Million Two Hundred Thousand Dollars (US$181,200,000), as such amount may be reduced from time to time pursuant to the terms hereof.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus ½ of 1% per annum.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of a Loan or Loans from all the Lenders on a given date having the same Interest Period.

“Borrowing Date(s)” shall mean each date (including the Initial Borrowing Date) on which Loans are incurred by the Borrower.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City, Hong Kong or London a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such

Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean (i) the Borrower shall at any time and for any reason fail to own, directly or indirectly, 100% of the capital stock or other equity interests of each Subsidiary Guarantor, (ii) the sale, lease or transfer of all or substantially all of the Borrower’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (iii) the liquidation or dissolution of the Borrower, (iv) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower, (v) the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, (vi) a “change of control” or similar event shall occur as provided in any outstanding Indebtedness of Borrower or any of its Subsidiaries (or the documentation governing the same) or (vii) the Borrower’s common stock shall cease to be traded on the New York Stock Exchange or any other internationally recognized stock exchange.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, all Vessels, and all cash and Cash Equivalents at any time delivered as collateral thereunder or as required hereunder.

“Collateral Agent” shall mean the Administrative Agent acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition other than pursuant to a charter by the Borrower or any of its Subsidiaries to any Person other than the Borrower or a Subsidiary Guarantor of any Vessel or (ii) any Event of Loss of any Vessel.

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto, as same may be (x) reduced from time to time pursuant to Sections 2.02, 2.03, 3.01, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.12 or 13.04.

“Commitment Commission” shall have the meaning provided in Section 2.01(a).

“Commitment Commission Payment Date” shall mean the last Business Day of each March, June, September and December, commencing with September 30, 2008, and through, and including, the Availability Termination Date.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of (i) all amortization of intangibles and depreciation, (ii) non-cash management incentive compensation, (iii) the amortization of fees and expenses paid in connection with the Transaction, and (iv) any Non-Cash Charges in each case that were deducted in arriving at Consolidated EBITDA for such period.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all letters of credit outstanding but excluding Indebtedness of a type described in clause (vii) of the definition thereof) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that (i) Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business, and (ii) guarantees of operating leases assigned to any of the Borrower or any Wholly-Owned Subsidiary of the Borrower to the extent such lease is not prohibited hereunder and such obligation does not exceed that which would otherwise be attributed to such Person under such operating lease, shall be excluded in determining Consolidated Indebtedness.

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, minus (ii) cash interest income of the Borrower and its Subsidiaries for such period and the amortization of any deferred financing costs and Non-Cash Charges incurred in connection with the Transaction to the extent otherwise included in the calculations thereof.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided that solely for any calculation of the “Permitted Dividend Amount” and “Consolidated EBIT” the “Consolidated Net Income” component of "Available Cash" shall not include any gains or losses arising from any Interest Rate Protection Agreement and Other Hedging Agreements.

“Consolidated Net Indebtedness” shall mean, as at any date of determination, the remainder of (i) the Consolidated Indebtedness on such date minus (ii) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on such date.

“Consolidated Net Worth” shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Documents” shall mean this Agreement, each Note, each Security Document, the Guaranty and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 8.11.

“Credit Party” shall mean the Borrower, each Subsidiary Guarantor, and any other Subsidiary of the Borrower which at any time executes and delivers any Credit Document.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of, or equity interests in, such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“DOC” means a document of compliance issued to an Operator in accordance with Rule 13 of the ISM Code.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the respective Assignment of Earnings and the Assignment of Insurances.

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other “accredited investor” (as defined in Regulation D of the Securities Act).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefore.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning provided in Section 10.

“Event of Loss” shall mean any of the following events:  (x) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Vessel.  An Event of Loss shall be deemed to have occurred:  (i) in the event of an actual loss of a Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person taking such action.  Notwithstanding the foregoing, if such Vessel shall have been returned to any Credit Party following any event referred to in clause (y) above prior to the date upon which a mandatory repayment of the Loans is required to be made under Section 4.02 hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Existing Credit Facility” shall mean the Senior Secured Revolving Credit Agreement among, inter alios, Genco Shipping & Trading Limited and DnB NOR Bank ASA, New York Branch, as Administrative Agent, Collateral Agent, Mandated Lead Arranger and Bookrunner dated as of July 20, 2007.

“Facility Amount” shall mean the amount of the credit facility granted by the Lenders to the Borrower pursuant to this Credit Agreement available to the Borrower from time to time pursuant to the terms hereof in principal amount at no time to exceed Three Hundred Twenty Million United States Dollars (US$320,000,000).

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” shall mean the mandate letter dated July __, 2008 entered into by and between the Borrower and the Mandated Lead Arrangers in respect of the fees to be paid by the Borrower.

“Final Payment” means the amount equal to the sum of (i) the Balloon Payment plus (ii) the amount which is necessary to repay accrued but unpaid interest and (iii) any other amounts owing by the Borrower to the Lenders necessary to reduce the Facility to zero on the Maturity Date pursuant to this Agreement or any Security Document.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i) On each Flag Jurisdiction Transfer Date, the Credit Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage with respect to the Vessel being transferred (the “Transferred Vessel”) and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, subject only to Permitted Liens.  All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii) On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Credit Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Vessel is registered and/or the Credit Party owning such Transferred Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

(iii) On each Flag Jurisdiction Transfer Date:

(A) The Administrative Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Transferred Vessel transferred on such date by the relevant Subsidiary Guarantor and (y) the results of maritime registry searches with respect to the Transferred Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens; and

(B) The Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of the Transferred Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgages.

(iv) On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member or general partner of the Credit Party consummating such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of such Credit Party and any other matters the Administrative Agent may reasonably request.

(v) On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received such other agreements, documents and certificates as it shall have reasonably requested.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Maintenance Reserve” shall mean for a fiscal quarter one quarter of the Annual Fleet Maintenance Reserve Amount for the fiscal year in which such fiscal quarter occurs.

“Fleet Renewal Reserve” shall mean for a fiscal quarter one quarter of the Annual Fleet Reserve Renewal Amount for the fiscal year in which such fiscal quarter occurs.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“GAAP” shall have the meaning provided in Section 13.07(a).

“Guaranty” shall have the meaning provided in Section 5.03.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

“IAPPC” shall mean a valid international air pollution prevention certificate for a vessel issued under Annex VI.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit (including letters of credit) issued for the account of such Person and all unpaid drawings (including unpaid drawings) in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Initial Payment Date” shall mean June 30, 2009.

“Interest Period” shall have the meaning provided in Section 1.08.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investments” shall have the meaning provided in Section 9.05.

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(a) ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) adopted on July 1, 2004.

“ISSC” shall mean a valid and current International Ship Security Certificate issued under the ISPS Code.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to 13.04(b).

“Lender Default” shall mean (i) the refusal (which has not been retracted) or other failure (which has not been cured) of a Lender to make available its portion of any Borrowing required to be made in accordance with the terms of this Agreement as then in effect or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01.

“Leverage Ratio” shall mean, at any date of determination, the ratio of Average Consolidated Net Indebtedness on such date of determination to Consolidated EBITDA for the most recently ended Test Period.

“LIBOR” shall mean the rate for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as set by the British Bankers’ Association as published on Reuters screen BBALIBORS; provided that if on such date no such rate is available from the British Bankers’ Association for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward to four decimal places) of the rates respectively quoted by the Mandated Lead Arrangers (including, without limitation, Nordea) to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall have the meaning provided in Section 1.01.

“Management Agreements” shall have the meaning provided in Section 5.09(i).

“Mandated Lead Arranger” shall have the meaning provided in the first paragraph of the Recital of this Agreement.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the (i) Transaction, (ii) business, property, assets, liabilities, condition (financial or otherwise), operations or prospects (x) of the Vessels or (y) the Borrower and the Subsidiary Guarantors taken as a whole, (iii) the rights and remedies of the Administrative Agent or the Lenders or (iv) the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party.

“Maturity Date” shall mean the Earlier of (i) the fifth anniversary of the Initial Borrowing Date and (ii) December 31, 2013.

 “Minimum Consolidated Net Worth” shall mean not less than US$263,300,000 plus 80% of the Net Proceeds received as a result of any new equity issues by the Borrower from and after June 30, 2007.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

 “Multiemployer Plan” shall mean a Plan which is defined in Section 3(37) of ERISA.

“NAIC” shall mean the National Association of Insurance Commissioners (and its successors from time to time).

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding any treasury stock.

“Note” shall have the meaning provided in Section 1.05(a).

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice Office” shall mean the office of the Administrative Agent located at 437 Madison Avenue, New York, NY 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, each Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.

“Operating Account” shall mean all of the Subsidiary Guarantors’ deposit accounts maintained with Nordea Bank Finland PLC, New York Branch or any other financial institution reasonably acceptable to the Administrative Agent.

“Operator” shall mean, in respect of the Vessel, the Person who is concerned with the operation of the Vessel and falls within the definition of “Company” set out in Rule 1.1.2 of the ISM Code

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements, forward freight agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“PATRIOT Act” shall have the meaning provided in Section 13.21.

“Payment Date” shall mean the last Business Day of each June and December, commencing with June 30, 2009 and through, and including, the Maturity Date.

“Payment Office” shall mean the office of the Administrative Agent located at 437 Madison Avenue, New York, NY 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Dividend Amount” shall mean, for each fiscal quarter of the Borrower, (i) the sum of (x) Available Cash for such fiscal quarter and (y) the Permitted Dividend Carry Forward Amount for the immediately preceding fiscal quarter minus (ii) the sum of (a) the Fleet Maintenance Reserve for such fiscal quarter (b) the Fleet Renewal Reserve for such fiscal quarter, and (c) Consolidated Interest Expense for such fiscal quarter; provided that the aggregate amount of all Dividends made pursuant to sub-clause (y) and Sections 9.03(ii) and (iii) shall not exceed US$150,000,000.

“Permitted Dividend Carry Forward Amount” shall mean (i) for the fiscal quarter ending June 30, 2005, zero, and (ii) for each fiscal quarter thereafter, the Permitted Dividend

Amount for such fiscal quarter; provided that, to the extent the Permitted Dividend Amount for any fiscal quarter is a positive amount, only the portion of the Permitted Dividend Amount that has not been distributed as a Dividend pursuant to Sections 9.03(ii) and (iii) shall be included in the calculation of this clause (ii).

“Permitted Encumbrance” shall mean easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Vessel or any other property of the Borrower or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Vessel or the property subject thereto.

“Permitted Holders” shall mean (i) Peter Georgiopoulos (including his immediate family members and trusts for his benefit and/or for the benefit of his immediate family members) and any corporation or other entity directly or indirectly controlled by Peter Georgiopoulos and (ii) Oaktree Capital Management, LLC and any corporation or other entity directly or indirectly controlled by Oaktree Capital Management, LLC.

“Permitted Liens” shall have the meaning provided in Section 9.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” shall have the meaning provided in Section 5.04.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreements.

“Pledged Securities” shall mean “Securities” as defined in the Pledge Agreements pledged (or required to be pledged) pursuant thereto.

“Prime Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Purchase Contract” means one or more of the Memoranda of Agreement entered into by the Borrower or a Subsidiary Guarantor in respect of the Vessels.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Replaced Lender” shall have the meaning provided in Section 1.12.

“Replacement Lender” shall have the meaning provided in Section 1.12.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean Lenders the sum of whose outstanding Commitments (or, after the termination thereof, the then principal amount of all outstanding Loans) at such time represent 50% of the Total Commitment at such time (or, after termination thereof, the then principal amount of all outstanding Loans); provided that in the event the Bookrunners have Commitments, in the aggregate, constituting 50% or more of the Total Commitment, Required Lenders shall mean Lenders the sum of whose Commitments at such time represents 66 2/3% of the Total Commitment (or after termination thereof, the then principal amount of all outstanding Loans).

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.

“Returns” shall have the meaning provided in Section 7.09.

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Secured Creditors” shall mean the “Secured Creditors” as defined in the Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean each Pledge Agreement, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Charters, each Vessel Mortgage and, after the execution and delivery thereof, each additional security document executed pursuant to Section 8.11.

“Service Agreements” shall have the meaning provided in Section 5.09(ii).

“Shareholder Rights Agreement” shall mean the Shareholders Rights Agreement entered into as of March 1, 2007 by and between the Borrower and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent without giving effect to any amendments, modifications or supplements thereto.

“SMC” means a safety management certificate issued in respect of the Collateral Rigs in accordance with Rule 13 of the ISM Code.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantor” shall mean each direct and indirect Subsidiary of the Borrower listed in Schedule III of this Credit Agreement which owns a Vessel and is party to the Guaranty, or which executes a counterpart thereof after the Effective Date.

“Tax Benefit” shall have the meaning provided in Section 3.05(c).

“Taxes” shall have the meaning provided in Section 3.05(a).

“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period, provided that in the case of any first quarter ending prior to December 31, 2008, the “Test Period” shall be the period commencing on January 1, 2008 and ending on the last day of such fiscal quarter.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Facility Amount” has the meaning provided in the second (2nd) recital paragraph.

“Transaction” shall mean, collectively, (i)  the entering into of the Credit Documents and the incurrence of Loans hereunder, and (ii) the payment of all fees and expenses in connection with the foregoing.

“Transferred Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Appendix A.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Commitment” shall mean, with respect to any Lender, at any time, an amount equal to (i) such Lender’s Commitment at such time, less (ii) the sum of the aggregate principal amount of Loans made by such Lender then outstanding.

“Vessel” shall mean the six (6) dry-bulk carriers listed in Schedule III hereto.

“Vessel Acquisition” shall mean the acquisition of each of the Vessels.

“Vessel Exchange” shall mean the exchange of a Vessel for another vessel which vessel shall constitute an Acceptable Replacement Vessel and provided that the following conditions are satisfied with respect to such exchange:

(i) On each Vessel Exchange Date, if the Subsidiary owning the Acceptable Replacement Vessel is not a Credit Party, (A) such Subsidiary shall (1) grant to the Collateral Agent a first priority Lien (subject only to Permitted Liens) on all property of such Subsidiary by executing and delivering a counterpart of the Pledge Agreement, taking all actions required pursuant to Section 25 of the Pledge Agreement to become a Pledgor thereunder, and taking any other action reasonably requested by the Administrative Agent and (2) execute and deliver a counterpart of the Guaranty and (B) the Borrower shall pledge and deliver, or cause to be pledged and delivered, all of the capital stock of such Subsidiary owned by any Credit Party to the Collateral Agent.

(ii) On each Vessel Exchange Date, the Administrative Agent shall have received from counsel to the Credit Parties acceptable to the Administrative Agent consummating the relevant Vessel Exchange opinions reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Acceptable Replacement Vessel is registered and/or the Credit Party owning such Acceptable Replacement Vessel is organized, which opinions shall be addressed to the Administrative Agent and each of the Lenders and dated such Vessel Exchange Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

(iii) On each Vessel Exchange Date, the Credit Party which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered an Assignment of Earnings, an Assignment of Insurances, and (if applicable) an Assignment of Charters, together covering all of such Credit Party’s present and future Earnings and Insurance Collateral, in each case together with:

(A) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and the Assignment of Charters;

(B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens unless in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

(C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Assignment of Earnings, the Assignment of Insurances and (if applicable) the Assignment of Charters have been taken.

(iv) On each Vessel Exchange Date, the Credit Party which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage with respect to each of such Acceptable Replacement Vessel and such Vessel Mortgages shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Acceptable Replacement Vessels, subject only to Permitted Liens.  Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve such security interests shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.

(v) On each Vessel Exchange Date, the Administrative Agent shall have received each of the following with respect to the relevant Acceptable Replacement Vessel:

(A) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Acceptable Replacement Vessel by the relevant Subsidiary Guarantor,

(B) the results of maritime registry searches with respect to such Acceptable Replacement Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens,

(C) class certificates from a classification society listed on Schedule VIII hereto or another internationally recognized classification society acceptable to the Administrative Agent, indicating that such Acceptable Replacement Vessel meets the criteria specified in Section 7.23,

(D) Appraisals of recent date and from at least two Approved Appraisers in scope, form and substance reasonably satisfactory to the Administrative Agent, and

(E) a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of such Acceptable Replacement Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Vessel Mortgages.

(vi) On or prior to each Vessel Exchange Date:

(A) the Administrative Agent shall have received a certificate, dated the Vessel Exchange Date, signed by the senior financial officer of the Borrower which certificate shall set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 9.09 after giving effect to such Vessel Exchange,

(B) the Administrative Agent shall have received a certificate, dated the Vessel Exchange Date, signed by an Authorized Officer, member or general partner of the Credit Party commencing such Vessel Exchange, certifying that (1) all necessary governmental (domestic and foreign) and third party approvals and/or consents (including any necessary anti-trust approvals or consents) in connection with the Vessel Exchange being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of such Vessel Exchange or the transactions contemplated by this Agreement and (2) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Vessel Exchange or the other transactions contemplated by this Agreement, and

(C) the Administrative Agent shall have received such other documents, certificates and opinions as it shall have reasonably requested.

“Vessel Exchange Date” shall mean each date on which a Vessel Exchange is consummated.

“Vessel Mortgage” shall mean a first preferred mortgage in substantially the form of Exhibit L-1 or L-2, or such other form as may be reasonably satisfactory to the Administrative Agent, as such first preferred mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

SCHEDULE I

THE LENDERS AND THE COMMITMENTS

Lender	Commitment

NORDEA BANK NORGE ASA, acting through its Cayman Islands branch	$103,000,000

BAYERISCHE HYPO- UND VEREINSBANK AG	$82,000,000

SUMITOMO MITSUI BANKING CORPORATION	$61,000,000

DNB NOR BANK ASA	$41,000,000

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	$33,000,000

Totals	$320,000,000

SCHEDULE II

THE LENDERS’ ADDRESSES

INSTITUTIONS	ADDRESSES

NORDEA BANK NORGE ASA, acting through its Cayman Islands branch
Nordea Bank Norge ASA
437 Madison Avenue,
New York, NY  10022
Attn:  Hans Kjelsrud
          Colleen Durkin
Telephone:  (212) 318-9634
                      (212) 318-9636
Facsimile:    (212) 421-4420
e-mail:  hans.kjelsrud@nordea.com
             colleen.durkin@nordea.com

BAYERISCHE HYPO- UND VEREINSBANK AG	Bayerische Hypo- Und Vereinsbank AG Alter Wall 22 20457 Hamburg Germany Attention: Stephan Somitsch Telephone: +49 40 3692 4625 Facsimile: +49 40 3692 3894 e-mail:

DNB NOR BANK ASA
DnB NOR Bank ASA
200 Park Avenue, 31st Floor
New York, NY  10166-0396
Attn:  Nikolai Nachamkin
  Cathleen Buckley
Telephone:  (212)-681-3863
              (212)-681-3861
Facsimile:     (212)-681-3900
e-mail:  nikolai.nachamkin@dnbnor.no
     cathleen.buckley@dnbnor.no

SUMITOMO MITSUI BANKING CORPORATION, acting through its Brussels Branch
Sumitomo Mitsui Banking Corporation,
acting through its Brussels branch
Avenue des Arts 58, Box 18, 1000
Brussels, Belgium
Attn:  Guillaume Dufour
Telephone +33 1 44 71 40 30
Facsimile: +33 1 44 71 40 50
e-mail: guillaume_dufour@fr.smbcgroup.com

SCHEDULE II

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	Deutsche Schiffsbank Aktiengesellschaft Domshof 17 D-28195 Bremen Germany Attn: Dr. Matthias Fischer Telephone +49 421 3609 324 Facsimile: +49 421 3609 329 e-mail: matthias.fischer@schiffsbank.com

SCHEDULE III

SUBSIDIARY GUARANTORS, VESSELS AND ALLOCATED LOAN AMOUNT

Vessel Name	Vessel Owner	Builder	Builder’s Hull Number	Allocated Loan Amount

Genco Aurelius	Genco Aurelius Limited	Daehan	HN1005	$81,300,000
Genco Julian	Genco Julian Limited	Daehan	HN1006	$74,700,000
Genco Valerian	Genco Valerian Limited	Daehan	HN1007	$67,400,000
Genco Eagle	Genco Eagle Limited	Jinse	JS2031	$32,200,000
Genco Falcon	Genco Falcon Limited	Jinse	JS2032	$32,200,000
Genco Hawk	Genco Hawk Limited	Jinse	JS2033	$32,200,000

SCHEDULE IV

INDEBTEDNESS

That certain Senior Secured Revolving Credit Agreement among, inter alios, Genco Shipping & Trading Limited and DnB NOR Bank ASA, New York Branch, as Administrative Agent, Collateral Agent, Mandated Lead Arranger and Bookrunner dated as of July 20, 2007, of which $1,052,150,000 is currently outstanding.

SCHEDULE V

INSURANCE

SCHEDULE VI

ERISA

NONE.

SCHEDULE VII

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization

Genco Acheron Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Commander Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Surprise Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Muse Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Pioneer Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Carrier Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Explorer Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Vigour Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Wisdom Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Success Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Sugar Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Beauty Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Knight Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Reliance Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Trader Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Prosperity Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Progress Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Marine Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization

Genco Leader Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Augustus Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Constantine Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco London Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Maximus Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Tiberius Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Titus Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Cavalier LLC	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Challenger Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Champion Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Charger Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Hunter Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Predator Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Raptor LLC	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Warrior Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Ship Management LLC	Genco Shipping & Trading Limited	100%	Delaware

Genco Aurelius Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Julian Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Valerian Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Eagle Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization

Genco Falcon Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Hawk Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Thunder LLC	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Hadrian Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Commodus Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Claudius Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Investments LLC	Genco Shipping & Trading Limited	100%	Marshall Islands

SCHEDULE VIII

APPROVED CLASSIFICATION SOCIETIES

American Bureau of Shipping
Nippon Kaiji Kyokai
Germanischer Lloyd
Lloyd’s Register of Shipping
Bureau Veritas
Det Norske Veritas

SCHEDULE IX

REPAYMENT

Payment Number	32k Jinse #1	32k Jinse #2	32k Jinse #3	170k Daehan #1	170k Daehan #2	170k Daehan #3	Total Repayment

1	2,900,000.00	2,900,000.00	2,900,000.00	7,300,000.00	-	-	16,000,000.00
2	1,500,000.00	1,500,000.00	1,500,000.00	4,000,000.00	3,900,000.00	3,600,000.00	16,000,000.00
3	1,500,000.00	1,500,000.00	1,500,000.00	4,000,000.00	3,900,000.00	3,600,000.00	16,000,000.00
4	1,500,000.00	1,500,000.00	1,500,000.00	4,000,000.00	3,900,000.00	3,600,000.00	16,000,000.00
5	1,500,000.00	1,500,000.00	1,500,000.00	4,000,000.00	3,900,000.00	3,600,000.00	16,000,000.00
6	1,500,000.00	1,500,000.00	1,500,000.00	4,000,000.00	3,900,000.00	3,600,000.00	16,000,000.00
7	1,000,000.00	1,000,000.00	1,000,000.00	2,700,000.00	2,600,000.00	2,400,000.00	10,700,000.00
8	1,000,000.00	1,000,000.00	1,000,000.00	2,700,000.00	2,600,000.00	2,400,000.00	10,700,000.00
9	1,000,000.00	1,000,000.00	1,000,000.00	2,700,000.00	2,600,000.00	2,400,000.00	10,700,000.00
10	1,000,000.00	1,000,000.00	1,000,000.00	2,700,000.00	2,600,000.00	2,400,000.00	10,700,000.00
Balloon Payment	17,800,000.00	17,800,000.00	17,800,000.00	43,200,000.00	44,800,000.00	39,800,000.00	181,200,000.00

Total	32,200,000.00	32,200,000.00	32,200,000.00	81,300,000.00	74,700,000.00	67,400,000.00	320,000,000.00

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Nordea Bank Finland Plc,
acting through its New York branch,
   as Administrative Agent for the Lenders party
   to the Credit Agreement
   referred to below
437 Madison Avenue, 21st Floor
New York, New York  10022

Attention:  Loan Administration

Ladies and Gentlemen:

The undersigned, Genco Shipping & Trading Limited (the “Borrower”), refers to the Credit Agreement, dated as of September 4, 2008 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the “Lenders”), you, as Administrative Agent, Mandated Lead Arranger, Bookrunner and Collateral Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03 of the Credit Agreement:

(i)           The aggregate principal amount of the Proposed Borrowing is $____________.

(ii)           The Business Day of the Proposed Borrowing is ____________.1

(iii)           The initial Interest Period for the Proposed Borrowing is _____ [months(s)].2

----------------------------------

[1]
Shall be a Business Day at least two Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 4:00 p.m. (New York time) on such day.

[2]
The initial Interest Period for any Loan shall commence on the date of the Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires, and shall be a one, three, six or, to the extent available and agreed by all Lenders, nine or twelve month period or less than 30 days subject to approval of the Administrative Agent.

EXHIBIT A

(iv)           The proceeds of the Proposed Borrowing shall be used to finance the acquisition of the Vessel[s] [___________].

(v)           The proceeds of the Proposed Borrowing shall be deposited in the following account:  Account No. [________________], Account Name [________________].

(vi)           The Aggregate Appraised Value shall be at least 130% of the aggregate amount of all Loans outstanding (determined on a pro forma basis giving effect to the Proposed Borrowing).

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)           the representations and warranties made by each Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects, on and as of such date of the Proposed Borrowing as if made on and as of the date of the Proposed Borrowing, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(B)           all of the conditions set forth in Sections 4, 5 and 6 of the Credit Agreement have been satisfied and will be satisfied on the date of the Proposed Borrowing; and

(C)           no Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing or after giving effect to the Proposed Borrowing made on such date.

            Very truly yours,

                                                GENCO SHIPPING & TRADING LIMITED

                                                By:__________________________
                                                   Name:
                                                   Title:

EXHIBIT B

FORM OF NOTE

$________
New York, New York
[Date]

FOR VALUE RECEIVED, GENCO SHIPPING & TRADING LIMITED, a corporation organized under the laws of the Republic of Marshall Islands (the “Borrower”), hereby promises to pay to [NORDEA BANK FINLAND PLC, acting through its New York branch or its registered assigns (the “Administrative Agent”)]/[____________ or its registered assigns (the “Lender”)], in lawful money of the United States of America in immediately available funds, at the office of [the Administrative Agent]/[NORDEA BANK FINLAND PLC, acting through its New York branch (the “Administrative Agent”)] located at 437 Madison Avenue, 21st Floor, New York, NY 10022, on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($_____) or, if less, the then aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.07 of the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of September 4, 2008, among the Borrower, the lenders from time to time party thereto (including, without limitation, the Lender), Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement).  This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement).  This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

EXHIBIT B

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            GENCO SHIPPING & TRADING LIMITED

            By ________________________
                  Name:
                  Title:

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

________ __, 200[_]

Nordea Bank Finland Plc, as Administrative Agent
437 Madison Avenue, 21st Floor
New York, NY     10022

Re:           Genco Shipping & Trading Limited

Ladies and Gentlemen:

We have acted as special New York counsel to Genco Shipping & Trading Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”) and each of the Subsidiary Guarantors that is listed on Annex A hereto (the “Subsidiary Guarantors” and together with the Company, the “Credit Parties”) in connection with the Credit Agreement (the “Credit Agreement”), dated as of September 4, 2008, by and among the Company, the Lenders party thereto, each of the Subsidiary Guarantors, and Nordea Bank Finland Plc, acting through its New York branch, as administrative agent (in such capacity, the “Administrative Agent”), as mandated lead arranger, as bookrunner and as collateral agent (in such capacity, the “Collateral Agent”).  This opinion is delivered pursuant to Section [4.01(a)]/[5.01(i)] of the Credit Agreement.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

In rendering this opinion, we have examined and relied upon executed copies of those documents referenced in clauses (a) through (h) (collectively, those documents referenced in clauses (a) through (d), the “Transaction Documents”):

(a)           the Credit Agreement;

(b)           the promissory note[s], [each] dated as of [DATE], 2008, issued by the Company and delivered to the Administrative Agent;

(c)           the pledge and security agreement, dated as of [DATE], 2008, among the Company, the Subsidiary Guarantors and the Administrative Agent, as pledgee (the “Pledge Agreement”);

(d)           the guaranty dated as of [DATE], 2008 signed by each of the Subsidiary Guarantors in favor of the Administrative Agent;

(e)           the fee letter dated as of [DATE], 2008, between the Borrower and the Lenders;

(f)           each of the assignment[s] of insurances, dated as of [DATE], 2008 and entered into by each Assignor as is a party thereto (the “Assignment[s] of Insurances”);

1177 AVENUE OF THE AMERICAS   NEW YORK NY 10036-2714   PHONE 212.715.9100   FAX 212.715.8000   WWW.KRAMERLEVIN.COM
ALSO AT 47 AVENUE HOCHE   75008 PARIS FRANCE

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

DnB NOR Bank ASA
_____ __, 200[_]

(g)           each of the assignment[s] of charters, dated as of [DATE], 2008 and entered into by each Assignor as is a party thereto (the “Assignment[s] of Charters”); and

(h)           each of the assignment[s] of earnings, dated as of [DATE], 2008 and entered into by each Assignor as is a party thereto (the “Assignment[s] of Earnings”, together with the Assignment[s] of Earnings, Assignment[s] of Insurances and Assignment[s] of Charters, the “Assignments”).

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Credit Parties contained in the Credit Agreement and the Pledge Agreement and upon the statements, representations and certificates of officers or representatives of the Credit Parties, public officials and others.  We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	Each of the Transaction Documents constitutes a valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms.

2.
The execution and delivery by the Credit Parties of the Transaction Documents and the consummation by the Credit Parties of the transactions contemplated thereby do not result in the violation of any Relevant Law (as hereinafter defined).

3.
The execution and delivery by the Credit Parties of the Transaction Documents and the consummation by the Credit Parties of the transactions contemplated thereby do not require approval from or any filings with any governmental authority under any Relevant Law other than the filing of financing statements under the Uniform Commercial Code.

4.
Each of the Pledge Agreement and the Assignments are sufficient to create in favor of the Collateral Agent a security interest in those items and types of Collateral described therein in which a security interest can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”).

5.	No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.
The Collateral Agent’s security interest in the issued and outstanding capital stock of the Subsidiary Guarantors, represented by the stock certificates identified in Annex C (“List of Stock”) to the Pledge Agreement and Annex B hereto (the “Certificated Securities”) will be perfected upon delivery to the Collateral Agent in the State of New York of the certificates representing such Certificated Securities together with the executed and undated stock powers and endorsed instruments of assignment and transfer.  This opinion in paragraph 6 assumes that the Certificated Securities constitute “securities” within the meaning of the New York UCC.

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

DnB NOR Bank ASA
_____ __, 200[_]

7.
The financing statements on Form UCC-1, copies of which are attached hereto as Annex C (the “Financing Statements”), are in appropriate form for filing with the Department of State of the State of New York under the New York UCC.  The financing statements on Form UCC-1, copies of which are attached hereto as Annex C-2 (the "DC Financing Statements"), are in appropriate form for filing with the Recorder of Deeds of the District of Columbia under the Uniform Commercial code as in effect in the District of Columbia (the "DC UCC").  The security interest created in favor of the Collateral Agent by the Pledge Agreement and the Assignments in those items and types of Collateral described in the Pledge Agreement and the Assignments, in each case, in which a security interest may be perfected by the filing of a financing statement under the New York UCC will be perfected upon the filing of the NY Financing Statements with the Department of State of the State of New York and the DC Financing Statements with the Recorder of Deeds of the District of Columbia, in each case, together with the payment of any requisite filing or recording fees.

8.
The Collateral Agent’s security interest in the Operating Accounts (as defined in the Pledge Agreement) will be perfected upon the execution and delivery by the Depositary Bank, the Company, each Subsidiary Guarantor listed in Annex A hereto and the Collateral Agent of the Control Agreement wherein the Depositary Bank agrees that it will comply with instructions originated by the Collateral Agent directing disposition of the funds in the Operating Accounts without further consent by the Company or any Subsidiary Guarantor.  Under the New York UCC, such security interest has priority over any other security interests in the Operating Accounts.  The opinion expressed in this paragraph 8 assumes that no person other than the Collateral Agent has control over the Operating Accounts on the date hereof and we express no opinion as to any security interest claimed by the Depositary Bank in the Operating Accounts.

The opinion set forth herein is subject to and limited by the following:

(a) The opinion set forth in paragraphs 1, 4, 6, 7 and 8 is qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(b) We express no opinion as to the validity, binding effect or enforceability of (i) provisions that purport to establish evidentiary standards, (ii) provisions relating to

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

DnB NOR Bank ASA
_____ __, 200[_]

severability, indemnity, contribution, set off, delay or omission of enforcement of rights or remedies, (iii) provisions purporting to waive rights or defenses, (iv) provisions that purport to restrict available remedies or establish remedies, (v) provisions relating to consent to jurisdiction, choice of forum or choice of law, or (vi) any provision if and to the extent that such provision (x) is a liquidated damages provision or (y) provides a remedy for breach that may be deemed to be disproportionate to actual damages or may be deemed to be a penalty.

(c) We express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination.  Without limiting the forgoing, we express no opinion with respect to the Credit Parties’ compliance with any financial covenants set forth in the Transaction Documents.

(d) The opinion in paragraphs 4 and 8 is limited to Article 9 of the New York UCC.  The opinion in paragraph 6 is limited to Articles 8 and 9 of the New York UCC.  The opinion in paragraph 7 is limited to Article 9 of the New York UCC and Article 9 of the DC UCC (but based solely on our review thereof as set forth in the CCH Secured Transaction Guide).

(e) Certain of the remedial provisions in the Pledge Agreement may be further limited or rendered unenforceable by applicable law, but in our opinion, subject to exceptions (a) and (b) above, such law does not make the remedies afforded by the Transaction Documents inadequate for the practical realization of the principal benefits intended to be provided.

(f) We express no opinion as to the limitations contained in the federal Bankruptcy Code upon the extent to which property acquired after the commencement of a case under the federal Bankruptcy Code may be subjected to a security interest arising from an agreement entered into prior to the commencement of such case.

(g) With respect to the opinion expressed in paragraph 1, we have assumed that each party to the Transaction Documents: (i) is validly existing and in good standing under the laws of its jurisdiction or organization, and (ii) has the power to execute and consummate their respective obligations under the Transaction Documents; and (iii) has duly authorized, executed and delivered the Transaction Documents.  With respect to the opinion expressed in paragraph 1, we have also assumed that the Transaction Documents constitute the valid and binding obligation of such party other than the Credit Parties, enforceable against such party in accordance with its terms.

We express no opinion as to any laws other than the laws of the State of New York, and the federal laws of the United States of America, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents (the “Relevant Laws”).  Without limiting the foregoing, we express no opinion with respect to federal or state securities laws or antitrust laws.

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

DnB NOR Bank ASA
_____ __, 200[_]

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

This opinion letter is being delivered to you in connection with the transactions described in the Transaction Documents and may not be relied on or otherwise used by any other Person or by you for any other purpose.

            Very truly yours,

            Kramer Levin Naftalis & Frankel LLP

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

ANNEX A

SUBSIDIARY GUARANTORS

1.	Genco Aurelius Limited
2.	Genco Julian Limited
3.	Genco Valerian Limited
4.	Genco Eagle Limited
5.	Genco Falcon Limited
6.	Genco Hawk Limited

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

ANNEX B

CERTIFICATED SECURITIES

1.	Genco Aurelius Limited (Certificate No. 1)
2.	Genco Julian Limited (Certificate No. 1)
3.	Genco Valerian Limited (Certificate No. 1)
4.	Genco Eagle Limited (Certificate No. 1)
5.	Genco Falcon Limited (Certificate No. 1)
6.	Genco Hawk Limited (Certificate No. 1)

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

ANNEX C
LIST OF STOCK

EXHIBIT C-1

K R A M E R  L E V I N   N A F T A L I S &  F R A N K E L  LLP

ANNEX C-2

NEW YORK FINANCING STATEMENTS

EXHIBIT C-2

REEDER & SIMPSON P.C.
ATTORNEYS AT LAW

P.O. Box 601                                                                        Telephone: 011-692-625-3602
RRE Commercial Center                                                   Facsimile: 011-692-625-3603
Majuro, MH 96960                                                                      Email: dreeder@ntamar.net
                                                                                 simpson@otenet.gr

Nordea Bank Finland Plc,
acting through its New York branch (“Nordea”)
437 Madison Avenue, 21st Floor
New York, New York 10022

[DATE], 200[_]

Re: Genco Shipping & Trading Limited (the "Company")

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the "RMI"),  and are members in good standing of the Bar of the RMI.  We are acting as special RMI counsel on issues of RMI law for the Company and those of its subsidiaries as listed on the attached Schedule 1 (collectively the “Subsidiary Guarantors”), all of which are RMI non-resident domestic corporations, in connection with that certain credit facility agreement dated as of September 4, 2008, by and among the Company, the Lenders party thereto (the “Lenders”), Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent, Collateral Agent, Mandated Lead Arranger, and Bookrunner (the “Credit Agreement”).  This opinion is delivered pursuant to Section [4.01(b)]/[5.01(ii)]/[5.01(iii)] of the Credit Agreement.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Documents (as defined in the Credit Agreement).

In connection with this opinion, we have examined electronic copies of the following:

1.  the Credit Agreement;

2.  the promissory note[s], [each ]dated as of [DATE], 2008, issued by the Company and delivered to the Administrative Agent;

3.  the pledge and security agreement, dated as of [DATE], 2008, among the Company, the Subsidiary Guarantors named therein and the Collateral Agent as pledgee (the “Pledge Agreement”);

4.  the guaranty, dated as of [DATE], 2008, made by the Company’s Subsidiary Guarantors named therein in favor of the Collateral Agent;

EXHIBIT C-2

[5.  The Marshall Islands vessel mortgage[s], dated as of [DATE], 2008 and entered into by each Subsidiary Guarantor which owns a vessel, as mortgagor, as is a party thereto [(the “Mortgage”]/[(each a “Mortgage” and together, the “Mortgages”);]

[6.  the assignment[s] of earnings, [each ]dated as of [DATE], 2008 and entered into by each Subsidiary Guarantor which owns a mortgaged vessel (herein, the “Assignor”) as is a party thereto;]

[7.  the assignments of insurances, [each ]dated as of [DATE], 2008 and entered into by each Assignor as is a party thereto;]

[8.  the assignments of charters, [each ]dated as of [DATE], 2008 and entered into by each Assignor as is a party thereto; and]

[5]/[9].  The articles of incorporation and by laws of the Company and each of the Subsidiary Guarantors, resolutions of the Board of Directors of the Company and each of the Subsidiaries, and a certificate of good standing for the Company and each of the Subsidiary Guarantors.

The documents listed in paragraphs 1-[5]/[9] are collectively referred to as the “Transaction Documents”.

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Facility.

We have also made such examinations of matters of law as we deem necessary in connection with the opinions expressed herein.  In rendering this opinion, we have examined and relied upon originals or copies of Transaction Documents and all such other documents, affidavits, corporate records, or certificates or other statements of RMI government officials and officers of the Company and such other instruments as we have considered necessary and appropriate.

Whenever our opinion is indicated to be based on our knowledge or awareness, it is intended to signify that we have not undertaken any independent investigation specifically for the purpose of rendering this opinion other than those procedures referred to herein and our knowledge will be limited to those matters of which we have actual knowledge.  Whenever we have stated that we have assumed any matter, it is intended that we assume such matter without making any factual, legal, or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.

In rendering this opinion we have assumed with your permission and without independent verification:

1. The genuineness of all signatures, the legal capacity of natural persons and of all parties which are not RMI entities, the authenticity of all items submitted to us, and the

EXHIBIT C-2

conformity with originals of all items submitted to us as copies, facsimile, electronic, or otherwise.  We assume that when the parties, other than the Company,  executed and delivered the Transaction Documents, along with all other agreements, instruments, associated documents, and resolutions, that such parties were duly organized, validly existing, and in good standing under the laws of their respective jurisdictions, that such parties were duly qualified to engage in the transactions covered by this opinion, that such parties had the power and authority to enter into and perform their obligations thereunder, that such parties had duly authorized, executed and delivered the Transaction Documents, that the Transaction Documents constitute the legal, valid, and binding obligations of such parties, that the due authorization, execution, enforceability and delivery of the Transaction Documents complies with all relevant laws other than the laws of the RMI which are the subject of this opinion, and that all actions required to be taken by such parties have been duly accomplished including all conditions precedent; and

2.  The truth, accuracy, and completeness of all representations and warranties in the Transaction Documents as to factual matters but not as to conclusions of law that are the subject of this opinion letter.

We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof.  This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein.  We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

This opinion is furnished solely for your benefit, the benefit of your successors, assigns, and participants and may not be used for any other purpose or relied upon by, nor copies delivered to, any other persons without our prior written consent in each case.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that:

1.  The Company and each of the Subsidiary Guarantors are non-resident domestic corporations duly organized and incorporated and validly existing and in good standing under the laws of the RMI.

2.  The execution, delivery and performance by the Company or the Subsidiary Guarantors of the Transaction Documents to which it is a party, is within its corporate powers and has been duly authorized by all necessary corporate action.

3.  Each of the Transaction Documents to which the Company or any of the Subsidiary Guarantors is a party constitutes upon execution and delivery thereof legal, valid and binding obligations of the Company and each such Subsidiary Guarantors, enforceable against each of them in accordance with their respective terms.

EXHIBIT C-2

4.  Under RMI conflict of laws principles, the stated choice of New York law to govern the Transaction Documents will be honored by the courts of the RMI and the Transaction  Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Transaction Documents were stated to be governed by and construed in accordance with the law of RMI, or if a RMI court were to apply the law of the RMI to the Transaction Documents, each Transaction Document would constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

5.  To ensure the validity and enforceability of the Transaction Documents in the RMI, it is not necessary [, except for the Mortgage,] that they be registered in any register kept by, or filed with, or recorded or notarized in any governmental authority or regulatory body in the RMI, or that any other instrument relating thereto be signed, delivered, filed, registered or recorded or that any tax or duty be paid or any other action whatever be taken in the RMI.  No authorization, approval or consent of any governmental or regulatory authority or agency of the RMI is required on the part of the Company or any of the Subsidiary Guarantors for the execution, delivery or performance of the Transaction Documents.

6.  The execution, delivery and performance by the Company or any of the Subsidiary Guarantors of and the consummation by the Company or any of the Subsidiary Guarantors of the transactions contemplated by each of the Transaction Documents do not and will not (a) violate the organizational documents of the Company or any of the Subsidiary Guarantors, (b) violate any applicable RMI law, rule or regulation of general application to which the Company or any of the Subsidiary Guarantors is subject, or (c) violate any RMI order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of the Subsidiary Guarantors.

7.  We have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any RMI governmental or regulatory authority or agency, now pending or threatened against the Company or any of the Subsidiary Guarantors or any of their properties.

8.  On the basis of our searches of RMI Registrar of Corporations and RMI High Court docket records, no currently valid order or resolution for winding up of the Company or any of the Subsidiary Guarantors and no current notice of appointment of a receiver over the Company or any of the Subsidiary Guarantors or of their assets appears on the records maintained in respect of the Company or the Subsidiary Guarantors by the RMI Registrar of Corporations.

9.  The laws of the RMI currently do not generally require information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the collateral.

EXHIBIT C-2

10.  A judgment of obtained against the Company in the United States District Court for the Southern District of New York or any New York State court sitting in New York City would be given full faith and credit by the Courts of RMI.

11.  No stamp duty or similar or other tax or duty is payable in the RMI on the enforcement of a foreign judgment.  No tax is required to be withheld by any governmental authority in the RMI with respect to any payments made under any of the Transaction Documents.

Sincerely,

Reeder & Simpson PC
Dennis J. Reeder

EXHIBIT C-2

SCHEDULE 1 - THE SUBSIDIARY GUARANTORS

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization

Genco Aurelius Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Julian Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Valerian Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Eagle Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Falcon Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

Genco Hawk Limited	Genco Shipping & Trading Limited	100%	Marshall Islands

EXHIBIT C-2

SCHEDULE 2 - THE LENDERS

Nordea Bank Norge ASA, acting through its Cayman Islands branch

Bayerische Hypo- und Vereinsbank AG

Sumitomo Mitsui Banking Corporation, acting through its Brussels branch

DnB NOR Bank, ASA

EXHIBIT C-3

Constantine P. Georgiopoulos
Attorney-At-Law
775 Searsdale Road
tuckahoe, NY 10707
E-Mail:  Pamisos@Att.Net

                            _______, 200_

Nordea Bank Finland, acting through its New York branch,
as Administrative Agent, Collateral Agent, Mandated Lead Arranger
and Bookrunner
437 Madison Avenue, 21st Floor
New York, New York 10022

and

the Lenders listed on Schedule I hereto

Ladies and Gentlemen:

I have acted as special New York maritime counsel to [________], a Marshall Islands corporation (the “Guarantor”) and wholly owned subsidiary of Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Borrower”) in connection with the Credit Agreement, dated as of September 4, 2008, by and among the Borrower, the Lenders party thereto (the “Lenders”), Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent, Collateral Agent and Mandated Lead Arranger (the “Credit Agreement”).

This opinion is delivered pursuant to Section 5.01(iii) of the Credit Agreement.  The Borrower and the Guarantor are collectively referred to herein as the “Credit Parties” and each a “Credit Party.” Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Documents (as defined in the Credit Agreement) in connection with the Credit Agreement and the Security Documents (as hereinafter defined).

This opinion letter is limited to the execution by the Guarantor of the Security Documents (hereinafter defined) in connection with the purchase by the Guarantor of  the [______] registered motor vessel [________], of about [______] gross tons, [______] net tons, Official No. [_______], (the “Vessel”) from [SELLER’S NAME], of [SELLER’S ADDRESS] (the “Seller”) pursuant to a Memorandum of Agreement dated [DATE] (together with any supplements, amendments and addenda thereto from time to time the “MOA”), for the price of [SALES PRICE] United States of America Dollars (US$[________]).  The Vessel was today registered under the laws of [the Republic of the Marshall Islands (“RMI”)]/[the Hong Kong Special Administrative Region of the Peoples Republic of China (“Hong Kong”)] under official number [____] and has been named [VESSEL’S NEW NAME].

EXHIBIT C-3

We have also examined the following documents (the “Security Documents”) each dated [DATE] executed and delivered by the Guarantor, as we have deemed necessary or appropriate as a basis for the opinions set forth herein:

(a)    [the first preferred mortgage]/[the first priority statutory mortgage and Deed of Covenants collateral thereto] (the “Vessel Mortgage”), [each ]dated as of [DATE] and entered into by the Guarantor which owns the mortgaged vessel (the “Vessel”) for the purpose of creating a mortgage lien on the Vessel owned by the Guarantor;

(b)    the assignment of earnings, dated as of [DATE] and entered into by the Guarantor with respect to the Vessel (the “Assignment[s] of Earnings”);

(c)    the assignment of insurances, dated as of [DATE] and entered into by the Guarantor with respect to the Vessel (herein, an “Assignor”) (the “Assignment[s] of Insurances”);

(d)    the assignment of charters, dated as of [DATE] with respect to the time charter between the Guarantor, as owner, and [CHARTERER”S NAME], as charterer, with respect to the Vessel(the “Assignment[s] of Charters”);

(e)    UCC-1 Financing Statements to be filed in the filing offices listed on Schedule II hereto (the “Filing Offices”), copies of which are attached hereto as Schedule III and Schedule IV and (collectively, the “Financing Statements”).

(f)    [a facsimile copy of a transcript of register (each a “Transcript of Register”, collectively, the “Transcripts of Register”) relating to the Vessel issued by the Marine Department (the “Ship Registry Office”), of the Hong Kong Special Administrative Region of the People's Republic of China (“Hong Kong”), on [DATE] as evidence that each Vessel is (i) owned by the Guarantor, (ii) duly registered in Hong Kong and (iii) duly encumbered with the Vessel Mortgage.]/[a facsimile copy of the certificate of ownership and encumbrance (each a “Certificate of Ownership and Encumbrance”, collectively, the “Certificates of Ownership and Encumbrances”) issued by the Republic of the Marshall Islands (“RMI”) Deputy Commissioner of Maritime Affairs, Port of New York (the “RMI Commissioner”) on [DATED] as evidence that each Vessel is (i) owned by the Guarantor, (ii) duly registered with the RMI Commissioner, and (iii) is duly encumbered with the Vessel Mortgage.]

We also have examined such other public and corporate documents and records and such laws, regulations and enactments of the United States of America and the State of New York as deemed necessary or appropriate in connection with this opinion.

In our examination we have assumed the genuineness of all signatures (other than the signatures of the respective officers and directors of the Credit Parties), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photographic reproductions or facsimile or pdf copies of such originals and the authenticity of the originals of such copies.  As to questions of fact not independently verified by us we have relied, to the extent we have deemed appropriate, upon certificates of the respective officers, and directors of the Credit Parties.  We have been provided

2

EXHIBIT C-3

with copies of documents of public officials of [RMI Commissioner]/[Ship Registry Office] and the aforementioned [Transcript[s] of Registry]/[Certificate[s] of Ownership and Encumbrance] relating to each Vessel which we assume are authentic and accurate insofar as the information contained therein.

A.    We have made the following assumptions that apply to the Guarantor:

1.    The Guarantor (i) is a corporation duly organized and incorporated or formed and validly existing and in good standing under the laws of the RMI, (ii) has all the corporate or company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and to enter into and perform its respective obligations under the Security Documents to which it is a party, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business required such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.    The Guarantor has the corporate or company power and authority to execute, deliver and perform the terms and provisions of the Security Documents, as and when such Security Documents will be executed and delivered, to which it is a party and has taken all necessary corporate or company action to authorize the execution, delivery and performance by it of each of such Security Documents.  The Guarantor has duly executed and delivered each of the Security Documents to which it is a party which are required of the Guarantor as of the date hereof, and each of the executed Security Documents to which it is a party constitutes the legal, valid and binding obligation of the Guarantor.

3.    Neither the execution, delivery or performance by the Guarantor of the Security Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it respectively with the terms and provisions thereof as of the date of the execution and delivery to you of such Security Documents (i) will contravene any provisions of any applicable [RMI]/[Hong Kong] statute, rule or regulation (ii) will contravene any provision of any applicable [RMI]/[Hong Kong] order, writ, injunction or decree of any [RMI]/[Hong Kong] court or governmental instrumentality applicable to the Guarantor, (iii) will be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement or instrument to which the Guarantor is a party or by which it any of its property or assets is bound or to which it may be subject or (iv) with respect to the Guarantor only will violate any provision of the certificate or articles of incorporation or by-laws of the Guarantor.

4.    Except as noted in paragraphs B(5) hereunder, no [RMI]/[Hong Kong] order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by any [RMI]/[Hong Kong] governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with: (i) the entry into, execution, delivery and performance of any Security

3

EXHIBIT C-3

Documents or (ii) the legality, validity, binding effect or enforceability of any such Security Documents, except (a) for the registration of the Vessel Mortgage at the Ship Registry Office, and (b) the compliance with certain filing or registration requirements mandated by [RMI]/[Hong Kong] law within five weeks of the creation of a security interest.

B.    We have made the following assumptions with respect to the Vessel[s] which are documented at the [RMI Commissioner]/[Ship Registry Office]:

1.    It is not necessary or advisable, in order to maintain the Vessel Mortgage as a valid first preferred ship mortgage, that the Guarantor file any of the Security Documents or any other instrument relating thereto with any [RMI]/[Hong Kong], court, agency or governmental instrumentality except for the recording of a Vessel Mortgage at the [RMI Commissioner]/[Ship Registry Office].

2.    All permits, licenses, consents, and approvals of any [RMI]/[Hong Kong] governmental authority as a condition to the validity and enforceability of the registration of the Vessel registered in [RMI]/[Hong Kong] and the Vessel Mortgage, have been duly obtained, are in full force and effect as of the date thereof and are valid and sufficient for their respective purposes.

3.    The Vessel is duly registered under the laws and flag of [RMI]/[Hong Kong] at the [RMI Commissioner]/[Ship Registry Office] in the name of the Guarantor, free of any liens, claims, charges, debts or encumbrances other than the Vessel Mortgage.

4.    The [RMI Commissioner]/[Ship Registry Office] is a central office within the meaning of Section 31301(6) (B) of Title 46 of the United States Code.

5.    The Vessel Mortgage (i) has been duly executed and delivered, (ii) has been duly recorded at the [RMI Commissioner ]/[Ship Registry Office] (iii) constitutes and will constitute a valid and binding first preferred mortgage lien upon the Vessel securing the “Indebtedness hereby secured” as defined therein, with effect and priority from the date and time of recording pursuant to the laws of [RMI]/[Hong Kong], (iv) is or will be enforceable in accordance with each of their terms, all in accordance with the laws of [RMI]/[Hong Kong] governing ship mortgages, and the performance of the Vessel Mortgage and will not violate or conflict with any [RMI]/[Hong Kong] law, statutes or regulations, and (v) will maintain their validity and priority and without it being necessary or appropriate for it to be re-recorded or re-filed.

6.    Under the laws of the [RMI and,]/[Hong Kong,] the choice of New York law to govern the Security Documents (other than the Vessel Mortgage) by the parties thereto is a valid choice of law, and the submission to the jurisdiction of the courts of the State of New York, located in New York City, or of the United States for the Southern District of New York is valid and binding upon the parties.

Subject to the foregoing assumptions we are of the opinion, with respect to the Guarantor as the owner of the Vessel, that:

4

EXHIBIT C-3

1.    The Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the RMI.

2.    The Guarantor has the power and authority to enter into, observe and perform the terms and obligations on its part to be observed and performed under the Security Documents to which each is a party and have taken all necessary corporate or company action to authorize the execution and delivery of the Security Documents and the performance of its obligations in accordance with their terms.

3.    The Vessel Mortgage constitutes the equivalent of a “preferred mortgage” within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a foreign registered vessel under Sections 31325 and 31326 of Title 46 of the United States Code and (ii) perfects the rights of the Collateral Agent, as assignee, under the Assignment of Insurances respecting the Vessel.

Subject to the foregoing we are of the further opinion, with respect to the Assignment of Insurances and the Assignment of Earning:

1.    The rights of the Collateral Agent, as assignee, under the Assignment of Insurances granted by the Guarantor is, or will be, perfected by (i) the recording of the Vessel Mortgage at the Ship Registry Office, and (ii) the giving of notice to, and consent of, underwriters where policy provisions so provide and (iii) the compliance with any filing or registration requirements mandated by [RMI]/[Hong Kong] law.  Nevertheless, we recommend that precautionary Financing Statements should be filed at the Office of the New York Secretary of State and the Recorder of Deeds, Washington, D.C. (the “Filing Offices”) with respect to the Assignment of Insurances.

2.    We have examined the Financing Statements to be filed in the Filing Offices for the Guarantor, and upon the filing of such Financing Statements in the Filing Offices, the security interests granted by the Guarantor to the Collateral Agent under the Assignment of Earnings and the Assignment of Charter in respect of all such Collateral thereunder will constitute a perfected security interest therein in favor of the Collateral Agent in each case to the extent that such earnings consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC, subject to the giving of notice to any relevant debtor.

The opinions set forth herein are subject to and limited by the following:

A.    The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium and other laws and court decisions or other legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally.

B.    The discretion of any court of competent jurisdiction in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief.

5

EXHIBIT C-3

C.    The enforceability of the Security Documents may be subject to: (i) compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies; (ii) general principles of equity (including, but not limited to, commercial reasonableness, good faith and fair dealing and the requirement that the right, remedy, damages or compensation sought be proportionate to the breach, default, or injury); (iii) provisions of applicable law limiting certain rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders or the effect of certain waivers or agreements, but the inclusion of such provisions in the Credit Documents does not, in our opinion, render any Credit Documents invalid as a whole and, in our opinion, subject to the limitations referred to in clause (A) above, the Credit Documents contain adequate provisions for the practical realization by the Administrative Agent, the Collateral Agent and the Lenders of the principal benefits intended to be provided by the Credit Documents.

D.    We express no opinion with respect to the enforceability of (i) provisions to the effect that failure to exercise or delay in exercising a right or remedy will not operate as a waiver of the right or remedy or of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular right or rights or remedy or remedies does not preclude recourse to one or more others; (ii) provisions providing indemnification for or contribution with respect to securities law liabilities, the enforceability of which may be limited by applicable securities laws and general principles of public policy; (iii) provisions indemnifying a person against or prospectively releasing a person from liability for such person's own wrongful or negligent acts or where the release or indemnification is contrary to public policy; (iv) provisions purporting to preclude the modification of the Credit Documents through conduct, custom, or course of performance, action or dealing; (v) provisions requiring the payment or reimbursement of fees, costs, expenses, or other amounts without regard to whether they are reasonable in nature or amount; (vi) provisions that purport to establish evidentiary standards; or (vii) provisions purporting to appoint the Collateral Agent as the attorney-in-fact of the Guarantor.

E.    We express no opinion as to the creation of Liens in governmental licenses, permits and approvals.  The creation of such Liens may be limited, prohibited or ineffective under applicable law or governmental policy.

F.    Any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before the Collateral Agent will be treated as an assignee thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or other Person.

G.    We express no opinion as to any security interests relating to property in which security interests cannot be granted under the UCC, or as to the perfection of security interests granted by the Guarantor which may be perfected by any means other than by filing a financing statement pursuant to the UCC or, in the case of instruments (as such term is defined in Section 9-102(a) (47) of the UCC), by possession by the secured party.

6

EXHIBIT C-3

H.    The perfection of security interests which are perfected by the filing of financing statements is limited both in extent and as to continuation by various provisions of the UCC, including, but not limited to, those relating to non-identifiable or commingled cash proceeds and the need to file continuation statements and/or new financing statements if the classification of any Collateral under the UCC changes because of a change in the use of such Collateral, or upon the lapse of time or if any Shipowners change its name, identity, corporate structure or location of the chief executive office, chief place of business or the places where it keeps the Collateral or its records with respect thereto.

I.    We express no opinion as to the validity or legally binding effect of any provision of any Document that requires or relates to payment of any interest at a rate or in an amount, which a court would determine in the circumstances under applicable law to be usurious, commercially unreasonable or a penalty or forfeiture.

J.    We express no opinion as to the limitations contained in the Federal Bankruptcy Code upon the extent to which property acquired after the commencement of a case under the Federal Bankruptcy Code may be subjected to a security interest arising from an agreement entered into prior to the commencement of such case.

K.    As used in this opinion, “to our knowledge” or comparable terms means or refers to the actual knowledge of the undersigned.  We have not, except as otherwise set forth herein, undertaken any independent investigation to determine the existence or absence of those matters, and no inference as to our knowledge of the existence or absence of those matters should be drawn from our representation of the Guarantor.

L.    We have no knowledge of [RMI]/[Hong Kong] law.  We are members of the Bar of the State of New York and do not purport to be expert or express any opinion except as to matters involving the laws of such State and the federal laws of the United States of America.  We are not licensed to practice law in the Marshall Islands or Hong Kong.

M.    The enforcement of the Vessel Mortgage will be subject to the laws of any jurisdiction where enforcement thereof may be sought.

We have assumed with your permission that no agreement or understanding exists which would modify, supplement or amend any Security Document.  In addition, all other matters stated in this opinion as having been assumed by us have been so assumed with your permission.

The opinions expressed herein is based upon the laws and interpretations in effect on the date hereof, and we assume no obligations to review or supplement this opinion letter should any such law be changed by legislative action, judicial decision or otherwise.  In addition, we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinion expressed herein.

This opinion is rendered only to NORDEA BANK FINLAND PLC, acting through its New York branch, as Administrative Agent, and Collateral Agent, and the Lenders and their respective successors and assigns, and is solely for their benefit in connection with the Credit Agreement and the Security Documents.  This opinion may not be relied upon by the Collateral

7

EXHIBIT C-3

Agent, Administrative Agent or any such Lender for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

            Very truly yours,

            Constantine P. Georgiopoulos

8

EXHIBIT C-3

SCHEDULE I

Lenders

Nordea Bank Norge ASA, acting through its Cayman Islands branch

Bayerische Hypo- und Vereinsbank AG

Sumitomo Mitsui Banking Corporation, acting through its Brussels branch

DnB NOR Bank, ASA

Deutsche Schiffsbank Aktiengesellschaft

EXHIBIT C-3

SCHEDULE II

Filing Offices

Secretary of State of the State of New York

Recorder of Deed of the District of Columbia

EXHIBIT C-4

PRIVATE AND CONFIDENTIAL	Our Ref:

Your Ref:
Nordea Bank Finland Plc, acting through its New York branch	Direct Tel: (852) 2843 4366/4256
437 Madison Avenue, 21st Floor	Direct Fax: (852) 2103 5990/5959
New York, NY 10022
(as Administrative Agent and Collateral Agent	Date: __________, 200_
for and on behalf of the Lenders defined below)

Dear Sirs,

Secured revolving loan facility to Genco Shipping & Trading Limited

1.	Introduction

We have acted as your Hong Kong legal advisers in connection with a credit agreement (the “Credit Agreement”) dated September 4, 2008, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), (2) the banks and financial institutions acceptable to the Borrower and Mandated Lead Arranger (as defined below) listed in Schedule I of this Credit Agreement, as lenders (the “Lenders”), and (3) Nordea Bank Finland Plc, acting through its New York branch (“Nordea”) as Administrative Agent (in such capacity, the “Administrative Agent”), mandated lead arranger (the “Mandated Lead Arranger”), as bookrunner, as security trustee and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) under which the Lenders have agreed to make available to the Borrower a senior secured credit facility based on a commitment of up to Three Hundred Twenty Million United States Dollars (US$320,000,000).  Pursuant to the terms and conditions of the Credit Agreement, each of the Borrower’s subsidiaries listed in the attached Schedule (each a “Subsidiary Guarantor”, together the “Subsidiary Guarantors”) is required to execute certain guaranties, pledge agreements, vessel mortgages, assignments of earnings, assignments of insurances and assignments of charters, in respect of vessels owned or acquired by the relevant Subsidiary Guarantor as security for amounts loaned to the Borrower pursuant to the Credit Agreement.

Words and expressions having defined meanings in the Agreement shall have the same meanings when used in this letter.

EXHIBIT C-4

2.	Documents Examined

For the purposes of giving the opinions expressed in this letter we have examined:-

(1)	a copy of the Credit Agreement;

(2)	a copy of the executed promissory note[s], [each ]dated as of [DATE], 2008, issued by the Borrower and delivered to the Administrative Agent;

(3)	a copy of the executed pledge and security agreement, dated as of [DATE], 2008, among the Borrower, the Subsidiary Guarantor named therein and the Collateral Agent as pledge[;]

(4)	a copy of the executed guaranty, dated as of [DATE], 2008, made by [each of ]the Company’s Subsidiary Guarantor named therein in favor of the Collateral Agent;

(5)
[a copy of the executed Hong Kong vessel mortgage[s], dated as of [DATE] and entered into by [the]/[each] Subsidiary Guarantor which owns [the]/[a] mortgaged vessel, as mortgagor, as is a party thereto (the “Vessel Mortgage[s]”);]

(6)
[a copy of the executed assignment[s] of earnings, dated as of [DATE] and entered into by [the]/[each] Subsidiary Guarantor which owns [the]/[a] mortgaged vessel (herein, the “Assignor”) as is a party thereto;]

(7)	[a copy of the executed assignment[s] of insurances, dated as of [DATE] and entered into by [the]/[each] Assignor as is a party thereto;]

(8)	[a copy of the executed assignment[s] of charters, dated as of [DATE] and entered into by [the]/[each] Assignor as is a party thereto;]

(9)
a copy of the executed articles of incorporation and by-laws of the Borrower and [each of ]the Subsidiary Guarantor[s], resolutions of the Board of Directors of the Borrower and each of the Subsidiary Guarantor[s], the powers of attorney issued by the Borrower and [each of ]the Subsidiary Guarantor[s] (collectively, the “POAs” and each a “POA”) and a certificate of good standing for the Borrower and [each of ]the Subsidiary Guarantor[s];

The documents specified at paragraph 2(1) to (9) (inclusive) are herein together referred to as the “Documents”.

We have undertaken a search against each Subsidiary’s files on [_______] and a search of the Cause Book kept at the High Court of Hong Kong on [_________].

We have examined a transcript of register (the “Transcript of Register” in respect of the motor vessel[s][VESSEL NAME[S]], issued by the Registrar of Ships at the Port of Authority of Hong Kong (bearing details of the recorded mortgage[s]

2

EXHIBIT C-4

in respect of the aforementioned vessel[s], [the “Vessel Search”]/[collectively the “Vessel Searches”]).

3.	Applicable Law

Our opinion relates solely to Hong Kong law at the date of this letter and we have assumed due compliance with the laws of any other countries the laws of which may be applicable to the execution, delivery, performance or enforcement of the Documents. We have made no independent investigation into the laws of any other state or country, including in particular, but without limitation, the laws of the State of New York, United States of America and the jurisdiction where the parties to the Documents (other than each Subsidiary Guarantor) are incorporated.

4.	Assumptions

For the purposes of this letter, we have assumed:-

(a)
that the Documents have each been duly authorised, executed and delivered by each of the parties thereto (save as specifically mentioned herein) and that each such party has obtained any necessary consent or authorisation or is otherwise qualified or empowered to enter into and perform its obligations under the Documents to which it is a party and that no provision of law of or relating to the jurisdiction of the incorporation of any of the other parties (other than the laws of Hong Kong) or any other law will affect the validity and enforceability of the Documents against any of the parties thereto;

(b)	that the Documents to which each is a party constitute legal, valid and binding obligations of the Subsidiary Guarantors under all applicable laws (other than the laws of Hong Kong);

(c)
that there are no provisions of the laws of any jurisdiction, other than Hong Kong as they apply to the Subsidiary Guarantors and in respect of which we are opining in this letter, which would have any implications on the opinions we express;

(d)	the absence of any other or collateral arrangements between any of the parties to the Documents which modify or supersede any of the terms of the Documents;

(e)
that each of the Subsidiary Guarantors’ Resolutions provided to us for inspection are respectively a faithful record of resolutions either duly passed by the Board of Directors in writing or at a meeting duly convened and held, or by telephonic conference, of the Board of Directors of each Subsidiary Guarantor and have not been amended or rescinded and are in full force and effect;

(f)	that each of the POAs has been duly issued by the relevant Subsidiary Guarantor and has not been amended or rescinded and is in full force and effect;

3

EXHIBIT C-4

(g)	the genuineness of all signatures and seals on all documents or on the originals thereof;

(h)
the completeness and conformity to original documents of all copies submitted to us and that no alteration has been made to the Subsidiary Guarantors from the copies thereof provided to us for inspection;

(i)	the accuracy of translation of any document submitted to us for inspection in English translated from the foreign language of the original;

(j)
that the information disclosed by our searches at the Hong Kong Companies Registry against the Subsidiary Guarantors has not since the date of our searches been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing or registration but was not disclosed, or, as the case may be, did not appear on the public files at the time of our searches;

(k)
that insofar as any obligation under the Documents falls to be performed in any jurisdiction outside Hong Kong, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(l)
that each of the Subsidiary Guarantors was fully solvent immediately after entry into the Documents to which it is respectively a party and that the obligations assumed by each of the Subsidiary Guarantors under the Documents to which it is respectively a party were in its best interests and that the directors of each Subsidiary Guarantor honestly and reasonably considered them to be in the best interests of each Subsidiary Guarantor respectively;

(m)
none of the Lenders, the Administrative Agent and the Collateral Agent nor any of their respective officers or employees has notice of (i) any matter which would adversely affect the validity of any of the Subsidiary Guarantors’ Resolutions or (ii) any other matter which would affect the bona fides of the execution and delivery by each Subsidiary Guarantor of the Documents to which each is respectively a party;

(n)
there are no grounds to believe that the opinion of the directors of each Subsidiary Guarantor as to the commercial benefit to that Subsidiary Guarantor to be derived from each Subsidiary Guarantor entering into the Documents to which each is respectively a party and guaranteeing and/or securing the Borrower’s obligations under the Agreement reflected in the Subsidiary Guarantors’ Resolutions was not an opinion honestly and reasonably held by those directors;

(o)	the Borrower has not established a place of business in Hong Kong;

4

EXHIBIT C-4

(p)	that the Lenders, the Administrative Agent and the Collateral Agent have complied with all laws and regulations relating to their businesses which are relevant to the Documents;

(q)	the accuracy of all representations and statements as to factual matters contained in the Documents and the Subsidiary Guarantors’ Resolutions;

(r)
that the information disclosed by the Vessel Searches has not, since the date hereof, been altered or added to and that the Vessel Searches disclosed all information which had been delivered for filing and registration; and

(s)	that the written notices of assignments contained in the Documents have been, or will be served on the relevant addressees, in accordance with the provisions of the Documents.

5.	Opinion

On the basis of the foregoing and subject to the qualifications set out in paragraph 6 below, we are of the opinion that:-

(a)
each of the Subsidiary Guarantors is registered as an oversea company with an established place of business in Hong Kong under Part XI of the Companies Ordinance (Cap. 32) of the Laws of Hong Kong; our searches at the Hong Kong Companies Registry and at the High Court of Hong Kong did not reveal any winding-up order against the Subsidiary Guarantors, any resolution of the shareholders voluntarily to wind-up the Subsidiary Guarantors, any order for the appointment of any receiver of the Subsidiary Guarantors or any statutory declaration by the directors of the Subsidiary Guarantors pursuant to Section 228A of the Companies Ordinance (Cap.32) of the Laws of Hong Kong;

(b)
the Documents including any charges granted therein, to the extent that Hong Kong law applies to them, to which they are respectively parties and as executed and delivered, constitute valid and legally binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms;

(c)
the motor vessel “[VESSEL NAME]” is duly registered in the name of [SHIPOWNER’S NAME] under and pursuant to the laws and flag of Hong Kong with Official Number [HK-] free and clear all registered mortgages save for the Vessel Mortgage in respect of the “[VESSEL NAME]”;

(d)
the Vessel Mortgage in respect of the “[VESSEL NAME]” has been duly executed by [SHIPOWNER’S NAME] and registered at the Hong Kong Shipping Registry. This Vessel Mortgage constitutes a valid first priority mortgage lien on the motor vessel “[VESSEL NAME]”;

5

EXHIBIT C-4

(e)
no consent, authorisation, licence or approval (including exchange control approvals) of or registration with or declaration to any Hong Kong governmental or public body or authority or court is required to authorize, or is required by the Subsidiary Guarantors in connection with, the execution, delivery, legality, validity, priority, admissibility in evidence or effectiveness of the Documents to which they are respectively a party;

(f)	no stamp duty or registration or similar taxes or charges are payable in Hong Kong in respect of the Documents.

(g)
there is, at the date of this opinion letter, no Hong Kong withholding or other tax to be deducted from any payment whether of principal or interest or otherwise to be made by the Subsidiary Guarantors pursuant to any of the provisions of the Documents;

(h)
the execution and delivery of, the performance of its obligations under, and compliance by the Subsidiary Guarantors with the provisions of the Documents to which they are respectively a party, do not contravene any existing Hong Kong law, statute, rule or regulation to which each Subsidiary Guarantor is subject;

(i)
save only for the registration of the Vessel Mortgage[s] at the Hong Kong Shipping Registry and the registration of particulars of charges created by the Documents (to the extent that such Documents contain a charge and are executed by a company incorporated under the laws of Hong Kong or registered as an overseas company in Hong Kong) at the Hong Kong Companies Registry within five weeks of their creation, no further action need be taken to ensure the legality, validity, enforceability or admissibility in evidence in Hong Kong of the Documents or the priority of the security interests created thereunder;

(j)
under Hong Kong law, the choice of New York law to govern the Documents (other than the Vessel Mortgage[s] is a valid choice of law, assuming that such choice is made bona fide by each Subsidiary Guarantor and so long as the choice is not made by each Subsidiary Guarantor with the intention of avoiding the mandatory application of the laws of another jurisdiction and is valid and binding upon each Subsidiary Guarantor under New York law;

(k)
the Lenders, the Administrative Agent or the Collateral Agent will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Hong Kong by reason only of the negotiation, preparation, execution, performance or enforcement of, and/or receipt of any payment from the Subsidiary Guarantors under, the Documents.

6.	Qualifications

This letter is subject to the following qualifications:-

6

EXHIBIT C-4

(a)
enforcement of the obligations of the parties to the Documents in a Hong Kong court may be limited by prescription or lapse of time or by bankruptcy, insolvency, liquidation, winding-up, reorganisation, reconstruction or similar laws affecting creditor’s rights generally. In particular, and notwithstanding any provisions in the Documents regarding waivers, under Hong Kong law failure to exercise a right of action for more than six years (or twelve years in the case of a document executed under seal or intended to take effect as a deed) will operate as a bar to the exercise of such right, and failure to exercise such right for a lesser period may result in such right being waived;

(b)
the availability of certain equitable remedies, such as injunction and specific performance, will be at the discretion of the court and a court might make an award of damages where specific performance of an obligation, or some other equitable remedy, is sought;

(c)
any provision of any of the Documents providing that certain calculations and/or certificates will be conclusive and binding will riot be effective if such calculations or certificates are erroneous on their face or fraudulent and will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party;

(d)
where a party under any of the Documents is vested with a discretion, or may determine a matter in its opinion, Hong Kong law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

(e)
any currency indemnity provision of the Documents may not be enforceable in the Hong Kong courts in relation to any judgment delivered by any court and expressed in a currency other than that in which the relevant sum is payable;

(f)
where any of the Documents is to be performed in jurisdictions outside Hong Kong, it may not be enforced in such jurisdiction to the extent that such performance would be illegal or contrary to public policy under the laws of any such jurisdiction;

(g)	the severability of provisions of any of the Documents which are illegal, invalid or unenforceable is, as a matter of Hong Kong law, at the discretion of the court;

(h)
proceedings in a Hong Kong court may be stayed if concurrent proceedings are being brought elsewhere or where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action on the basis that the case can be tried more suitably for the interests of all parties and the ends of justice, save where the court’s discretion to stay an action may be excluded by statute or convention;

7

EXHIBIT C-4

(i)	a Hong Kong court may refuse to give effect to any undertaking for reimbursement or indemnity against expenses in respect of the costs of unsuccessful litigation brought before such a court;

(j)
the searches against the filed particulars of the Subsidiary Guarantors who have registered as an oversea company with an established place of business in Hong Kong under Part XI of the Companies Ordinance (Cap.32) of the Laws of Hong Kong referred to in paragraph 2 above are not conclusively capable of revealing whether or not:

(i)	a winding up order has been made or a resolution passed for the winding up of such Subsidiary Guarantor ;

(ii)	any order for the appointment of any receiver of such Subsidiary Guarantor has been made; or

(iii)	a receiver or liquidator has been appointed; or

(iv)	any statutory declaration by the directors of such Subsidiary Guarantor pursuant to Section 228A of the Companies Ordinance, (Cap.32) of the Laws of Hong Kong has been made since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public files of such Subsidiary Guarantor immediately. In addition, such searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or an application to the court for the appointment of a receiver has been presented, or any matters which have been lodged for registration but have not actually been registered at the date the copy of the relevant file was made available to us;

(k)
under the rules of procedure applicable, a Hong Kong court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of Hong Kong, to provide security for costs;

(l)
the search of the High Court cause book referred to in paragraph 2 is not capable of revealing conclusively whether any litigation or proceeding is in progress (either in Hong Kong or in any other jurisdiction) involving or otherwise concerning the Subsidiary Guarantors;

(m)
we express no view on any provision in any of the Documents requiring written amendments and waivers of any of the provisions of such Document in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties;

8

EXHIBIT C-4

(n)
save as provided in paragraph [5(c) and (d)], we express no opinion as to the title of any of the Subsidiary Guarantors to any of the security assets being the subject of the Security Documents or the ranking of any security created or to be created by such documents, as to the nature of the security created thereby or as to the marketability of or rights of enforcement over such security assets;

(o)	the effectiveness of terms relieving a party from a liability or duty otherwise owed are limited by law;

(p)
Section 24 of the Money Lenders Ordinance (Cap.163) of the Laws of Hong Kong makes it illegal to lend or offer to lend money at any effective rate of interest which exceeds sixty per centum (60%) per annum and makes any agreement for the repayment of any loan or the payment of interest on any loan and any security therefor unenforceable in any case in which the effective rate of interest exceeds such rate; and

(q)
Section 25 of the Money Lenders Ordinance (Cap.163) of the Laws of Hong Kong provides that a Hong Kong court may “reopen the transaction so as to do justice between the parties” if the transaction is “extortionate”. For this purpose a loan in respect of which the effective rate of interest exceeds forty eight per centum (48%) per annum is presumed to be “extortionate”.

7.	The Basic Law

Without prejudice to the generality of the foregoing, it should be noted that on 1st July 1997 Hong Kong became the Hong Kong Special Administrative Region (the “HKSAR”) of the People’s Republic of China (the “PRC”) and the Basic Law of the HKSAR (the “Basic Law”) adopted on 4th April 1990 by the National People’s Congress (the “NPC”) of the PRC is now applicable to Hong Kong. Article 8 of the Basic Law provides that the laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law shall be maintained, except for any that contravene the Basic Law, and subject to any amendment by the legislature of the HKSAR. Under Article 160 of the Basic Law, the Laws of Hong Kong in force at 30th June 1997 were adopted as laws of the HKSAR except for those which the Standing Committee of the NPC (the “Standing Committee”) declared to be in contravention of the Basic Law. On 23rd February 1997 the Standing Committee on its 24th sitting decided that the laws previously in force in Hong Kong, including the common law, rules of equity, ordinances, subsidiary legislation and customary law shall, unless they contravene the Basic Law, be adopted as the laws of the HKSAR. However, the Standing Committee also decided that certain laws and provisions (namely those listed in Schedules 1 and 2 of the decision) will not be so adopted as they contravene the Basic Law. These unadopted laws however appear to us to have no bearing on those Laws of Hong Kong which are relevant to what is stated in this opinion.

9

EXHIBIT C-4

To give effect to (inter alia) the said decision of the Standing Committee, the Hong Kong Reunification Ordinance was adopted by the HKSAR’s legislature on 1st July 1997 (Ordinance No.110 of 1997). Section 7 of this Ordinance reiterates in essence what is stated in the decision of the Standing Committee, namely “the laws previously in force in Hong Kong, that is the common law, rules of equity, ordinances, subsidiary legislation and customary law, which have been adopted as the laws of the HKSAR, shall continue to apply”. The Hong Kong Reunification Ordinance also introduced an amendment to the Interpretation and General Clauses Ordinance (Cap. 1) of the Laws of Hong Kong by inserting a new Article 2A which provides (inter alia) that “all laws previously in force shall be construed with such modifications, adaptations, limitations and exceptions as may be necessary so as not to contravene the Basic Law and to bring them into conformity with the status of Hong Kong as a Special Administrative Region of the People’s Republic of China”. The expression “laws previously in force” was defined thereunder to mean “the common law, rules of equity, ordinances, subsidiary legislation and customary law in force immediately before 1st July 1997 and adopted as laws of the Hong Kong Special Administrative Region”. The Laws of Hong Kong which are relevant to what is stated in this opinion do not appear to us to contravene the Basic Law nor do they appear to require any modifications, adaptations, limitations and exceptions in any material manner in order to bring them in conformity with the status of Hong Kong as a Special Administrative Region of PRC. Furthermore, we are not aware of any other amendment made by the legislature of the HKSAR to those Laws of Hong Kong which are relevant to what is stated in this opinion, which would require us to opine otherwise.

8.	Benefit

This opinion is addressed to you personally for your sole benefit and is not to be relied upon by any other person other than the Lenders (and their assigns and participants) and:

(a)
it is not to be disclosed in whole or in part by you or the Lenders to anyone other than persons who in the ordinary course of your or their business have access to your or their papers and records and on the basis that such persons will similarly make no further disclosure; and

(b)	it is not to be filed with any governmental agency or authority or quoted in any public document without, in any such case, our prior written consent.

9.	Scope

10

EXHIBIT C-4

This letter is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Subsidiary Guarantors, the Documents or otherwise.

Yours faithfully,

/s/ Mayer Brown JSM
Mayer Brown JSM

11

EXHIBIT C-4

Schedule

List of Subsidiary Guarantors/Vessels

Vessel Name	Vessel Owner	Registry Number	Jurisdiction of Registry	Flag

Genco Aurelius	Genco Aurelius Limited

Genco Julian	Genco Julian Limited

Genco Valerian	Genco Valerian Limited

Genco Eagle	Genco Eagle Limited

Genco Falcon	Genco Falcon Limited

Genco Hawk	Genco Hawk Limited

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, the undersigned, [Chairman of the Board/Chief Executive Officer/President/Vice President/Treasurer/Manager] of [Name of Credit Party], a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), do hereby certify on behalf of the Company that:

1.           This Certificate is furnished pursuant to Section [4.02(a)]/[5.02(i)] of the Credit Agreement, dated as of September 4, 2008, among Genco Shipping & Trading Limited, the lenders from time to time party thereto Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.           The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since _________ __, ____.1  The signature written opposite the name and title of each such officer is his or her genuine signature.

     Name2                                                          Office                                                         Signature

______________                                                ___________                                          _____________

______________                                                ___________                                          _____________

______________                                                ___________                                          _____________

3.           Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation and Articles of Incorporation of the Company, as filed in the Office of the Registrar of Corporations of the Republic of the Marshall Islands on ___________, ____, together with all amendments thereto adopted through the date hereof.

4.           Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated By Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, ____.

----------------------------------------

[1]	Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

[2]	Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

EXHIBIT D

5.           Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 20__ [by unanimous written consent of the Board of Directors of the Company]/[by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

[6.           On the date hereof, all of the applicable conditions set forth in Sections 4, 5 and 6 of the Credit Agreement have been satisfied.

7.           Attached hereto as Exhibit D is a true and correct copy of all Management Agreements.

8.           Attached hereto as Exhibit E is a true and correct copy of all Service Agreements.]3

[6]/[9].  On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[7]/[10].  On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

[8]/[11].  There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

------------------------------------

[3]	Insert only in Officer’s Certificate of the Borrower.

EXHIBIT D

IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand this ____ day of ________________, 20__.

        [NAME OF CREDIT PARTY]

        By ______________________________
             Name:
             Title:

EXHIBIT D

I, the undersigned, [Secretary]/[Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

1.           [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/Chief Executive Officer/President/Vice President/Treasurer] of the Company and the signature above is his or her genuine signature.

2.           The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8]/[11] above are true and correct.

IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand this ____ day of _________, 20__.

            [NAME OF CREDIT PARTY]

            By ______________________________
                  Name:
                  Title:

EXHIBIT E

GUARANTY

GUARANTY, dated as of [DATE], 2008 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Genco Shipping & Trading Limited (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent and as Collateral Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of September 4, 2008 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent and the Administrative Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more other Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitment from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, it is a condition to the making of any Loan to the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

EXHIBIT E

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.    Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees:  (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on any Note issued by, and the Loans made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”).  As used herein, the term “Guaranteed Party” shall mean the Borrower party to or as guarantor of any Guarantor or its Subsidiaries party to any Interest Rate Protection Agreement or Other Hedging Agreement with an Other Creditor.  Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2

EXHIBIT E

2.    Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand.  This Guaranty shall constitute a guaranty of payment, and not of collection.

3.    The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, change in corporate structure, termination or increase, decrease or change in personnel, by the Borrower or any other Guaranteed Party, (e) to the extent permitted by applicable law, any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor, including, without limitation, any such invalidity, irregularity or unenforceability caused by a change in law.

4.    The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5.    Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)    change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any

3

EXHIBIT E

increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)    take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)    exercise or refrain from exercising any rights against the Borrower, any other  Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)    release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(e)    settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)    apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g)    consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(h)    act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)    take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6.    This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of

4

EXHIBIT E

any other right, power or privilege hereunder.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.    Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

8.    (a)  Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to:  (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or

5

EXHIBIT E

impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash.  Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

(b)    Each Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

Each Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.    (a)       The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty.  The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

(b)    The Administrative Agent and Collateral Agent will hold in accordance with this Guaranty all collateral at any time received under this Guaranty.  It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Guaranty each such Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent and Collateral Agent as enforcer of this Guaranty and interests herein are only those expressly set forth in this Guaranty and in Section 12 of the Credit Agreement.  The Administrative Agent and the Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

10.    In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the

6

EXHIBIT E

Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a)    Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)    Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document.  Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)    Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Articles of Incorporation or Amended and Restated By-Laws of such Guarantor or any of its Subsidiaries.

(d)    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings of the Security Documents (other than the Vessel Mortgages) executed on or before the Initial Borrowing Date, will be made within 10 days of the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such

7

EXHIBIT E

Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e)    There are no actions, suits, investigations or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11.    Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Commitments and all Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to the Loans and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

12.    The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor) and (ii) the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent).

13.    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

14.    Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of (x) the Administrative Agent (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of the Required Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).  For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with

8

EXHIBIT E

respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to the Loans (and/or the Commitments).

15.    Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Interest Rate Protection Agreements or Other Hedging Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

16.    In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic or telecopier communication) and mailed, telexed, telecopied or delivered:  if to any Guarantor, at c/o Genco Ship Management LLC., as agent, 299 Park Avenue, 20th Floor, New York, New York 10171; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Administrative Agent, at its address specified opposite its name on Schedule II to the Credit Agreement; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be.

18.    If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations

9

EXHIBIT E

and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19.    (a)  THIS SUBSIDIARIES GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor.  Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth in Section 17 hereof, such service to become effective 30 days after such mailing.  Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b)    Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by

10

EXHIBIT E

applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)    EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.    In the event that all of the capital stock or other equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 20).

21.    At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that

11

EXHIBIT E

any Guarantor’s right of contribution arising pursuant to this Section 21 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 21:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 21, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

22.    Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or other law.  To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23.    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

24.    (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 3.04 and 3.05 of the Credit Agreement.

12

EXHIBIT E

(b)    The Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable.  If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)    For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 24, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

25.    It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and/or a Subsidiary assumption agreement, in each case in form and substance satisfactory to the Administrative Agent, and delivering the same to the Administrative Agent.

13

EXHIBIT E

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

            [                                         ]
                                            as Guarantors

                                            By:____________________________
                                               Name:
                                               Title:

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Administrative Agent

By:_____________________________
     Name:
     Title:

By:_____________________________
     Name:
     Title:

14

EXHIBIT F

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [DATE], 2008, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to NORDEA BANK FINLAND PLC, acting through its New York branch (“Nordea”), as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below) and Nordea, as Deposit Account Bank (in such capacity, the “Deposit Account Bank”).

W I T N E S S E T H :

WHEREAS, Genco Shipping & Trading Limited (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”) and Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent and Collateral Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of September 4, 2008 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein (the Lenders holding from to time outstanding Loans (and/or Loan Commitments), the Administrative Agent and each Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Deposit Account Bank are entering into the Control Agreement attached hereto as Annex H simultaneously herewith;

WHEREAS, the Borrower may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitments from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lenders holding from to time outstanding Loans (and/or Commitments), are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of the Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

EXHIBIT F

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.  SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF OPERATING ACCOUNT.

1.1. Security.  This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

              (i)the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

              (ii)the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

              (iii)any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

EXHIBIT F

              (iv)in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

              (v)all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

1.2.  Operating Accounts; Reserve Accounts.  (a) The relevant Pledgor and the Pledgee have established, or shall establish, in the name and for the benefit of the Pledgee, as agent for the Secured Creditors, the Operating Accounts for purposes of this Agreement and the other relevant Credit Documents, which Operating Accounts are or shall be maintained with the Deposit Account Bank located at 437 Madison Avenue, 21st Floor, New York, New York 10022 (the “Deposit Account Bank”).  Each relevant Pledgor, the Pledgee and the Deposit Account Bank are, simultaneously herewith, entering into, or shall enter into, the Control Agreement attached hereto as Annex H (the “Control Agreement”) simultaneously herewith, which provides that the Operating Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from the Operating Accounts and to exercise all rights with respect to all of the Earnings Collateral (as defined below).  All  Earnings Collateral delivered to, or held by or on behalf of, the Pledgee pursuant to each of the Assignments of Earnings shall be held in the Operating Accounts in accordance with the provisions hereof and of the Control Agreement.

(b)           Until such time as the Collateral Agent shall have delivered a Notice of Exclusive Control (as defined in the Control Agreement) (which the Collateral Agent agrees to do only during the continuance of an Event of Default), the relevant Pledgor may apply amounts in the Operating Accounts to the payment of operating expenses and other expenditures permitted under the Credit Agreement of the Borrower and the other Pledgors.  After the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), only the Collateral Agent shall be entitled to withdraw funds from the Operating Accounts, to give any instructions in respect of the Operating Accounts and any funds held therein or credited thereto or otherwise deal with the Operating Accounts.

2.  DEFINITIONS.  (a)  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.  Reference to singular terms shall include the plural and vice versa.

(b)           The following capitalized terms used herein shall have the definitions specified below:

EXHIBIT F

“Administrative Agent” has the meaning set forth in the Recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Borrower” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Control Agreement” shall have the meaning provided in Section 1.2.

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1.1(i) hereof.

“Deposit Account Bank” shall have the meaning provided such term in Section 1.2 hereof.

“Earnings Collateral” shall mean, collectively, all of the collateral granted, sold, conveyed, assigned, transferred, mortgaged and pledged pursuant to, and in accordance with, Section 1 of each Assignment of Earnings.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, after any applicable grace period.

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Lender Creditors” has the meaning set forth in the Recitals hereto.

“Lenders” has the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

EXHIBIT F

“Obligations” has the meaning set forth in Section 1.1 hereof.

“Operating Accounts” shall mean, collectively, the accounts listed on Annex I hereto and all other accounts established at any time by any Pledgor and pledged in favor of the Pledgee pursuant to the terms of this Agreement or the Credit Agreement.

“Other Creditors” has the meaning set forth in the Recitals hereto.

“Other Obligations” has the meaning set forth in Section 1.1(ii) hereof.

“Partnership Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and all Commitments under the Credit Agreement have been terminated and if any Other Obligations are outstanding, the holders of a majority of the Other Obligations.

“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

EXHIBIT F

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” means all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” has the meaning set forth in Section 20 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that, all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.

3.  PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1  Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)           the Operating Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Operating Accounts;

(b)           all Stock of any Subsidiary Guarantor owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of any such Subsidiary Guarantor;

(c)           all Limited Liability Company Interests in any Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and

EXHIBIT F

provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)           all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)           all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)           all Partnership Interests in any Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

EXHIBIT F

(A)           all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)           all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)           all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

 (e)           all Proceeds of any and all of the foregoing.

3.2.  Procedures. (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

EXHIBIT F

              (i)with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall deliver such Certificated Security to the Pledgee with powers executed in blank;

              (ii)with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

              (iii)with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC).  Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

              (iv)with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

              (v)with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

              (b)In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

              (i)with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to

EXHIBIT F

time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

              (ii)each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.  Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.  Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5.  Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that on the date hereof: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor that is a Subsidiary Guarantor is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of any Subsidiary Guarantor held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Subsidiary Guarantors as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all Subsidiary Guarantors held by such Pledgor consist of the number and type of interests of the respective Subsidiary Guarantors described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the respective Subsidiary Guarantors as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all Subsidiary Guarantors consist of the number and type of interests of the respective Subsidiary Guarantors described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on

EXHIBIT F

the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, any Subsidiary Guarantor.

4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.  DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

              (i)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

              (ii)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

              (iii)all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid

EXHIBIT F

over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.  REMEDIES IN CASE OF AN EVENT OF DEFAULT.  If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

              (i)to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

              (ii)to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

              (iii)to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

              (iv)at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that, at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

              (v)to set-off any and all Collateral against any and all Obligations; and

EXHIBIT F

              (vi)apply any monies constituting collateral or proceeds thereof (including, without limitation, amounts on deposit in the Operating Accounts) in accordance with the provisions of Section 9.

8.  REMEDIES, ETC., CUMULATIVE.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.  APPLICATION OF PROCEEDS.  (a)  All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor and any other collateral under any other Security Document (including, without limitation, the Vessel Mortgage, Assignments of Earnings, Assignments of Insurance, together with all other monies received by the Pledgee hereunder and under any other Security Document (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations as follows:

(i)           first, to the payment of all amounts owing the Pledgee of the type described in clauses (iii) and (iv) of Section 1.1;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) constituting Credit Document Obligations shall be paid to the Lenders as provided in Section 9(d) hereof, with each Lender receiving an amount equal to such outstanding Primary Obligations constituting Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Credit Document Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

(iii)           third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations constituting Other Obligations shall be paid to the Other Creditors as provided in Section 9(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Primary Obligations constituting Other Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Other Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)           fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section

EXHIBIT F

9(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v)           fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 20 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b)           For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans and all fees, costs and expenses incurred under the Credit Agreement with respect thereto and (ii) in the case of the Other Obligations, all amounts due under such Interest Rate Protection Agreements and Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)           When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)           All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar

EXHIBIT F

representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e)           For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements are in existence.

(f)           It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

10.  PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.  INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable  for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

EXHIBIT F

12.  PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a)   Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)           Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)           The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)           The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.  FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements (including, without limitation, ‘all assets’ financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)           Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any

EXHIBIT F

instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.  THE PLEDGEE AS AGENT.  The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

15.  TRANSFER BY THE PLEDGORS.  No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.  Each Pledgor represents, warrants and covenants that:

              (i)it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

              (ii)it has the corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

              (iii)this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

              (iv)except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Vessel Mortgages) executed on or before the Initial Borrowing Date, to be made within 10 days of the Initial Borrowing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this

EXHIBIT F

Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

              (v)the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

              (vi)all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

              (vii)the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

              (viii)“control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Operating Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)           Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

EXHIBIT F

17.           JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS.  The jurisdiction of organization of each Pledgor is specified in Annex A hereto.  The chief executive office of each Pledgor is located at the address specified in Annex F hereto.  Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17.  The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex F hereto, or at such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17.  All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex F hereto, or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17.  No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto or Annex F hereto, as the case may be, so as to cause such Annex A or F, as the case may be, to be complete and accurate.

18.           PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

EXHIBIT F

19.  REGISTRATION, ETC.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.  TERMINATION; RELEASE.  (a)  After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable (i) execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, (ii) will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder and (iii) notify the deposit banks under the Control Agreements that such Control Agreements are terminated.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Interest Rate Protection Agreements and Other Hedging Agreements applicable to Loans (and/or the Commitments) entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Obligations then due and payable have been paid in full.

(b)           In the event that any part of the Collateral is sold in connection with a sale permitted by the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

EXHIBIT F

(c)           At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(d)           The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

21.  NOTICES, ETC.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic or telecopier communication) and mailed, telexed, telecopied or delivered:  if to any Pledgor, at c/o Genco Ship Management LLC, as agent, 299 Park Avenue, 20th Floor, New York, New York 10171, if to any Lender Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Pledgee, at the Notice Office specified in Appendix A to the Credit Agreement; and, as to each Other Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.

22.  WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class.  For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements with respect to outstanding Loans (and/or the Commitments) from time to time.

23.  MISCELLANEOUS.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH PARTY TO THIS AGREEMENT

EXHIBIT F

IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24.           RECOURSE.  This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.

25.           ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or a Subsidiary assumption agreement, in each case in form and substance satisfactory to the Pledgee, (y) delivering supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

26.           RELEASE OF GUARANTORS.  In the event any Pledgor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Guaranty, such Pledgor (so long as not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

EXHIBIT F

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                                        GENCO SHIPPING & TRADING LIMITED,
                                                            as a Pledgor

                                                        By:_____________________________
                                                           Name:
                                                           Title:

                                                        [                               ]
                                                        as Pledgors

                                                         By:_____________________________
                                                           Name:
                                                           Title:

EXHIBIT F

Accepted and Agreed to:

NORDEA BANK FINLAND PLC,
acting through its New York branch
as Pledgee and Deposit Account Bank

By:______________________________
   Name:
   Title:

By:______________________________
Name:
Title:

ANNEX A
to
Pledge and Security Agreement

EXACT LEGAL NAME OF EACH PLEDGOR AND JURISDICTION OF

ORGANIZATION

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number

ANNEX B
to
Pledge and Security Agreement

LIST OF SUBSIDIARIES

Pledgor	Direct Subsidiaries

ANNEX C
to
Pledge and Security Agreement

LIST OF STOCK

ANNEX D
to
Pledge and Security Agreement

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Borrower/Subsidiary Pledge and Security Agreement

ANNEX E
to
Pledge and Security Agreement

LIST OF PARTNERSHIP INTERESTS

ANNEX F
to
Pledge and Security Agreement

LIST OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address

ANNEX G
to
Pledge and Security Agreement

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of _______ __, ____, among the undersigned pledgor (the “Pledgor”), NORDEA BANK FINLAND PLC, acting through its New York branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge and Security Agreement, dated as of [DATE], 2008 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2)  Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests

Annex G

originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Finland Plc
437 Madison Avenue, 21st Floor
New York, New York 10022
Attn:  Colleen M. Durkin
Telephone:  212-318-9636
Facsimile:   212-421-4420

5.  Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

(a)           if to any Pledgor, at:

c/o Genco Ship Management LLC,
299 Park Avenue, 20th Floor
New York, NY 10171
Attention:  John Wobensmith
Telephone No.:  646-443-8555
Telecopier No.:  646-552-4052

Annex G

with copies to:
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Lawrence Rutkowski
Telephone No.: 212-574-1200
Telecopier No.: 212-480-8421

(b)           if to the Pledgee, at:

Nordea Bank Finland Plc
437 Madison Avenue, 21st Floor
New York, New York 10022
Attn:  Colleen M. Durkin
Telephone:  212-318-9636
Facsimile:   212-421-4420

(c)           if to the Issuer, at:

________________________

________________________

________________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws (other than Title 14 of Articles 5 of the New York General Obligations Law.

Annex G

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[                                            ],
as Pledgor

By_____________________________
Name:
Title:

NORDEA BANK FINLAND PLC,
acting through its New York branch,
not in its individual capacity but solely as Pledgee
By_____________________________
Name:
Title:

By_____________________________
Name:
Title:

[__________________],
the Issuer

By_____________________________
Name:
Title:

ANNEX H
to
Pledge and Security Agreement

Form of Control Agreement Regarding Deposit Accounts

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of _______ __, ____, among the undersigned assignor (the “Assignor”) and NORDEA BANK FINLAND, acting through its New York branch, not in its individual capacity but as Collateral Agent (the “Collateral Agent”) and itself, as the deposit account bank (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of _______________ (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Pledge and Security Agreement, dated as of [DATE], 2008 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge and Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge and Security Agreement), the Assignor has granted a first priority security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Pledge and Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the

Annex H

Collateral Agent’s prior written consent, close any Deposit Account.  If upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge and Security Agreement) the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.           Collateral Agent’s Right to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with,  such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)           It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge and Security Agreement or any other Credit Document (as defined in the Pledge and Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.           Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from

Annex H

the Collateral Agent excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank.

4.           Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.           Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)           The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b)           The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is New York.  The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a).  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent.  The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)           The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

Annex H

(e)           On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)           Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)           The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.           Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

7.           Conflicting Agreements.  This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.           Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.           Notices.  (a)  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Nordea Bank Finland Plc
437 Madison Avenue, 21st Floor
New York, New York 10022
Attn:  Colleen M. Durkin
Telephone:  212-318-9636
Facsimile:   212-421-4420

Annex H

If to the Assignor, at:

____________
____________
____________

If to the Deposit Account Bank, at:

Nordea Bank Finland, Plc,
437 Madison Avenue, 21st Floor
New York, New York 10022
Attention:  Colleen M. Durkin
Telephone:  (212) 318-9636
Facsimile:   (212) 421-4420

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)           Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.           Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.           Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Pledge and Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.           Continuing Obligations.  The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of

Annex H

the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.           Termination.  This Agreement and the security interest created hereby shall terminate on the date on which the Collateral Agent shall have given the Deposit Account Bank written notice that this Agreement shall have terminated.

Annex H

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:_________________________
Name:
Title:

Collateral Agent: NORDEA BANK FINLAND PLC, acting through its New York branch, as Collateral Agent

By:___________________________ Name: Title:

By:___________________________ Name: Title:

Deposit Account Bank: NORDEA BANK FINLAND PLC, acting through its New York branch, as Deposit Account Bank

By:______________________ Name: Title:

By:______________________ Name: Title:

Annex I

Operating Accounts

Assignor	Account Number

EXHIBIT G

SOLVENCY/MINIMUM CONSOLIDATED NET WORTH CERTIFICATE

I, the undersigned, the Chief Financial Officer of Genco Shipping & Trading Limited (the “Company”), do hereby certify in such capacity and on behalf of the Company that:

1.  This Certificate is furnished to the Administrative Agent and each of the Lenders pursuant to Section 4.05 of the Credit Agreement, dated as of September 4, 2008, among Genco Shipping & Trading Limited, the Lenders party hereto from time to time, Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent and as Collateral Agent under the Security Documents (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.  For purposes of this Certificate, the terms below shall have the following definitions:

(a)	“Fair Value”

The amount at which the assets, in their entirety, of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, are sold with reasonable promptness under normal selling conditions in a current market.

(c)	“New Financing”

The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents.

(d)	“Stated Liabilities”

The recorded liabilities that would be recorded in accordance with generally accepted accounting principles (“GAAP”) of the Company on a stand-alone basis and of the Company and its Subsidiaries taken as a whole as of the date hereof after giving effect to all of the Vessel Acquisitions, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

EXHIBIT G

(e)	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after giving effect to all the Vessel Acquisitions, as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company and its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries.

(f)	“Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)	“Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after consummation of all of the Vessel Acquisitions and all Indebtedness being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

3.  For purposes of this Certificate, I, or other officers of the Company and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the balance sheets referred to in Section 7.05 of the Credit Agreement.

(b)
I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries.

(c)	I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

EXHIBIT G

(d)	With respect to Identified Contingent Liabilities, I:

(i)           inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them; and

(ii)           confirmed with officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, all appropriate items were included in Identified Contingent Liabilities and the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

(e)
I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company on a stand-alone basis, or the Company and its Subsidiaries taken as a whole, in either case after giving effect to all of the Vessel Acquisitions and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

4.  Based on and subject to the foregoing, I, in my capacity as the chief financial officer of the Company, hereby certify on behalf of the Company that, after giving effect to all of the Vessel Acquisitions and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (i) the Fair Value of the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (iii) each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable; and (iv) neither the Company on a stand-alone basis, nor the Company and its Subsidiaries taken as a whole, has Unreasonably Small Capital.

5.  Based on and subject to the foregoing, I, in my capacity as the chief financial officer of the Company, hereby certify on behalf of the Company that, after giving effect to the incurrence of all the financings contemplated under the Credit Documents, the Consolidated Net Worth of the Company as of the date hereof is not less than US$263,300,000 plus 80% of the Net Proceeds (as defined in the Credit Agreement) received as a result of any new equity issues by the Company from and after June 30, 2007, as required pursuant to Section 9.11 and Appendix A of the Credit Agreement.

EXHIBIT G

IN WITNESS WHEREOF, I have hereto on behalf of the Company set my hand this __ day of [DATE], 2008.

            GENCO SHIPPING & TRADING LIMITED

                                                By:_______________________
                               Name:
                                                   Title:

EXHIBIT H-1

ASSIGNMENT OF EARNINGS

[VESSEL NAME]
Official Number [OFFICIAL NUMBER]

THIS EARNINGS ASSIGNMENT, dated [DATE], is given by [SHIPOWNER], a corporation organized and existing under the laws of the Republic of the Marshall Islands [with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960]/[and registered under Part XI of the Hong Kong Companies Ordinance having its principal place of business at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong] (the “Assignor”), in favor of NORDEA BANK FINLAND PLC, acting through its New York branch, with offices at 437 Madison Avenue, New York, New York 10022, as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below (the “Assignee”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

RECITALS

A.           The Assignor is the sole owner of the [Hong Kong]/[Marshall Islands] flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] (the “Vessel”).

B.           Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Borrower”) has entered into a Credit Agreement dated as of September 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) various Lenders referred to therein, (ii) the Assignee, as administrative agent (in such capacity, the “Administrative Agent”), mandated lead arranger, bookrunner and Collateral Agent, providing a senior secured credit facility to the Borrower in the principal amount of up to Three Hundred Twenty Million United States Dollars (U.S. $320,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

C.           The Assignor is a wholly-owned subsidiary of the Borrower.

D.           The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loan (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

E.           The Assignor has entered into the Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the

EXHIBIT H-1

Loan (and/or the Commitments), and the Assignor has granted the Assignee a [first preferred Marshall Islands Mortgage]/[first priority Hong Kong Mortgage together with a deed of covenants (the “Deed”) collateral thereto] ([together,] the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Guaranty.

F.           It is a condition to the obligation of the Lenders to advancing the Loan in respect of the Vessel to the Borrower under the Credit Agreement that the Assignor enters into this Assignment as security for its obligations under the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.    As security for all amounts due and to become due to the Secured Creditors under the Guaranty, the Assignor as beneficial owner hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (the following clauses (i) through (vi), collectively, the “Earnings Collateral”) (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing.

Section 2.    The Assignor covenants that (i) it will have all the earnings and other moneys hereby assigned paid over promptly to such Operating Account as the Collateral Agent may specify in writing from time to time; (ii) it will promptly notify in writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each of the Assignor’s agents and representatives into whose hands or control may come any earnings and moneys hereby assigned, informing each such Person of this Assignment and instructing such addressee to remit promptly to such Operating Account all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will instruct each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions.

EXHIBIT H-1

Section 3.    Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any charter or contract of affreightment by reason of or arising out of this Assignment, or out of any Assignment of Charter (as defined below) made pursuant to Section 6 hereof, and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4.    The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of a Default or an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.

Section 5.    The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 6.    The Assignor hereby agrees that at any time and from time to time, upon entering into any charter or contract of affreightment or other agreement for employment of the Vessel of whatsoever nature for a period of twenty-four (24) months or longer including permitted extensions and renewals, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Assignor an Assignment of Charters in respect of such charter to the Assignee substantially in the form attached as Exhibit B hereto (the “Assignment of Charters”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Assignment, the Assignment of Charters and of the rights and powers herein and therein granted.  The Assignor covenants to use its best efforts to obtain the consent of the charterer under said charter to the Assignment of Charters pursuant to the terms of the Assignment of Charters or in other form and substance reasonably satisfactory to the Assignee.

Section 7.    The Assignor warrants and represents that it has not assigned or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee.  The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

EXHIBIT H-1

Section 8.    The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment.

Section 9.    THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

Section 10.    Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 13.03 of the Credit Agreement or Section 4 of Article IV of the [Mortgage]/[Deed].

Section 11.    This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Assignor has duly executed this instrument on the day and year first above written.

            [SHIPOWNER],
            as Assignor

            By:  __________________
            Name: [                                      ]
            Title: [                           ]

EXHIBIT H-1

Exhibit A to
EARNINGS ASSIGNMENT

FORM OF NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the Owner of the [Marshall Islands]/[Hong Kong] flag vessel “[VESSEL NAME]”, hereby gives you notice that by an Earnings Assignment dated [DATE], 200__, entered into by us with NORDEA BANK FINLAND PLC, acting through its New York branch in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee all earnings effected and to be effected in respect of the said vessel, and all such earnings are to be paid to the account of the Owner (Account No. [ ]) at 437 Madison Avenue, New York, New York 10022.

            [SHIPOWNER]
            as Owner,

            By:  __________________
            Name:
            Title:

            Dated:  _____________

EXHIBIT H-1

Exhibit B to
EARNINGS ASSIGNMENT
[Form of]

ASSIGNMENT OF CHARTERS

No.  ___
[VESSEL NAME]
Official Number [OFFICIAL NUMBER]

[SHIPOWNER], a corporation organized and existing under the laws of the Republic of the Marshall Islands [with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960]/[and registered under Part XI of the Hong Kong Companies Ordinance having its principal place of business at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong] (the “Assignor”), refers to an Earnings Assignment dated [DATE], 200__ (the “Earnings Assignment”) given by the Assignor in favor of NORDEA BANK FINLAND PLC, acting through its New York branch with offices at 437 Madison Avenue, New York, New York 10022, as Collateral Agent (the “Assignee”), under the Credit Agreement referred to below, wherein the Assignor agreed to enter into an Assignment of Charters in the event the Assignor entered or intended to enter into any charter or contract of affreightment or other agreement for employment of the [VESSEL NAME] (the “Vessel”), Official No. [_____], for a period of twelve (12) months or longer including permitted extensions and renewals.

The Assignor represents that it has entered or intends to enter into a charter (the “Charter”) with a charterer acceptable to the Assignee (the “Charterer”), and agrees that Section 1 of the Earnings Assignment is hereby amended to add to the description of collateral contained in said Section all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor does hereby grant, sell, convey, assign, transfer, mortgage and pledge to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor hereby warrants that upon execution of any Charter, the Assignor will promptly give notice to the Charterer of the Earnings Assignment (in the form of Exhibit A to the Earnings Assignment) as provided by Section 6 of the Earnings Assignment and the Assignor will use its best efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as Annex 1.

The Assignor reconfirms that the Earnings Assignment including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Earnings Assignment.

EXHIBIT H-1

The Assignor hereby agrees that so long as this Assignment of Charters is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor.  The Assignor hereby agrees to notify the Assignee in writing of any arbitration.

No amendment or modification of the Charter, and no consent, waiver or approval with respect thereto shall be valid unless joined in, in writing, by the Assignee.  No notice, request or demand under the Charter, shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF, the Assignor has caused this Assignment of Charters No.___ to be duly executed this ____ day of __________________.

            [SHIPOWNER],
            as Assignor

            By:  ___________________
            Name:
            Title:

EXHIBIT H-1

Annex I to
Exhibit B to
EARNINGS ASSIGNMENT

[Form of]

CHARTERER’S CONSENT AND AGREEMENT

No. __

[VESSEL NAME]

Official Number [OFFICIAL NUMBER]

The undersigned, charterer of the [Marshall Islands]/[Hong Kong] flag vessel [VESSEL NAME] pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Charter to NORDEA BANK FINLAND PLC, acting through its New York branch, as Collateral Agent (the “Assignee”), pursuant to a Assignment of Charters dated [DATE], 200_ and an Earnings Assignment dated [DATE], 200__ (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that, it will make payment of all moneys due and to become due under the Charter, direct to the account maintained with the Assignee located at 437 Madison Avenue, New York, New York 10022 (Account No. [       ]) or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter.

The undersigned agrees that it shall not seek from the Assignee the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made.  This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of this Assignment and of the rights and power herein granted.

The undersigned agrees that no amendment, modification or alteration of any material terms or provisions of the Charter shall be made unless the same shall be consented to in writing by the Assignee.

EXHIBIT H-1

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:  _______________

[CHARTERER],
as Charterer

By:  ___________________
Name:
Title:

EXHIBIT H-2

  [DATE]

ASSIGNMENT OF INSURANCES

[VESSEL NAME]
Official Number [OFFICIAL NUMBER]

[SHIPOWNER], a corporation organized and existing under the laws of the Republic of the Marshall Islands [with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960]/[and registered under Part XI of the Hong Kong Companies Ordinance having its principal place of business at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong] (the “Assignor”), in consideration of the Secured Creditors referred to below entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [Hong Kong]/[Marshall Islands] flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] (the “Vessel”), has sold, assigned, transferred and set over, and by this instrument as beneficial owner does sell, assign, transfer and set over, unto NORDEA BANK FINLAND PLC, acting through its New York branch, with offices at 437 Madison Avenue, New York, New York 10022, as collateral agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the Credit Agreement dated as of September 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) various Lenders referred to therein (including, but not limited to, Deutsche Schiffsbank Aktiengesellschaft) and (ii) the Assignee, as administrative agent (in such capacity, the “Administrative Agent”), mandated lead arranger, bookrunner and collateral agent, making available a senior secured credit facility to the Borrower in the principal amount of up to Three Hundred Twenty Million United States Dollars (U.S. $320,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

The Assignor is a wholly-owned subsidiary of the Borrower.  The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason,

EXHIBIT H-2

together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

The Assignor has entered into the Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (and/or the Commitments), and the Assignor has granted the Assignee a [first preferred Marshall Islands Mortgage (the “Mortgage”)]/[first priority Hong Kong Mortgage and a deed of covenants collateral thereto (together, the “Mortgage”)] on the Vessel to secure, among other things, its obligations under the Guaranty.

This Assignment is given as security for all amounts due and to become due to the Secured Creditors under the Guaranty.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of a Default, an Event of Default or an Event of Loss to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve.  In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices,

EXHIBIT H-2

 certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

Nordea Bank Finland Plc
437 Madison Avenue, 21st Floor
New York, NY 10022
Attention:  Colleen M. Durkin
Telephone: 212-318-9636
Facsimile:  212-421-4420

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF, the Assignor has caused this Insurance Assignment to be duly executed the day and year first above written.

            [SHIPOWNER],
            as Assignor

            By:  __________________
            Name: [                                      ]
            Title: [                           ]

EXHIBIT H-2

EXHIBIT A
to
Insurance Assignment

NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the Owner of the [Marshall Islands]/[Hong Kong] flag Vessel [VESSEL NAME], hereby gives you notice that by an Insurance Assignment dated [DATE], 200__ entered into by us with NORDEA BANK FINLAND PLC, acting through its New York branch, as Collateral Agent (hereinafter called the “Assignee”), there has been assigned by us to the Assignee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed.  This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:  [DATE], 200__

            [SHIPOWNER],
            as Owner

            By  ____________________
            Name:
            Title:

EXHIBIT H-2

ANNEX I
Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK FINLAND PLC, New York branch, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [SHIPOWNER], as owner (the “Owner”), as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursements therefore;  provided, however, that if such damage involves a loss in excess of U.S.$1,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK FINLAND PLC, acting through its New York branch, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [SHIPOWNER], Owner, as their respective interests may appear, or order, except that, unless and until the Underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided the Underwriters shall have first received evidence that the liability insured against has been discharged.

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 8.01(e) of the Credit Agreement, dated as of September 4, 2008 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among Genco Shipping & Trading Limited, a corporation organized under the laws of the Republic of Marshall Islands (the “Company”), the Lenders from time to time party thereto, Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent and Collateral Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.  I am the duly elected, qualified and acting Chief Financial Officer of the Company.

2.   I have reviewed and am familiar with the contents of this Certificate.  I am providing this Certificate solely in my capacity as an officer of the Company.  The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3.  I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4.  Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.  All such computations are true and correct.

5.  On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[6.  On the date hereof, no Default or Event of Default has occurred and is continuing.]1

---------------------------------------------

[1]	If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

EXHIBIT I

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this ____ day of [DATE], 200__.

            GENCO SHIPPING & TRADING LIMITED

            By______________________
                 Name:
                 Title:

ANNEX I to
Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to
Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein is as of __________ __, ____ (the “Computation Date”) and pertains to the period from __________ __, ____ to __________ __, ____ (the “Test Period”).

Part A.  Consolidated Interest Coverage Ratio

1. Consolidated Net Income for the Test Period.	$_______________

2. Provisions for taxes based on income for the Test Period.	$_______________

3. Consolidated interest expense for the Test Period.	$_______________

4. Amortization or write-off of deferred financing costs to the extent deducted in determining ConsolidatedNet Income for the Test Period.	$_______________

5. Depreciation expense of the Company and its Subsidiaries for the Test Period.	$_______________

6. Amortization expense of the Company and its Subsidiaries for the Test Period.	$_______________

7. Losses on sales of assets (excluding sales in theordinary course of business) and other extraordinary losses for the Test Period.	$_______________

8. Gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains for the Test Period.	$_______________

9. Consolidated EBITDA (sum of Items 1 through 7 minus Item 8).	$_______________

10. Consolidated Interest Expense for the four immediately preceding fiscal quarters.	$_______________

11. Consolidated Interest Coverage Ratio (Item 9:Item10).	__________:1.00

12. Minimum Consolidated Interest Coverage Ratio pursuant to Section 9.07 of the Credit Agreement on the Computation Date.	2.00:1.00

Annex 2

Part B.  Maximum Leverage Ratio

1. Average Consolidated Net Indebtedness on the Computation Date.	$_______________

2. Consolidated EBITDA on the ComputationDate.	$_______________

3. Leverage Ratio (Item 1:Item 2) on the ComputationDate.	__________:1.00

4. Maximum permitted Leverage Ratio pursuant to Section 9.08 of the Credit Agreement:	5.50:1.00

Part C.  Collateral Maintenance

1. Aggregate principal amount of outstanding Loans on the Computation Date.	$_______________

2. Aggregate Appraised Value on the Computation Date.	$_______________

3. Minimum permitted Aggregate Appraised Value pursuant to Section 9.09 of the Credit Agreement (Item 1 multiplied by 1.30).	$_______________

Part D.  Minimum Cash Balance

1. Consolidated cash and Cash Equivalents subject to a Lien of the Security Documents on the Computation Date.	$_______________

2. Aggregate amount of all undrawn credit facilities with maturities in excess of twelve months on the Computation Date.	$_______________

3. Item 1 plus Item 2 above is greater than $500,000 multiplied by the number of Mortgaged Vessels in existence on the Computation Date.

Annex 2

Part E.  Minimum Consolidated Net Worth

1.    Consolidated Net Worth on the Computation Date, which must be greater than
       [_______] (US$263,300,000 plus 80% of the Net Proceeds (as defined in the Credit
       Agreement)) as required pursuant to Section 9.11 of the Credit Agreement.
$________________

Part F.  Applicable Margin

1.    Applicable Margin on the Computation Date, which shall be 1.25% per annum;
       provided, however, that if at any time after December 31, 2009, the Borrower’s
       Leverage Ratio, as set forth in Item 3 of Part B hereof (currently, _.__:1:00), is 3.00:1.00 or less, then during such period the Applicable Margin for the immediately succeeding quarter shall be 1.20% per annum.
________________%

ANNEX 3 to
Compliance Certificate

1.           It is hereby certified that no changes are required to be made to any of Schedule VI of the Credit Agreement or Annexes A through F of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate, except as specially set forth below:

[All actions required to be taken by the Credit Agreement and the Security Documents as a result of the changes described above have been taken, and the Collateral Agent has, for the benefit of the Secured Creditors (as defined in the Pledge Agreement), a first priority  perfected security interest in all Collateral pursuant to the various Security Documents to the extent required by the terms thereof.]2

---------------------------------------------

[2]	The bracketed language must be inserted if there have been any changes to the information, as contemplated by Section 8.01(e)(i)(y) of the Credit Agreement.

EXHIBIT J

FORM OF SUBORDINATION PROVISIONS

Section 1.01.    Subordination of Liabilities.  [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex __ is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex __).  The provisions of this Annex __ shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.    Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.  (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex __) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(b)           The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement identified in Section 1.07 of this Annex __) or Event of Default (as defined in the Credit Agreement identified in Section 1.07 of this Annex __) under the Credit Agreement (as defined in Section 1.07 of this Annex __) has occurred and is continuing or would result therefrom.  Each holder of the Note hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note.  Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note.  Notwithstanding the foregoing, so long as a Default or Event of Default has not occurred, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and a holder of any Note will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.

(c)           In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor)

EXHIBIT J

shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 1.03.    Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor.  Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)           the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)           any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex __, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)           in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior

EXHIBIT J

Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 1.04.    Subrogation.  Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex __ which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex __ are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05.    Obligation of the Payor Unconditional.  Nothing contained in this Annex __ or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex __ and the rights, if any, under this Annex __ of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy.  Upon any distribution of assets of the Payor referred to in this Annex __, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex __.

Section 1.06.    Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to

EXHIBIT J

time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07.    Senior Indebtedness.  The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of September 4, 2008, by and among Genco Shipping & Trading Limited, the lenders from time to time party thereto, Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party, (ii) of the Payor under, or in respect of (including by reason of any Subsidiaries Guaranty (as defined in the Credit Agreement) to which the Payor is a party), any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement), and (iii) of the Payor under, or in respect of (including by reason of any guaranty of) the Notes (as defined in the Credit Agreement).  As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

EXHIBIT K

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE:  ________ __, ____

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”).  Unless defined in Annex I annexed hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined. _____________ (the “Assignor”) and ______________ (the “Assignee”) hereby agree as follows:

1.  The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to each of the Facilities listed in Item 4 of Annex I attached hereto, including, without limitation (i) in the case of any assignment of all or any portion of the Assignor’s outstanding Loans, all rights and obligations with respect to the Assigned Share of such outstanding Loans, and (ii) in the case of any assignment of all or any portion of the Commitment, all rights and obligations with respect to the Assigned Share of such Commitment.

2.  The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

3.  The Assignee (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Mandated Lead Arranger, the Bookrunner, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Mandated Lead Arranger, the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Mandated Lead Arranger, the Administrative Agent and the Collateral

EXHIBIT K

Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.  Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent.  The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent and the Borrower (in each case) to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I attached hereto (the “Settlement Date”).

5.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6.  It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (i) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I attached hereto and (ii) all Commitment Commission (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I attached hereto, which accrues on and after the Settlement Date, such interest and, if applicable, Commitment Commission, to be paid by the Administrative Agent directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

7.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT K

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I attached hereto.

            [NAME OF ASSIGNOR],
            as Assignor

            By____________________________
                Name:
                Title:

            [NAME OF ASSIGNEE],
            as Assignee

            By____________________________
                Name:
                Title:

Acknowledged and Agreed:

[NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Administrative Agent
By____________________________
Name:
Title:

By____________________________
Name:
Title:]2

----------------------------------------

[2]	Insert only if assignment is being made pursuant to Section 13.04(b) of the Credit Agreement.

EXHIBIT K

[GENCO SHIPPING & TRADING LIMITED]

By____________________________
Name:
Title:]3

----------------------------------------------

[3]	Insert only if assignment is being made pursuant to Section 13.04(b) of the Credit Agreement.

ANNEX I

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT
ANNEX I

 1.            The Borrower:  Genco Shipping & Trading Limited (the “Borrower”).

 2.            Name and Date of Credit Agreement:

Credit Agreement, dated as of [DATE], 2008, among the Borrower, the lenders from time to time party thereto, Nordea Bank Finland Plc, acting through its New York branch, as Administrative Agent and as Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

 3.            Date of Assignment Agreement:

 4.           Amounts (as of date of item #3 above):

	Outstanding Principal of Loans	Commitments

a. Aggregate Amount for all Lenders	$__________	$_________

b. Assigned Share	_________%	________%

c. Amount of Assigned Share	$_________	$________

5.           Settlement Date:

6.    Rate of Interest
       to the Assignee: As set forth in Section 1.07 of the Credit Agreement

7.	Commitment Commission:	As set forth in Section 2.01(a) of the Credit Agreement

8.    Notice:                                        ASSIGNEE:

____________________
____________________
____________________
____________________
Attention:
Reference:

ANNEX I

Payment Instructions:             ASSIGNEE:
                        ____________________
____________________
____________________
____________________
Attention:
Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                                                       [NAME OF ASSIGNOR]

By____________________                                              By_______________________
     Name:                                                                                       Name:
     Title:                                                                                         Title:

 Exhibit L-1

HONG KONG SHIP MORTGAGE

Entered into pursuant to section 44 of the Merchant Shipping (Registration) Ordinance

_______________________

BY THIS MORTGAGE the Mortgagor referred to in Part ONE Mortgages the Ship referred to in Part TWO to the Mortgagee referred to in Part THREE as security for the due and punctual performance of all the Mortgagor's obligations to the Mortgagee pursuant to the document referred to in Part FOUR as such document may from time to time hereafter be amended modified and supplemented.

By its execution of this mortgage the Mortgagor warrants to the Mortgagee that (a) it has power to enter into this mortgage (b) the said ship is free of incumbrances save for any shown in the Hong Kong Register of Ships at the time this mortgage is presented for recording and (c) this mortgage is binding on and enures for the benefit of the successors and assigns of the Mortgagor and Mortgagee.

P A R T O N E	M O R T G A G O R (Ship's owner)

[SHIPOWNER]
Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Incorporated in the Republic of Marshall islands
Registered in Hong Kong as an oversea company under Part XI of the Companies Ordinance (Cap.32 of the Laws of Hong Kong) having an address at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong

P A R T T W O	SHORT DESCRIPTION OF MORTGAGED SHIP

Offical Number (see note 2)	Ship's Name
HK-[ ]	[VESSEL]
and as more, particularly described in the registrar

P A R T T H R E E	M O R T G A G E E (see Note 3)

Name[s]	Address [and Place of incorporation] fax/telex
NORDEA BANK FINLAND PLC, acting through its New York branch	437 Madison Avenue, 21st Floor New York New York 10022 (incorporated under the laws of [])
	Telex:	212-[318 9634]	Fax:	212-[421 4420]

P A R T F O U R	Particulars of Document[s] or transaction[s], the obligations whereunder are secured by this mortgagee (see note 4)

Date and Nature of Transaction and Description of Document (if any)	Parties
1.           Credit Agreement dated September 4, 2008
2.           Deed of Covenants dated [                    ] 200__
3.           Guaranty dated [                     ] 2008
4.           The other Security Documents as defined and described in Appendix A of the above Credit Agreement to which the Mortgagor is a party

1. (a) Genco Shipping & Trading Limited as borrower (b) the banks and financial institutions named therein as lenders (including, but not limited to, Deutsche Schiffsbank Aktiengesellschaft) (c) the Mortgagee, as administrative agent, mandated lead arranger, bookrunner and collateral agent
2.  (a) the Mortgagor, as shipowner and (b) the Mortgagee, as security trustee
3.   (a) the Mortgagor and others, as guarantor and (b) the Mortgagee, as administrative agent

IN WITNESS whereof the Mortgagor has caused this mortgage to be executed on                  2007

SIGNED, SEALED and DELIVERED by ) [ ] ) for and on behalf of ) [SHIPOWNER] ) as its duly authorised attorney ) pursuant to a power of attorney ) dated 200__ ) in the presence of: )

N O T E S
1.    [  ] complete/delete as appropriate.
2.    If this mortgage is executed before the Ship is registered on the Hong Kong Register of Ships, the mortgage will not take effect as a statutory mortgage upon such registration.
3.    If more than one mortgagee, insert all names, in which case all those named will be treated in the Hong Kong Register of Ships as joint mortgages.
4.    "Transaction" contemplates transactions (e.g. overdraft facilities) not necessarily the subject of any specifically identifable document.
5.
Prompt registration at the Hong Kong Registry of Ships is essential to the security of a mortgagee, as a mortgage takes its priority from the date of production for registry, not from the date of the instrument.

6.    Registered owners or mortgagees are reminded of the importance of keeping the Registrar of Hong Kong Ships informed of any change of address on their part.
7.
Registered owners and mortgagees are also reminded that a mortgage on a ship belonging to a company incorporated in Hong Kong or a company registered under Part XI of the Companies Ordinance is void against the liquidator or any creditor of the company unless a notification of the mortgage is delivered to or received by the Registrar of Companies for registration within 5 weeks after the date of its creation.

EXHIBIT L-1

FORM OF
DEED OF COVENANTS
TO ACCOMPANY A FIRST PRIORITY STATUTORY MORTGAGE

ON HONG KONG FLAG VESSEL

[VESSEL NAME]
OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],
as Shipowner

in favor of

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Security Trustee and as Mortgagee

[CLOSING DATE]

TABLE OF CONTENTS

Page

ARTICLE I REPRESENTATIONS AND WARRANTIES OF THE SHIPOWNER	3

Section 1.	Existence; Authorization	3

Section 2.	Title to Vessel	3

Section 3.	ISM, ISPS and MARPOL Compliance	3

ARTICLE II COVENANTS OF THE SHIPOWNER	3

Section 1.	Payment of Indebtedness	3

Section 2.	Mortgage Recording	3

Section 3.	Lawful Operation	4

Section 4.	Payment of Taxes	4

Section 5.	Prohibition of Liens	4

Section 6.	Notice of Mortgage	4

Section 7.	Removal of Liens	4

Section 8.	Release from Arrest	4

Section 9.	Maintenance	5

Section 10.	Inspection; Reports	7

Section 11.	Flag; Home Port	8

Section 12.	No Sales. Transfers or Charters	8

Section 13.	Insurance	8

Section 14.	Reimbursement for Expenses	11

Section 15.	Performance of Charters	12

Section 16.	Change in Ownership	12

Section 17.	Prepayment if Event of Loss	12

EVENTS OF DEFAULT AND REMEDIES	12

Section 1.	Events of Default: Remedies	12

Section 2.	Power of Sale	14

Section 3.	Power of Attorney-Sale	14

Section 4.	Power of Attorney-Collection	14

Section 5.	Delivery of Vessel	15

Section 6.	Mortgagee to Discharge Liens	15

Section 7.	Payment of Expenses	15

Section 8.	Remedies Cumulative	15

Section 9.	Cure of Defaults	16

Section 10.	Discontinuance of Proceedings	16

Section 11.	Application of Proceeds	16

Section 12.	Possession Until Default	16

Section 13.	Severability of Provisions. etc	17

ARTICLE IV SUNDRY PROVISIONS	17

Section 1.	Successors and Assigns	17

Section 2.	Power of Substitution	17

Section 3.	Counterparts	18

Section 4.	Notices	18

Section 5.	Statutory Mortgage	18

Section 6.	Further Assurances	18

Section 7.	Governing Law	19

Section 8.	Additional Rights of the Mortgagee	19

EXHIBIT L-1

DEED OF COVENANTS

[VESSEL NAME]

This Deed of Covenants made [CLOSING DATE] (this “Deed”), between [SHIPOWNER], a corporation organized and existing pursuant to the laws of the Republic of the Marshall Islands and registered under Part XI of the Hong Kong Companies Ordinance having its principal place of business at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong (the “Shipowner”), and NORDEA BANK FINLAND PLC, acting through its New York branch, a bank incorporated under the laws of [the Kingdom of Norway], with offices at 437 Madison Avenue, New York, New York 10022 not in its individual capacity, but solely as security trustee (in such capacity, the “Security Trustee”, together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.    The Shipowner is the sole, absolute and unencumbered owner of the whole of the Hong Kong flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons, together with all interest therein and all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

B.    Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Borrower”), the Lenders party thereto from time to time, the Mortgagee, as administrative agent, mandated lead arranger, bookrunner, and collateral agent, have entered into a Credit Agreement dated as of September 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing a senior secured credit facility (the “Facility”) to the Borrower in the principal amount of up to Three Hundred Twenty Million United States Dollars (U.S.$320,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.    The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loan (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loan (and/or the Commitments) is [               ] United States Dollars (U.S.$[               ]).

D.    The Shipowner is a wholly owned subsidiary of the Borrower.

E.    The Shipowner entered into the Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the

EXHIBIT L-1

Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loan (and/or the Commitments).  The Lenders have advanced the Loan pursuant to the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Guaranty.

F.    Contemporaneously with the execution of this Deed there has been executed and registered by the Shipowner in favor of the Mortgagee a first priority statutory Hong Kong ship mortgage (the “Mortgage”) to secure its obligation under the Guaranty according to the terms thereof, and the payment of all other such sums due or which may become due to the Mortgagee pursuant to the Guaranty, constituting a First Priority Mortgage over the said Vessel and the Shipowner has agreed to execute this Deed collateral to the Mortgage and to the security thereby created.

G.    This Deed shall be read together with the Guaranty, but in the case of any inconsistency between this Deed and the Guaranty, the provisions of this Deed shall prevail, but only to the extent permitted by Hong Kong law.

H.    Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Security Trustee for the Secured Creditors.

NOW, THIS DEED WITNESSETH AS FOLLOWS:

1.    In consideration of the premises and other good and valuable consideration, the Shipowner hereby covenants with the Mortgagee to pay each and every sum of money that may be or become owing under the terms of the Guaranty and the Mortgage or either of them at the time and in the manner specified therein, (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”).

2.    By way of security for payment of the Indebtedness hereby secured, the Shipowner as beneficial owner hereby MORTGAGES AND CHARGES to and in favor of the Mortgagee all its interest, present and future, in the Vessel and proceeds thereof (which the Shipowner hereby warrants to be free at the date hereof from any other charges or encumbrances whatsoever).

3.    The Shipowner and the Mortgagee hereby covenant with each other that the security created by this Deed, the Guaranty and any of the other Credit Documents to which the Shipowner is a party shall be held by the Mortgagee as continuing security, and that the security so created shall not be satisfied by any intermediate payment of any part of the Indebtedness secured hereby.

4.    Upon the Mortgagee being satisfied that the Indebtedness secured hereby has been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Shipowner, the Mortgagee will, subject to being indemnified in scope and substance to its satisfaction for the costs and expenses incurred by it in connection therewith, release the security created by the Mortgage and this Deed.

5.    The Shipowner shall remain liable to fulfill all obligations assumed by it in relation to the Vessel and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Shipowner to perform its obligations in respect thereof.

It is hereby covenanted, declared and agreed that the property above described is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

2

EXHIBIT L-1

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.    Existence; Authorization.  The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands having its principal place of business in Hong Kong, and shall so remain during the life of this Deed.  The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of Hong Kong and all action necessary and required by law for the execution and delivery of this Deed and the Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and this Deed and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.    Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than the Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.    ISM, ISPS and MARPOL Compliance.  The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.    Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Guaranty, express or implied, on its part to be observed, performed or complied with.  The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.    Mortgage Recording.  The Shipowner will cause the Mortgage to be duly recorded or filed in the Shipping Registry of Hong Kong, in accordance with the applicable provisions of the laws of Hong Kong and will otherwise comply with and satisfy all of the provisions of applicable laws of Hong Kong in order to establish and maintain (a) the Mortgage as a first priority statutory mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same and (b) this Deed as a first priority assignment of, charge over, and security interest in the Vessel or other property assigned hereunder.

Section 3.    Lawful Operation.  The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel

3

EXHIBIT L-1

under the laws and regulations of Hong Kong and will at all times keep the Vessel duly documented thereunder.

Section 4.    Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.    Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than the Mortgage, this Deed, other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.    Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of the Mortgage and a true copy of this Deed on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PRIORITY STATUTORY MORTGAGE AND DEED OF COVENANTS COLLATERAL THERETO IN FAVOR OF NORDEA BANK FINLAND PLC, ACTING THROUGH ITS NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE.  UNDER THE TERMS OF SAID DEED, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.    Removal of Liens.  Except for the lien of this Deed and the Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.    Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Deed, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than the Mortgage and this Deed to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

4

EXHIBIT L-1

Section 9.    Maintenance.  (a)  The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule VIII to the Credit Agreement.  The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.    to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.    to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

3.    following receipt of a written request from the Mortgagee:

(a)    to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)    to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(c)    if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)    to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

(b)    The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

5

EXHIBIT L-1

(c)    The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, treaties and conventions to which Hong Kong is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(d)    The Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or dry docking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Deed, the Credit Agreement, the Guaranty or any other Credit Document.

(e)    The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Two Million Five Hundred Thousand Dollars (U.S. $2,500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(f)    The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(g)    The Shipowner will furnish to the Mortgagee on demand true and complete copies of the DOC (the SMC referred to in the definition of ISM Code Documentation below) and such other ISM Code documentation as the Mortgagee may reasonably request in writing.

(h)    The Shipowner will comply or procure compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)    any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)    any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code or Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

6

EXHIBIT L-1

(a)    ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)    all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)    the document of compliance (“DOC’) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)    the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)    all other documents and data which are relevant to the ISM SMS and its implementation and verification which the mortgage may require by request; and

(d)    any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may require by request.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) adopted on July 1, 2004.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) and includes any amendments or extensions of it and any regulation issued pursuant to it.

Section 10.    Inspection; Reports.  (a)  The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

7

EXHIBIT L-1

(b)    The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.    Flag; Home Port.  (a)  The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to any one change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)    Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary or desirable to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lenders such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.    No Sales. Transfers or Charters.  The Shipowner will not sell, mortgage, transfer, or change the management of, demise charter or otherwise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent (not to be unreasonably withheld) of the Mortgagee first had and obtained, and any such written consent to any one sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management.  Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Deed, the Mortgage and the lien thereof.

Section 13.    Insurance.  (a)  The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)    Marine and war risk, including London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance in an amount in U.S. dollars equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then full commercial value of the Vessel or (y) an amount which, when aggregated with such insured value of the other Vessels (if the other Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the then outstanding aggregate principal amount of the Loan.

(ii)    Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for passengers, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee;  provided, however that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)    the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations or alternatively such

8

EXHIBIT L-1

sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)    the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)    Mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) coverage satisfactory to the Mortgagee in an amount which, when aggregated with such insured value of the other Vessels (if the other Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 110% of the then outstanding aggregate principal amount of the Loan.  All such mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover.

(iv)    While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)    The marine and commercial war-risk insurance required by this Section 13 shall have deductibles and franchises not exceeding those that a reasonable prudent owner would agree for a vessel of the type, age and condition of the Vessel.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be named as Mortgagee, a named insured (without liability for insurance premiums) and a loss payee.  Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee.  The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(c)    The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Deed.  At the Shipowner’s expense the Shipowner will cause such insurance broker and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Deed as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report;  provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

9

EXHIBIT L-1

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)    they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel;  and

(ii)    they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel;  and

(iii)    they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Shipowner has assigned to the Mortgagee its rights under any policies of insurance in respect of the Vessel.  The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

(d)    Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear.  Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor;  provided, however, that if such amounts (including any franchise or deductible) are in excess of U.S. $1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee, which shall not be unreasonably withheld.

(e)    All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)    any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

10

EXHIBIT L-1

(ii)    all amounts paid to the Mortgagee in respect of an Event of Loss (as defined in the Credit Agreement) of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 3.03(b) of the Credit Agreement;

(iii)    all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Indebtedness hereby secured or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(f)    In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(g)    The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained under this Deed for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)    The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)    The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.    Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all reasonable expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Deed.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 1.07(b) of

11

EXHIBIT L-1

the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Deed and the Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.    Performance of Charters.  The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.    Change in Ownership.  The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee, which shall not be unreasonably withheld.

Section 17.    Prepayment if Event of Loss.  In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 3.03(b) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.    Events of Default: Remedies.  In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)    the Shipowner fails to pay within three (3) Business Days of the date due any payment in respect of the Indebtedness hereby secured as provided herein; or

(b)    the statements in Article I shall prove to have been untrue in a material way when made; or

(c)    a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (d), (h) and (j), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)    a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)    an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)    a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)    any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

12

EXHIBIT L-1

(h)    the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Deed and the Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)    Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(ii)    Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

(iii)    Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)    Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)    Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)    Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for

13

EXHIBIT L-1

ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii) Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee; and/or

(viii) Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.    Power of Sale.  Any sale of the Vessel made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.    Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.    Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time

14

EXHIBIT L-1

of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.    Delivery of Vessel.  Upon the security constituted by this Deed and the Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Deed and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Deed.

Section 6.    Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Deed and the Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.    Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured;  and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.    Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law (including but not excluding all powers conferred by the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong)), in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Deed and the Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence

15

EXHIBIT L-1

therein;  nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee;  any waiver by the Mortgagee of any of the terms of this Deed or any consent given under this Deed shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.    Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 1.07(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.    Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Deed and the Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Deed and the Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.    Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Deed or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:              To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred;  and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of the Mortgage; and

Second:          To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:              To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.    Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application or notice to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the

16

EXHIBIT L-1

same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Deed and the Mortgage.

Section 13.    Severability of Provisions. etc.  (a)  If any provision of this Deed should be deemed invalid or shall be deemed to affect adversely the preferred status of this Deed or the Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Deed without affecting the remaining provisions, which shall remain in full force and effect.

(b)    In the event that the Guaranty, this Deed, the Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Guaranty, this Deed, the Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Deed, the Mortgage, the Guaranty and the other Credit Documents.

(c)    In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Deed and the Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall pay it to the Mortgagee who shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)    Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Deed and the Mortgage, and if any provision of this Deed or portion thereof shall be construed to waive the priority status of this Deed or the Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.    Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Deed contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns.  In the event of any assignment or transfer of this Deed, the term “Mortgagee”, as used in this Deed, shall be deemed to mean any such assignee or transferee.

Section 2.    Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

17

EXHIBIT L-1

Section 3.    Counterparts.  This Deed may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.    Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

Genco Ship Management LLC
299 Park Avenue, 20th Floor
New York, NY 10171
USA
Telephone:     646-443-8525
Facsimile:        646-443-8551
Email:               finance@gencoshipping.com

If to the Mortgagee, addressed to it:

Nordea Bank Finland Plc, New York branch
437 Madison Avenue, 21st Floor
New York, NY 10022
Attention:    Colleen M. Durkin
Telephone:  212-318-9636
Facsimile:     212-421-4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.    Statutory Mortgage.  This Deed accompanies and is to be read with and forms part of the Mortgage dated the date hereof and shall be effective from the date hereof.

Section 6.    Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)    perfecting or protecting the security created (or intended to be created) by this Deed and the Mortgage; or

(b)    preserving or protecting any of the rights of the Mortgagee under this Deed and the Mortgage (or any of them); or

(c)    ensuring that the security constituted by this Deed and the Mortgage and the covenants and obligations of the Shipowner under this Deed shall endure to the benefit of assignees of the Mortgagee (or any of them); or

18

EXHIBIT L-1

(d)    facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Deed and the Mortgage on or at any time after the same shall have become enforceable; or

(e)    the exercise of any power, authority or discretion vested in the Mortgagee under this Deed and the Mortgage (or any of them),

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner.

Section 7.    Governing Law.  The provisions of this Deed shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of Hong Kong.

Section 8.    Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

19

EXHIBIT L-1

IN WITNESS WHEREOF, the Shipowner has caused this Deed of Covenants to be duly executed by its authorized representative the day and year first above written.

SIGNED, SEALED and DELIVERED by
[                                                ]
for and on behalf of
[NAME OF SHIPOWNER]

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Security Trustee,

By:  ____________________
Name:
Title:

20

EXHIBIT L-2

FORM OF
FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG VESSEL

[VESSEL NAME]
OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],
as Shipowner

in favor of

NORDEA BANK FINLAND PLC,
acting through its New York branch,
as Security Trustee and as Mortgagee

[DATE]

EXHIBIT L-2

TABLE OF CONTENTS

Page

ARTICLE I	Representations and Warranties of the Shipowner	4

Section 1.	Existence: Authorization	4
Section 2.	Title to Vessel	4
Section 3.	ISM, ISPS and MARPOL Compliance	4

ARTICLE II	Covenants of the Shipowner	4

Section 1.	Payment of Indebtedness	4
Section 2.	Mortgage Recording	5
Section 3.	Lawful Operation	5
Section 4.	Payment of Taxes	5
Section 5.	Prohibition of Liens	5
Section 6.	Notice of Mortgage	5
Section 7.	Removal of Liens	6
Section 8.	Release from Arrest	6

ARTICLE III Events of Default and Remedies	15

Section 1.	Events of Default; Remedies	15
Section 2.	Power of Sale	17
Section 3.	Power of Attorney-Sale	17
Section 4.	Power of Attorney-Collection	17
Section 5.	Delivery of Vessel	18
Section 6.	Mortgagee to Discharge Liens	18
Section 7.	Payment of Expenses	18
Section 8.	Remedies Cumulative	19
Section 9.	Cure of Defaults	19
Section 10.	Discontinuance of Proceedings	19
Section 11.	Application of Proceeds	19
Section 12.	Possession Until Default	20
Section 13.	Severability of Provisions, etc	20

ARTICLE IV Sundry Provisions	21

Section 1.	Successors and Assigns	21
Section 2.	Power of Substitution	21
Section 3.	Counterparts	21
Section 4.	Notices	21
Section 5.	Recording: Clause	22
Section 6.	Further Assurances	22
Section 7.	Governing Law	23
Section 8.	Additional Rights of the Mortgagee	23

EXHIBIT L-2

FIRST PREFERRED MORTGAGE

[VESSEL NAME]

This First Preferred Ship Mortgage made [DATE] (this “Mortgage”), by [SHIPOWNER], a corporation organized and existing pursuant to the law of the Republic of the Marshall Islands (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, acting through its New York branch, with offices at 437 Madison Avenue, New York, New York 10022 as security trustee (in such capacity, the “Security Trustee”, together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.    The Shipowner is the sole owner of the whole of the Marshall Islands flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at Majuro, Marshall Islands.

B.    Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Borrower”), the Lenders party thereto from time to time (including, but not limited to, Deutsche Schiffsbank Aktiengesellschaft), the Mortgagee, as mandated lead arranger, bookrunner, administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), have entered into a Credit Agreement dated as of September 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing a senior secured credit facility to the Borrower in the principal amount of up to Three Hundred Twenty Million United States Dollars (U.S.$320,000,000) (the “Facility”) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  A copy of the Note is attached hereto as Exhibit B and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.    The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Facility (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Facility (and/or the Commitments) is [         ] United States Dollars (U.S.$[       ]) (the “Hedging Liabilities”).

D.    The Shipowner is a wholly-owned subsidiary of the Borrower.

EXHIBIT L-2

E.    The Shipowner entered into the Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Facility (and/or the Commitments).  A copy of the form of the Guaranty is attached hereto as Exhibit C and made a part hereof.  The Lenders have made the Facility available to the Borrower pursuant to the Credit Agreement;  the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Guaranty.

F.    In order to secure its obligations under the Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Guaranty, the Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under Chapter 3 of the Marshall Islands Maritime Act 1990 as amended.

G.    Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Security Trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with

2

EXHIBIT L-2

or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Guaranty expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.    Existence: Authorization.  The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage.  The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and this Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.    Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.    ISM, ISPS and MARPOL Compliance.  The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.    Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “US$” when used herein shall mean such United States Dollars.  Notwithstanding

3

EXHIBIT L-2

fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.    Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.    Lawful Operation.  The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 4.    Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.    Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.    Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, ACTING THROUGH ITS NEW YORK BRANCH, AS SECURITY TRUSTEE/MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS

4

EXHIBIT L-2

AMENDED.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.    Removal of Liens.  Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.    Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.    Maintenance.  (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule VIII to the Credit Agreement.  The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.    to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.    to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

5

EXHIBIT L-2

3.    following receipt of a written request from the Mortgagee:

(a)    to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)    to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(c)    if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)    to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(a)    The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(b)    The Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Guaranty or any other Credit Document.

6

EXHIBIT L-2

(c)    The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Two Million Five Hundred Thousand Dollars (U.S. $2,500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(d)    The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(e)    The Shipowner will furnish to the Mortgagee on demand true and complete copies of the DOC (the SMC referred to in the definition of ISM Code Documentation below) and such other ISM Code documentation as the Mortgagee may reasonably request in writing.

(f)    The Shipowner will comply or procure compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)    any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)    any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code or Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(g)    ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(h)    all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for

7

EXHIBIT L-2

implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)    the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)    the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)    all other documents and data which are relevant to the ISM SMS and its implementation and verification which the mortgage may require by request; and

(d)    any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may require by request.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) adopted on July 1, 2004.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) and includes any amendments or extensions of it and any regulation issued pursuant to it.

Section 10.    Inspection; Reports.  (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)    The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory

8

EXHIBIT L-2

agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.    Flag; Home Port.  (a) The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)    Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary or desirable to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lenders such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.    No Sales, Transfers or Charters.  The Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee (not to be unreasonably withheld) first had and obtained, and any such written consent to any one sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management.  Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.    Insurance.  (a) The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)    Marine and war risk, including London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance in an amount in U.S. dollars equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then full commercial value of the Vessel or (y) an amount which, when aggregated with such insured value of the other Vessels (if the other Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the then outstanding aggregate principal amount of the Facility whether used or unused.

(ii)    Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for passengers, fines and penalties arising

9

EXHIBIT L-2

out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee;  provided, however that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)           the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)           the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii) Mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) coverage satisfactory to the Mortgagee in an amount which, when aggregated with such insured value of the other Vessels (if the other Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 110% of the then outstanding aggregate principal amount of the Loan.  All such mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover.

(iv)    While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)    The marine and commercial war-risk insurance required by this Section 13 shall have deductibles and franchises not exceeding those that a reasonable prudent owner would agree for a vessel of the type, age and condition of the Vessel.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be named as Mortgagee, a named insured (without liability for insurance premiums) and a loss payee.  Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee.  The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

10

EXHIBIT L-2

(c)    The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage.  At the Shipowner’s expense the Shipowner will cause such insurance broker and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report;  provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)    they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)    they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)    they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Shipowner has assigned to the Mortgagee its rights under any policies of insurance in respect of the Vessel.  The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also

11

EXHIBIT L-2

of demands from the Vessel’s P & I underwriters shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

(d)    Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear.  Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor;  provided, however, that if such amounts (including any franchise or deductible) are in excess of U.S. $1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee, which shall not be unreasonably withheld.

(e)    All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)    any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)    all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 3.03(b) of the Credit Agreement;

(iii)    all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Indebtedness hereby secured or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(f)    In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

12

EXHIBIT L-2

(g)    The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)    The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)    The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.    Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all reasonable expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 1.07 of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.    Performance of Charters.  The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

13

EXHIBIT L-2

Section 16.    Change in Ownership.  The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee, which shall not be unreasonably withheld.

Section 17.    Prepayment if Event of Loss.  In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 3.03(b) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.    Events of Default; Remedies.  In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)    the Shipowner fails to pay within three (3) Business Days of the date due any payment in respect of the Indebtedness hereby secured as provided herein; or

(b)    the statements in Article I shall prove to have been untrue in a material way when made; or

(c)    a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (d), (h) and (j), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)    a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)    an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)    a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)    any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

14

EXHIBIT L-2

(h)    the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)    Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(ii)    Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

(iii)    Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)    Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)    Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)    Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free

15

EXHIBIT L-2

from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)    Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee; and/or

(viii)    Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.    Power of Sale.  Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

16

EXHIBIT L-2

Section 3.    Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.    Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.    Delivery of Vessel.  Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.    Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

17

EXHIBIT L-2

Section 7.    Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.    Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee;  any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.    Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 1.07 of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.    Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the

18

EXHIBIT L-2

property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.    Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:                To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred; and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:              To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:                  To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.    Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application or notice to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.    Severability of Provisions, etc.  (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

19

EXHIBIT L-2

(b)    In the event that the Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Guaranty and the other Credit Documents.

(c)    In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)    Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.    Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.    Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.    Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

20

EXHIBIT L-2

Section 4.    Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

Genco Ship Management LLC
299 Park Avenue, 20th Floor
New York, NY 10171
USA
Telephone: 646-443-8525
Facsimile:  646-443-8551
Email: finance@gencoshipping.com

If to the Mortgagee, addressed to it:

Nordea Bank Finland Plc,
New York branch
437 Madison Avenue, 21st Floor
New York, NY 10022
Attention:  Colleen M. Durkin
Telephone:  212-318-9636
Facsimile: 212-421-4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.    Recording: Clause.  For purposes of recording this First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is [               ] United States Dollars (U.S. $[        ]), comprising of Three Hundred Twenty Million United States Dollars (U.S. $320,000,000) for the Facility and [            ] (U.S. $[         ]) for the Hedging Liabilities, and interest and performance of mortgage covenants.  The maturity date is on demand.  There is no separate discharge amount.

Section 6.    Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)    perfecting or protecting the security created (or intended to be created) by this Mortgage; or

21

EXHIBIT L-2

(b)    preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)    ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)    facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)    the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner.

Section 7.    Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 8.    Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

22

EXHIBIT L-2

IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:  ____________________
Name:
Title:

23

EXHIBIT L-2

ACKNOWLEDGMENT

STATE OF NEW YORK                                                      )
:  SS:
COUNTY OF NEW YORK                                                   )

On this [     ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at _______________________, New York, NY;  that he is [TITLE] of [SHIPOWNER], the Marshall Islands corporation described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

                                                        ______________________
                                                        Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

EXHIBIT M

ASSIGNMENT OF PURCHASE CONTRACT

[VESSEL NAME]

THIS ASSIGNMENT OF PURCHASE CONTRACT, dated [DATE], 2008, is given by [SHIPOWNER], a corporation organized and existing pursuant to the laws of the Republic of the Marshall Islands  (the “Assignor”), in favor of NORDEA BANK FINLAND PLC, acting through its New York branch, with offices at 437 Madison Avenue, New York, New York 10022, as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below (the “Assignee”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

RECITALS

A.           The Assignor has entered into that certain memorandum of agreement dated [DATE], 200__ (the “Purchase Contract”) attached hereto as Appendix A between the Assignor, as buyer, and [SELLER’S NAME], a company organized and existing under the laws of [_____], as seller, with respect to the purchase of [describe vessel and status] (the “Vessel”).

B.           Genco Shipping & Trading Limited, a corporation organized and existing pursuant to the laws of the Republic of the Marshall Islands (the “Borrower”) has entered into a Credit Agreement dated as of September 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) various Lenders referred to therein, (ii) the Assignee, as administrative agent (in such capacity, the “Administrative Agent”), mandated lead arranger, bookrunner and Collateral Agent, providing a senior secured credit facility (the “Facility”) to the Borrower in the principal amount of up to Three Hundred Twenty Million United States Dollars (U.S. $320,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

C.           The Assignor is a wholly-owned subsidiary of the Borrower.

D.           The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loan (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

E.           The Assignor has entered into the Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loan (and/or the Commitments), among other things, its obligations under the Guaranty.

EXHIBIT M

F.           It is a condition to the Lenders’ making the Facility available to the Borrower under the Credit Agreement that the Assignor enters into this Assignment as security for its obligations under the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.    As security for all amounts due and to become due to the Secured Creditors under the Guaranty, the Assignor as beneficial owner hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (i) the Purchase Contract, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of the Purchase Contract, including but not limited to the Assignor’s interest in the deposit being made in connection with the entry into the Purchase Contract and any escrow account in respect of such deposit, and (iii) any proceeds of any of the foregoing.  The Assignor hereby covenants and undertakes to give prompt notice of this Assignment to the seller of the Vessel in the form of Exhibit A hereto.

Section 2.    Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under the Purchase Contract arising out of this Assignment.

Section 3.    The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of a Default or an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.

Section 4.    The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 5.    The Assignor warrants and represents that it has not assigned or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee.  The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

EXHIBIT M

Section 6.    The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment.

Section 7.    THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

Section 8.    Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 13.03 of the Credit Agreement.

Section 9.    This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Assignor has duly executed this instrument on the day and year first above written.

            [SHIPOWNER],
            as Assignor

            By:  __________________
            Name: [                                      ]
            Title: [                           ]

EXHIBIT M

Exhibit A to
PURCHASE CONTRACT ASSIGNMENT

FORM OF NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the purchaser of the Vessel described in the assignment attached hereto, hereby gives you notice that by an Assignment of Purchase Contract dated [DATE], 200__, entered into by us with NORDEA BANK FINLAND PLC, acting through its New York branch in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee all of our right, title and interest in and to (i) the memorandum of agreement dated _______, 200_ (the “Purchase Contract”) between us and [Seller’s name], a company organized and existing under the laws of [_____], as seller, with respect to the acquisition of the Vessel named therein, (ii) all moneys and claims for moneys due and to become due to the undersigned, whether as indemnities, payments or otherwise, and all claims for damages arising out of any breach of such Purchase Contract, and (b) you are hereby irrevocably authorized and instructed to pay as from the date hereof all such aforesaid moneys to the Assignee (Account No. []) at 437 Madison Avenue, New York, New York 10022.

            [SHIPOWNER]
            as Owner,

            By:  __________________
            Name:
            Title:

            Dated:  _____________